Exhibit 10.1

EXECUTION VERSION

SECOND AMENDED AND RESTATED FINANCING AGREEMENT
Dated as of May 14, 2015
by and among
LION OIL COMPANY,
as the Borrower,
AND EACH SUBSIDIARY OF LION OIL COMPANY LISTED AS A GUARANTOR
ON THE SIGNATURE PAGES HERETO,
as Guarantors,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
as Lenders,
and
FIFTH THIRD BANK, an Ohio banking corporation,
as Administrative Agent
and
BANK HAPOALIM B.M. AND FIFTH THIRD BANK,
each as a Collateral Agent
$275,000,000
TERM LOAN CREDIT FACILITY

FIFTH THIRD BANK, BANK HAPOALIM B.M., AND ISRAEL DISCOUNT BANK OF NEW YORK,
as Joint Lead Arrangers
and
FIFTH THIRD BANK,
as Sole Book Runner

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SCHEDULES AND EXHIBITS

SCHEDULE 1.01(A) —	LENDERS AND LENDERS’ TERM LOAN COMMITMENT AND PORTION OF OUTSTANDING LOAN
SCHEDULE 1.01(B)    —    MLP EXISTING ROFO ASSETS AND MLP RELATED ASSETS
SCHEDULE 1.01(C)    —    MLP SUBJECT ASSETS
SCHEDULE 1.01(D)    —    MLP PERMITTED EASEMENTS
SCHEDULE 5.01(e)    —    CAPITALIZATION; SUBSIDIARIES
SCHEDULE 5.01(f)    —    LITIGATION; COMMERCIAL TORT CLAIMS
SCHEDULE 5.01(o)    —    REAL PROPERTY
SCHEDULE 5.01(q)    —    ENVIRONMENTAL MATTERS
SCHEDULE 6.02(a)    —    EXISTING LIENS
SCHEDULE 6.02(b)    —    EXISTING INDEBTEDNESS
SCHEDULE 6.02(e)    —    EXISTING INVESTMENTS
SCHEDULE 6.04    —    POST‑CLOSING MATTERS
EXHIBIT A    —    FORM OF NOTICE OF BORROWING
EXHIBIT B    —    FORM OF LIBOR NOTICE
EXHIBIT C    —    FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT D    —    FORM OF TERM NOTE
EXHIBIT E    —    FORM OF COMPLIANCE CERTIFICATE
EXHIBIT F    —    FORM OF JOINDER AGREEMENT

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SECOND AMENDED AND RESTATED FINANCING AGREEMENT
This Second Amended and Restated Financing Agreement, dated as of May 14, 2015, by and among LION OIL COMPANY, an Arkansas corporation (the “Borrower”), each subsidiary of the Borrower listed as a Guarantor on the signature pages hereto (each a “Guarantor” and collectively, the “Guarantors”), the various institutions from time to time party to this Agreement, as Lenders, FIFTH THIRD BANK, an Ohio banking corporation (“Fifth Third”) as Administrative Agent and Lead Collateral Agent and BANK HAPOALIM B.M. (“Hapoalim”), as Designated Account Collateral Agent (Fifth Third and Hapoalim are each individually a “Collateral Agent”).
RECITALS
Pursuant to the Financing Agreement, dated April 29, 2011 (the “Original Financing Agreement”), by and among the Borrower, the guarantors party thereto, the lenders party thereto, and Bank Leumi USA (“BLUSA”; together with the lenders party thereto, the “Original Lenders”), as collateral agent, the Original Lenders extended credit to the Borrower consisting of a term loan in the original aggregate principal amount of $100,000,000 (the “Original Loan”).
Pursuant to the Amended and Restated Financing Agreement, dated December 18, 2013 (the “Prior Financing Agreement”), by and among the Borrower, the guarantors party thereto, the lenders party thereto (the “Existing Lenders”) and Hapoalim, as collateral agent, the Existing Lenders amended and restated the Original Financing Agreement to extend additional credit to the Borrower resulting in a term loan in the original aggregate principal amount of $90,000,000, which term loan was increased by an additional amount advanced by Fifth Third on June 23, 2014, of which loans $99,000,000 is outstanding on the Restatement Effective Date.
The Borrower has requested that (i) the Lenders make additional loans in an aggregate principal amount of $176,000,000, which additional loans will result in the outstanding aggregate principal amount of all loans hereunder to be $275,000,000 on the date hereof, and (ii) the Lenders and the Agent Parties make certain additional modifications to the Prior Financing Agreement and certain other Loan Documents. Subject to the terms and conditions set forth herein and the understanding that the Outstanding Loan, as defined in this Agreement, is owing to the Lenders without set‑off, counterclaim, deduction, offset or defense, the Lenders have agreed to make such additional loans and such other changes.
In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree to amend and restate the Prior Financing Agreement as follows:

ARTICLE I

DEFINITIONS; CERTAIN TERMS
Section 1.01.    Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:
“2019 Turnaround” means the Turnaround with respect to the El Dorado refinery of the Loan Parties planned to occur during the calendar year commencing January 1, 2019 or such earlier date as the Borrower deems necessary or desirable.
“Account Pledge Agreement” means the Account Pledge Agreement re: Designated Accounts, dated as of the Restatement Effective Date, made by the Loan Parties in favor of the Designated Account Collateral Agent for the benefit of the Lenders, securing the Secured Obligations.
“Accounts Receivable” means any accounts arising from the sale of inventory in the ordinary course of business.
“Action” has the meaning specified therefor in Section 11.12.
“additional amount” has the meaning specified therefor in Section 2.07(a).
“Additional Term Loan” has the meaning specified therefor in Section 2.01.
“Adjusted Collateral Value” means, as of any date of determination thereof, an amount equal to the sum of:
(a)    80% of an amount equal to the Refinery Appraised Value; plus;
(b)    (i) 35% of the Average Market Value of one share of Alon Marketable Stock multiplied by the number of shares of Alon Stock constituting Alon Stock Collateral that is not Alon Marketable Stock; plus
(ii)    50% of the Average Market Value of one share of Alon Marketable Stock multiplied by the number of shares of Alon Stock constituting Alon Stock Collateral that is all or any portion of the Alon Marketable Stock;
provided that, in the event that no Alon Stock is Alon Marketable Stock, the amount under this clause (b) shall be equal to 35% of the Alon Stock Appraised Value; plus

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(c)    (i) 35% of the Average Market Value of one of the MLP Listed Units multiplied by the number of shares of MLP Subordinated Units that are included in MLP Equity Collateral; plus
(ii)    50% of the Average Market Value of one of the MLP Listed Units multiplied by the number of MLP Common Units that are included in MLP Equity Collateral.
“Administrative Agent” means Fifth Third Bank, an Ohio banking corporation, as contractual representative for itself and the other Lenders and any successor pursuant to Section 9.07.
“Administrative Questionnaire” means, with respect to each Lender, an Administrative Questionnaire in a form supplied by the Administrative Agent and duly completed by such Lender.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent Party or any Lender be considered an “Affiliate” of any Loan Party.
“After Acquired Property” has the meaning specified therefor in Section 6.01(l).
“Agent Parties” means the Administrative Agent, the Designated Account Collateral Agent and the Lead Collateral Agent.
“Agreement” means this Second Amended and Restated Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.
“Alon Marketable Stock” means, as of any date of determination, all of the Alon Stock that is publicly traded on the American Stock Exchange or the New York Stock Exchange or is authorized for quotation on the NASDAQ National Market.
“Alon Purchase” means the acquisition by the Parent from the Sellers of 33,691,292 shares of the Alon Stock all pursuant to, and as described in, the Purchase Agreement.
“Alon Stock” means all common stock issued by Alon USA.

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“Alon Stock Appraisal” means an appraisal of the Alon Stock Collateral performed by a qualified independent appraiser reasonably acceptable to the Administrative Agent and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, provided, however, that if such Persons do not agree upon an appraiser then either Person, by written notice to the other Person, may require the appraisal of the Alon Stock Collateral to be performed by Duff & Phelps (the “Appraiser”). If, within 10 days following receipt of the notice described in the immediately preceding sentence, the Appraiser cannot or is unwilling to act as the independent appraiser, and the Administrative Agent and the Borrower otherwise fail to agree on an independent appraiser, either Person may request the regional office of the CPR Institute covering Texas to designate an independent appraiser who shall be qualified by his or her education, training and experience in the refinery, crude oil transportation, storage, and the retail marketing industry, to determine the fair market value of the Alon Stock Collateral, and such determination of the independent appraiser shall be final and binding on the Agent Parties, the Lenders and the Credit Parties. If each regional office of the CPR Institute fails to designate an independent appraiser, either the Administrative Agent or the Borrower may in writing request the judge of the United States District Court for the Northern District of Texas most senior in term of service to appoint an independent appraiser qualified by his or her education, training and experience in the refinery, crude oil transportation, storage and the retail marketing industry to determine the Alon Stock Appraised Value, and such determination of the independent appraiser shall be final and binding on the Agent Parties, the Lenders and the Credit Parties.
“Alon Stock Appraised Value” means the fair market value of the Alon Stock Collateral, as such value is expressed in the most recent Alon Stock Appraisal received by the Administrative Agent.
“Alon Stock Collateral” means, as of any date of determination thereof, all Alon Stock in which the Lead Collateral Agent has a valid, perfected and enforceable first priority security interest, subject only to Permitted Covenant Liens.
“Alon USA” means Alon USA Energy, Inc.
“Applicable Margin” means, (a) with respect to Reference Rate Loans, 3.50%, and (b) with respect to LIBOR Rate Loans, 4.50%.
“Applicable Prepayment Premium” means, as of any date of determination, an amount equal to (a) during the period of time from and after the Restatement Effective Date up to and including the date that is the first anniversary of the Restatement Effective Date, an amount equal to 1% multiplied by the principal amount of any prepayment of the Term Loan on such date and (b) thereafter, zero.

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“AR Guaranty” means the Limited Recourse General Continuing Guaranty dated as of April 29, 2011, by the Borrower in favor of Wells Fargo Capital Finance, LLC, in respect of the obligations of Delek Refining, Ltd.
“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, in accordance with Section 11.07 hereof and substantially in the form of Exhibit C hereto or such other form acceptable to the Administrative Agent.
“Authorized Officer” means, with respect to any Person, the chief executive officer, chief financial officer, president, executive vice president, chief accounting officer, treasurer or vice president of finance of such Person.
“Average Market Value” means, as of any date of determination, the average closing price of any applicable Capital Stock on each day that the American Stock Exchange, the New York Stock Exchange or other applicable exchange or quotation service was open for trading within the immediately preceding thirty (30) day period.
“Bank Product Liability” of the Credit Parties means any and all of their obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.
“Bank Products” means each and any of the following bank products and services provided to any Credit Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including “commercial credit cards” and purchasing cards), (b) stored value cards, and (c) depository, cash management, and treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute.
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” means, (a) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member

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thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” has the meaning specified therefor in the preamble hereto.
“Business Day” means (i) any day other than a Saturday, Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required to close and, (ii) if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a LIBOR Rate Loan, any day on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England.
“Capital Expenditures” means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.
“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.
“Capitalized Lease” means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or (ii) a transaction of a type commonly known as a “synthetic lease” (i.e., a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).
“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Captive Insurance Subsidiary” means a Subsidiary of the Parent organized in a state of the United States and established for the sole purpose of insuring the businesses or properties owned by the Parent or any of its Subsidiaries and subject to regulation as an insurance company.

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“Cash and Cash Equivalents” means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.
“Cash Equity” means, in connection with any Borrower Equity Cure Right, all Cash and Cash Equivalents received by the Borrower as contribution of capital, except any Cash and Cash Equivalents received in connection with the issuance of a Permitted Borrower Cure Security.
“Casualty Event” means any event that gives rise to the receipt by any Loan Party of any insurance proceeds or condemnation awards in respect of any real property, fixed assets or equipment (including any improvements thereon) or other assets the restoration, repairing, replacement or rebuilding of which would constitute a Capital Expenditure to restore, repair, replace or rebuild such real property, fixed assets or equipment or other assets.
“Change in Law” means the occurrence, after the Original Effective Date, of any of the following: (a) the adoption or taking effect of any Requirement of Law, (b) any change in any Requirement of Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following events: (a) the Parent shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by a Loan Document) and (b) the Borrower shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of each of its Subsidiaries free and clear of all Liens (except Liens created by a Loan Document).
“Closing Date Financial Covenants” shall mean each of the following:
(a)    the pro forma ratio of (i) the outstanding principal amount of indebtedness for borrowed money (excluding any such indebtedness incurred pursuant to the J. Aron Supply and Offtake Agreement) of the Loan Parties on the Restatement Effective Date, after

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giving effect to the Transactions, less Cash and Cash Equivalents of the Loan Parties on the Restatement Effective Date, after giving effect to the Transactions, to (ii) Consolidated EBITDA of the Borrower for the four consecutive fiscal quarters ending on December 31, 2014 shall not be greater than 3.50 to 1.00; and
(b)    the pro forma outstanding amount of Net Senior Secured Debt, after giving effect to the Transactions on the Restatement Effective Date, shall not exceed the Adjusted Collateral Value; provided that, the Refinery Appraised Value included in such Adjusted Collateral Value shall be equal to the Refinery Appraised Value based on the Refinery Appraisal most recently delivered under the Original Financing Agreement.
“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Secured Obligations.
“Collateral Agent” has the meaning specified therefor in the preamble hereto.
“Collateral Assignment” means a Collateral Assignment of Rights under Stock Purchase Agreement and Related Documents, dated as of the Restatement Effective Date, made by the Parent in favor of the Lead Collateral Agent for the benefit of the Lenders, securing the Secured Obligations.
“Commitments” means, with respect to each Lender, such Lender’s Term Loan Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Consolidated EBITDA” means, with respect to any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period (other than (v) gains or losses from the sale, exchange, transfer or other Disposition of Property or assets not in the ordinary course of business of such Person and its Subsidiaries, and related tax effects in accordance with GAAP, (w) gains or losses from the sale, exchange, transfer or other Disposition of property included in Growth Capital Expenditure that is not necessary to the business of the Loan Parties, and related tax effects in accordance with GAAP, (x) any other extraordinary gains or losses of such Person or its Subsidiaries, and related tax effects, in each case, in accordance with GAAP, (y) unusual or non‑recurring gains or income (or losses or expenses), and related tax effects in accordance with GAAP, all of which shall be excluded, and (z) with respect to the Borrower, Consolidated Net Income from the MLP, to the extent the MLP has not made cash distributions of such Consolidated Net Income to the Borrower (for the avoidance of doubt, Consolidated EBITDA of the Borrower shall exclude any Consolidated Net Income of Borrower attributed to the MLP, as a Subsidiary of

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Borrower, but shall include cash distributions received by the Borrower with respect to the MLP Equity Interests owned by it)), plus, in each case, without duplication and to the extent deducted in the calculation of Consolidated Net Income for such period, all as determined on a consolidated basis, the sum of (a) income tax expense, (b) Interest Expense (less interest income), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, and (e) all non‑cash losses or expenses (or minus non‑cash income or gain) included or deducted in calculating Consolidated Net Income for such period, but excluding any non‑cash loss or expense (i) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (ii) relating to a write‑down, write‑off or reserve with respect to accounts and inventory.
“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co‑making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take‑or‑pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

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“Continuing Directors” means the directors of the Parent on the Restatement Effective Date and each other director of the Parent, if, in each case, such other director’s nomination for election to the Board of Directors of the Parent is recommended or approved by at least 60% of the then Continuing Directors.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Lead Collateral Agent or the Designated Account Collateral Agent, as appropriate, executed and delivered by the applicable Loan Party, the Lead Collateral Agent or the Designated Account Collateral Agent, as appropriate, and the securities intermediary with respect to a securities account or a bank with respect to a deposit account.
“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly is in control of, is controlled by, or is under common control with such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Coverage Trigger Event” means and includes the occurrence, on the last day of any Test Period, of the aggregate amount of Net Senior Secured Debt on such date being equal to or exceeding eighty percent of the Adjusted Collateral Value on such date.
“Credit Parties” means the Borrower, the Subsidiary Guarantors and the Parent.
“Current Value” has the meaning specified therefor in Section 6.01(l).
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.
“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Designated Account Collateral Agent” means Hapoalim, as contractual representative for the Agent Parties and the Lenders pursuant to Article IX.

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“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of inventory in the ordinary course of business on ordinary business terms and Accounts Receivable arising from such sales of inventory.
“Dividend Prepayment Amount” means, for a Dividend Prepayment Event, 100% of the aggregate amount of all such dividends and distributions that are received or issued to the Borrower (to the extent in excess of $25,000,000 in any Fiscal Year).
“Dividend Prepayment Event” means each of the following: the receipt by the Borrower of dividends or distributions from the MLP as a result of (i) any sale of the assets of the MLP or its subsidiaries or (ii) the issuance of additional units by the MLP (other than from the issuance of additional units to the Borrower).
“Dividend Prepayment Event Offer” has the meaning set forth in Section 2.05(c)(v).
“Dividend Prepayment Notice” has the meaning set forth in Section 2.05(c)(v).
“Dollar,” “Dollars” and the symbol “$” each mean lawful money of the United States of America.
“El Dorado Refinery” has the meaning set forth in Section 6.02(c)(ii).
“Employee Plan” means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.
“Environmental Actions” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other written communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any of their predecessors in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities that received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any of their predecessors in interest.

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“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future Federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other legally binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment, which are applicable to the relevant Loan Party.
“Environmental Liabilities and Costs” means all liabilities (including strict liabilities), monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts or consultants, and costs of investigation, feasibility studies and laboratory fees), fines, penalties, sanctions and interest incurred as a result of any Environmental Action, or any Remedial Action required to comply with Environmental Laws or required by any Governmental Authority or any third party.
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.
“Ergon Note” means the Promissory Note dated the Original Effective Date, made by the Borrower to the order of Ergon, Inc., a Mississippi corporation, and in the original principal amount of $50,000,000. As of the Restatement Effective Date, the outstanding principal amount of the Ergon Note is $20,000,000.00.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to Sections of ERISA shall be construed also to refer to any successor Sections.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and that would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

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“Event of Default” means any of the events set forth in Section 7.01.
“Excess Amount” has the meaning specified in Section 6.02(f) hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
"Excluded Property" means any Capital Stock of any Foreign Subsidiary which, if the Lead Collateral Agent were granted a security interest therein, would cause a material adverse effect on any Loan Party's federal income tax liability, unless requested by the Administrative Agent after the occurrence and during the continuation of an Event of Default; provided that, Excluded Property shall not include, and the Collateral shall include, (a) non‑voting equity interests of a first‑tier Foreign Subsidiary owned by any Loan Party and (b) voting equity interests of a first‑tier Foreign Subsidiary owned by any Loan Party representing not more than 66% of the total voting power of all outstanding voting equity interests of such Foreign Subsidiary, with equity interests of such Foreign Subsidiary constituting “stock entitled to vote” within the meaning of Treasury regulation section 1.956‑2(c)(2) being treated as voting equity interests of such Foreign Subsidiary for purposes of this definition.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Existing Effective Date” means December 18, 2013.
“Existing Lenders” has the meaning specified therefor in the recitals hereto.
“Fee Letter” has the meaning specified in Section 2.06 hereof.
“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on such day (or, if such day is not a Business Day, on the immediately preceding Business

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Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fifth Third” has the meaning specified therefor in the preamble hereto.
“Final Maturity Date” means May 14, 2020, or such earlier date on which any Loan shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.
“Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2014.
“Fiscal Year” means, as applicable, the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each year.
“Fixed Charge Coverage Ratio” means, at any time the same is to be determined, the ratio of (a) Consolidated EBITDA of the Borrower for the most recent twelve (12) consecutive fiscal months of the Borrower for which financial statements have been furnished to the Administrative Agent as required by Section 6.01(a)(i) and (ii) less the sum of (i) unfinanced Capital Expenditures of the Borrower and its Subsidiaries incurred during such period and (ii) income tax expenses attributable to income of the Borrower and its Subsidiaries paid in cash during such period, to (b) Fixed Charges for the same twelve (12) consecutive fiscal months.
“Fixed Charge Coverage Requirement” has the meaning specified therefor in Section 6.03(c).
“Fixed Charges” means, with reference to any period, the sum of (a) all scheduled payments of principal made or to be made during such period with respect to Indebtedness (“Principal Payments”) of the Borrower and its Subsidiaries, plus (b) the cash portion of any Interest Expense (less the cash portion of any interest income) for such period; provided that Principal Payments and Interest Expense described in clauses (a) and (b) of this definition will not include the following: payments (i) with respect to Indebtedness described in clause (l) of the definition of “Permitted Indebtedness” made on the Restatement Effective Date, (ii) made pursuant to the J. Aron Supply and Offtake Agreement, (iii) made pursuant to the Optional Advance Note and (iv) made pursuant to the Receivables Purchase Agreement.
“Foreign Subsidiary” means each Subsidiary that (a) is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia,

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(b) conducts substantially all of its business outside of the United States of America, and (c) has substantially all of its assets outside of the United States of America.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided that for the purpose of any financial covenant herein or in the Parent Guaranty and the definitions used therein, “GAAP” shall mean generally accepted accounting principles in effect on the Restatement Effective Date and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date hereof any change in GAAP that affects in any respect the calculation of any such financial covenant, the Administrative Agent and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the Original Effective Date and, until any such amendments have been agreed upon, such financial covenants shall be calculated as if no such change in GAAP has occurred. In addition and without limiting the foregoing, it is agreed and understood that if any change in GAAP shall result in the requirement that existing or future obligations under operating leases from time to time entered into by the Borrower or its Subsidiaries (as determined in accordance with GAAP as in effect on the Restatement Effective Date) be treated as Indebtedness or Capitalized Leases, such operating leases shall not be treated as Indebtedness or Capitalized Leases hereunder, including, without limitation, for purposes of calculating covenants hereunder and shall be treated as operating leases.
“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non‑U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture agreement, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.
“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department,

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commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Growth Capital Expenditures” means, with respect to any Person for any period, the aggregate of all Capital Expenditures by such Person and its Subsidiaries during such period that will increase the Nelson complexity rating of the assets of the Borrower or its Subsidiaries, and shall exclude in any event any maintenance and regulatory Capital Expenditures.
“Growth Capital Expenditure Limitation” has the meaning specified in Section 6.02(f) hereof.
“Guaranteed Obligations” has the meaning specified therefor in Section 10.01.
“Guaranties” means (a) each Subsidiary Guaranty, and (b) the Parent Guaranty.
“Guarantors” means the Subsidiary Guarantors, the Parent and all other Persons that guarantee, pursuant to Section 6.01(b) or otherwise, all or any part of the Secured Obligations.
“Hapoalim” has the meaning specified therefor in the preamble hereto.
“Hapoalim Assignment Agreement” means the Resignation and Appointment Agreement, dated as of the Restatement Effective Date, by and among Hapoalim, as prior Collateral Agent under, and as defined in, the Prior Financing Agreement, Fifth Third, as successor Collateral Agent under, and as defined in, the Prior Financing Agreement, the Existing Lenders and the Borrower.
“Hazardous Material” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws, which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos‑containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws. Hazardous Material does not include CO2 or other greenhouse gases unless regulations are promulgated and implemented by a Governmental Authority and there is no pending litigation or appeal that would affect the enforcement of CO2 or other greenhouse gases as Hazardous Materials.

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“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.
“Hedging Liability” means the liability (after taking into account the effect of any legally enforceable netting agreements related thereto and not including any Excluded Swap Obligations) of any Credit Party to any of the Lenders, or any Affiliates of such Lenders, in respect of any Hedging Agreement as such Credit Party, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates, equal to (a) for any such date on or after the date such Hedging Agreement has been closed out and termination value determined in accordance therewith, such termination value and (b) for any date before the date referenced in clause (a), the amount determined as the mark‑to‑market value for such Hedging Agreement; provided, however, that, with respect to any Guarantor, Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.
“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 120 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off‑balance sheet financing or similar financing; (ix) all Contingent Obligations; and (x) all obligations referred to in clauses (i) through (ix) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The

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Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.
“Indemnified Matters” has the meaning specified therefor in Section 11.15.
“Indemnitees” has the meaning specified therefor in Section 11.15.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Debtor Relief Laws.
“Interest Expense” means, with reference to any Person for any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense, and other banking fees, discounts, charges and commissions) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Interest Payment Date” means (a) as to any Reference Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any LIBOR Rate Loan, the last day of such Interest Period and, if the applicable Interest Period is longer than three (3) months, on each day occurring every three (3) months after the commencement of such Interest Period, and (c) as to any Loan, the date of any repayment or prepayment made in respect thereof.
“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Reference Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3, 6 or 12 months thereafter; provided, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)‑(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, 6 or 12 months after the date on which the Interest Period began, as applicable, and (e) the Borrower may not elect an Interest Period that will end after the Final Maturity Date; provided, however that, with

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respect to any LIBOR Rate Loan made on the Restatement Effective Date, the Interest Period commencing on such date shall continue to, but exclude, June 30, 2015.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.
“J. Aron Supply and Offtake Agreement” means the Amended and Restated Master Supply and Offtake Agreement, dated as of December 23, 2013, among J. Aron & Company, a general partnership organized under the laws of New York, the Borrower and Lion Oil Trading & Transportation, Inc., a Guarantor hereunder, as amended or renewed on market terms from time to time.
“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit F, duly executed by any Subsidiary of any Loan Party pursuant to which such Subsidiary shall be made a party to this Agreement as a Subsidiary Guarantor in accordance with the provisions of Section 6.01(b) .
“Lease” means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.
“Lenders” means and includes the banks, financial institutions and other lenders from time to time party to this Agreement, as a “Lender” hereunder, including each assignee Lender pursuant to Section 11.07.
“LIBOR” means, with respect to each day during each Interest Period pertaining to a LIBOR Rate Loan, the greater of (i) one percent (1%) and (ii) the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London, England time), two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Reuters Screen LIBOR01 Page (or otherwise on such screen), “LIBOR” for purposes of this definition shall be the rate of interest determined by the Administrative Agent to be the rate at which deposits in Dollars are offered to major banks in the London interbank market, two Business Days prior to the beginning of such Interest Period, in an amount approximately equal to the principal amount of the LIBOR Rate Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period, which determination shall be conclusive absent manifest error; provided that, with respect to any LIBOR Rate Loan made on the Restatement Effective Date, the rate per annum set forth in clause (ii) of this definition of LIBOR shall be determined on the basis of the rate for deposits in Dollars for a period commencing on the Restatement Effective Date and ending 1 month thereafter appearing on Reuters Screen LIBOR01

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Page as of 11:00 a.m. (London, England time), two Business Days prior to the Restatement Effective Date.
“LIBOR Notice” means a written notice.
“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by the Administrative Agent (rounded upwards if necessary, to the next 1/100%) by dividing (a) LIBOR for such Interest Period by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.
“LIBOR Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the LIBOR Rate.
“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.
“Loan” means the portion of the Term Loan made by a Lender to the Borrower pursuant to Article II hereof and each Lender’s portion of the Outstanding Loan.
“Loan Document” means this Agreement, any Guaranty, the Account Pledge Agreement, the Collateral Assignment, the Loan Party Security Agreement, the Parent Pledge Agreement, any Mortgage, the Perfection Certificate, the Subordination Agreement and any other agreement, instrument and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Secured Obligation.
“Loan Party” means the Borrower and any Subsidiary Guarantor.
“Loan Party Security Agreement” means the Amended and Restated Pledge and Security Agreement, dated as of the Restatement Effective Date, made by the Loan Parties in favor of the Lead Collateral Agent for the benefit of the Lenders and the other holders of Secured Obligations, securing the Secured Obligations.
“Loan to Value Requirement” has the meaning specified therefor in Section 6.03(a).
“Margin Stock” shall have the meaning given to such term in Regulation U of the Board.

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“Material Adverse Effect” means a material adverse effect on any of (i) the operations, business, assets, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or of the Parent, (ii) the ability of any Credit Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of any Agent Party or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of a Collateral Agent securing the Secured Obligations on any of the Collateral.
“MLP” means Delek Logistics Partners, LP, a Delaware limited partnership.
“MLP Common Units” means, as of any date of determination, all of the Common Units (as defined in the MLP Partnership Agreement) of the MLP.
“MLP Documents” means the MLP Primary Commercial Agreements and any other agreements, instruments and other documents delivered or entered into in connection therewith, as the same may be amended in accordance with Section 6.02(l)(vii).
“MLP Equity Collateral” means, as of any date of determination thereof, all Units (as defined in the MLP Partnership Agreement) in which the Lead Collateral Agent has a valid, perfected and enforceable first priority security interest, subject only to Permitted Covenant Liens.
“MLP Equity Interests” means the Capital Stock of the MLP from time to time owned by the Borrower or any of its Subsidiaries.
“MLP Existing ROFO Assets” means ROFO Assets (as defined in the MLP Omnibus Agreement as in effect on the Restatement Effective Date) of the Borrower and its Subsidiaries as of the Restatement Effective Date, which are described on Schedule 1.01(B) hereto.
“MLP Listed Units” means, as of any date of determination thereof, all of the MLP Common Units that are publicly traded on the American Stock Exchange or the New York Stock Exchange or are authorized for quotation on the NASDAQ National Market.
“MLP New ROFO Assets” means “ROFO Assets” as set forth in Schedule V of the MLP Omnibus Agreement as such Schedule V shall automatically be amended from time to time to include MLP Subject Assets pursuant to and in accordance with the provisions of Section 2.3(a) of the MLP Omnibus Agreement as in effect on the Restatement Effective Date. In no event shall the MLP Existing ROFO Assets constitute MLP New ROFO Assets.
“MLP Omnibus Agreement” means the Third Amended and Restated Omnibus Agreement dated as of March 31, 2015, by and among the Parent, certain Subsidiaries of the Parent (including

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the Loan Parties) and the MLP, as the same may be amended in accordance with Section 6.02(l)(vii).
“MLP Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Delek Logistics Partners, LP, dated as of November 7, 2012, by and between Delek Logistics GP, LLC, a Delaware limited liability company, as the general partner, and the Guarantor, together with any other Persons who become partners or parties thereto, as the same may be amended in accordance with Section 6.02(l)(vii).
“MLP Primary Commercial Agreements” means (a) the MLP Omnibus Agreement, (b) the Pipelines and Storage Facilities Agreement dated as of November 7, 2012, by and among the Borrower, Delek Logistics Partners, LP, LOTT Gathering Systems LLC, El Dorado Pipeline Company, LLC, Magnolia Pipeline Company LLC and J. Aron & Company, (c) the Terminalling Services Agreement (Memphis Terminal), dated as of November 7, 2012, by and between the Borrower and Delek Logistics Operating, LLC, and (d) pursuant to the terms of such MLP Primary Commercial Agreements, any other agreements, instruments and documents delivered or entered into in connection with the MLP New ROFO Assets and MLP Subject Assets, as the same may be amended in accordance with Section 6.02(l)(vii).
“MLP Released Assets” means the local gathering system, pipelines, terminals and other related assets and equity interests owned by the Borrower and its Subsidiaries that, in each case, are described in Schedule 1.01(B) hereto, which the Borrower and its Subsidiaries transferred to the MLP on November 7, 2012. Any references to “MLP Released Assets” in this Agreement shall not include any assets (including, without limitation, MLP Subject Assets, MLP New ROFO Assets or other ROFO Assets referred to in the MLP Omnibus Agreement) sold or transferred by the Borrower or any of its Subsidiaries to the MLP and its subsidiaries after November 7, 2012.
“MLP Specified Sale Equity Interests” means 612,207 Common Units held by the Borrower on the Restatement Effective Date.
“MLP Subject Assets” means “Subject Assets,” as such term is defined in the MLP Omnibus Agreement as in effect on November 7, 2012, including, without limitation, the assets described on Schedule 1.01(C) hereto.
“MLP Subordinated Units” means, as of any date of determination, all of the Subordinated Units (as defined in the MLP Partnership Agreement) of the MLP.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

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“Mortgage” means a mortgage (including, without limitation, a leasehold mortgage), deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Administrative Agent, made by a Loan Party in favor of the Lead Collateral Agent, securing the Secured Obligations and delivered to the Lead Collateral Agent pursuant to Section 4.01(c), Section 6.01(b), Section 6.01(l) or otherwise.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, at any time during the preceding six (6) years.
“Net Cash Proceeds” means, (i) with respect to any Disposition by any Person or any of its Subsidiaries or any Casualty Event with respect to any property of any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 6.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition or Casualty Event (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements), and (E) the deduction of reasonable and appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property disposed in the Disposition and retained by the Borrower or any Subsidiary after the Disposition, until any such reserves are released (and upon such release such proceeds shall be considered Net Cash Proceeds and shall be applied in accordance with Section 2.05(c)), and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (B) transfer taxes paid by such Person or such Subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (i) and (ii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out‑of‑pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

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“Net Senior Secured Debt” means, as of any date of determination, (a) (i) the aggregate outstanding principal amount of the Term Loan, plus (ii) to the extent the proceeds of which financed Specified Fixed Asset Collateral, the outstanding principal amount of Capitalized Lease Obligations and purchase money indebtedness of the Loan Parties, and the aggregate outstanding principal amount of indebtedness incurred pursuant to the Platinum Consignment Agreement, in each case to the extent of the value of such Specified Fixed Asset Collateral securing such indebtedness have contributed to the most recent Refinery Appraised Value; less (b) the aggregate amount of Pledged Cash of the Borrower and its Subsidiaries.
“New Lending Office” has the meaning specified therefor in Section 2.07(d).
“Non‑U.S. Lender” has the meaning specified therefor in Section 2.07(d).
“Notice of Borrowing” has the meaning specified therefor in Section 2.02(a).
“Obligations” means all present and future indebtedness, obligations and liabilities of each Credit Party to the Agent Parties and the Lenders, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01. Without limiting the generality of the foregoing, the Obligations of each Credit Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent Party (in its sole discretion) may elect to pay or advance on behalf of such Person; provided that Excluded Swap Obligations shall not be “Obligations” of any Guarantor that is not a Qualified ECP Guarantor.
“Operating Lease Obligations” means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.
“Optional Advance Note” has the meaning set forth in the Receivables Purchase Agreement.
“Original Effective Date” means April 29, 2011.
“Original Financing Agreement” has the meaning specified therefor in the recitals hereto.
“Original Lenders” has the meaning specified therefor in the recitals hereto.
“Other Taxes” has the meaning specified therefor in Section 2.07(b).

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“Outstanding Loan” has the meaning specified therefor in Section 2.01.
“Parent” means Delek US Holdings, Inc., a Delaware corporation.
“Parent Acquisition Note” means the promissory note dated as of the Restatement Effective Date, made by the Parent in favor of the Borrower and in the original principal amount of $155,000,000, which is the outstanding principal amount of the Parent Acquisition Note on the Restatement Effective Date.
“Parent Consolidated Tax Return” means any income or franchise tax return that includes the Parent and its Subsidiaries which is filed on a consolidated, combined or unified basis.
“Parent Guaranty” means the Second Amended and Restated Guaranty dated as of the Restatement Effective Date, made by the Parent in favor of the Administrative Agent, for the benefit of the other holders of Secured Obligations.
“Parent Pledge Agreement” means an Amended and Restated Pledge and Security Agreement dated as of the Restatement Effective Date, made by the Parent in favor of the Lead Collateral Agent for the benefit of the Lenders and the other holders of Secured Obligations, securing the Secured Obligations.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Perfection Certificate” means that certain Perfection Certificate dated as of the Restatement Effective Date from the Credit Parties to the Administrative Agent, Collateral Agents and Lenders.
“Permitted Borrower Cure Security” means (i) common equity securities of the Borrower, to the extent pledged to the Collateral Agent pursuant to the Parent Pledge Agreement, and (ii) Subordinated Indebtedness of the Borrower.

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“Permitted Covenant Liens” means (i) with respect to Alon Stock Collateral and MLP Equity Collateral, inchoate Liens that qualify as Permitted Liens under clause (b) of that definition and Permitted Liens described in clause (a) of that definition, and (ii) with respect to Specified Fixed Asset Collateral, (a) Permitted Liens that do not secure Indebtedness and (b) Permitted Liens incurred pursuant to clauses (a) or (m) of the definition of “Permitted Liens”.
“Permitted Indebtedness” means:
(a)    any Indebtedness owing to any Agent Party or any Lender under this Agreement and the other Loan Documents;
(b)    any other Indebtedness listed on Schedule 6.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification, plus an amount necessary to pay fees and expenses, including premiums and defeasance costs related to the extension, refinancing or modification;
(c)    Indebtedness in respect of reimbursement obligations in connection with bonds or other obligations permitted under clause (i) of the definition of “Permitted Liens”;
(d)    Indebtedness permitted under clauses (e) and (m) of the definition of “Permitted Lien”;
(e)    Indebtedness permitted under Section 6.02(e);
(f)    the Subordinated Borrower Indebtedness;
(g)    Reserved;
(h)    Indebtedness evidenced by the Ergon Note;
(i)    Indebtedness evidenced by the J. Aron Supply and Offtake Agreement;
(j)    Indebtedness under agreements related to Bank Products entered into by the Loan Parties in the ordinary course of business;

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(k)    Indebtedness secured by the inventory, Accounts Receivable and the proceeds thereof of the Borrower and its Subsidiaries (including, without limitation, the AR Guaranty and letters of credit issued for the account of a Loan Party in the ordinary course of business);
(l)    Indebtedness of the Borrower to Parent;
(m)    Indebtedness under Hedging Agreements entered into by the Loan Parties for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Loan Parties and not for speculative purposes, provided that the obligations under such Hedging Agreements are related to payment obligations on Indebtedness otherwise permitted hereunder;
(n)    Indebtedness under Hedging Agreements entered into by the Loan Parties for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Loan Parties in the ordinary course of business and not for speculative purposes;
(o)    Indebtedness under Hedging Agreements entered into by the Loan Parties for the purpose of limiting commodity price risk in the ordinary course of the financial management of the Loan Parties and not for speculative purposes;
(p)    Indebtedness of the Borrower owing to and held by any Subsidiary Guarantor and Indebtedness of a Subsidiary Guarantor owing to and held by the Borrower or any Subsidiary Guarantor;
(q)    Indebtedness arising from agreements of the Loan Parties providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary Guarantor; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Loan Parties in connection with such disposition;
(r)    Indebtedness of the Borrower under the Optional Advance Note;
(s)    Indebtedness arising under the Platinum Consignment Agreement in an amount not exceeding $17,500,000 at any time outstanding;
(t)    Indebtedness owed to insurance companies (or, for the period from the Restatement Effective Date through the first renewal of the Loan Parties’ insurance after

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the Restatement Effective Date, to a third party) in the ordinary course of business and under customary terms in connection with the financing of insurance premiums payable on insurance policies maintained by the Borrower and its Subsidiaries; provided that the total aggregate amount of such Indebtedness shall not exceed the aggregate amount of insurance premiums so financed; and
(u)    other unsecured Indebtedness of the Borrower or any of its Subsidiaries, provided, that the aggregate principal amount of all such Indebtedness shall not exceed $5,000,000 at any time outstanding.
“Permitted Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P‑1 by Moody’s or A‑1 by Standard & Poor’s; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax‑exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s.
“Permitted Liens” means:
(a)    Liens securing the Secured Obligations;
(b)    Liens for taxes, assessments and governmental charges the payment of which is not required under Section 6.01(c);
(c)    Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, suppliers’ and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 45 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, provided that (i) in each case, no foreclosure, sale or similar proceeding shall have been commenced with respect to

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any portion of the Collateral on account thereof and (ii) the aggregate amount of obligations or other liabilities secured by a Lien on assets constituting Collateral that is not subordinate to a Collateral Agent’s Lien on such Collateral does not exceed $15,000,000 at any time; provided that any such Liens incurred solely in connection with the 2019 Turnaround shall not count toward the foregoing $15,000,000 limitation at any time prior to December 31, 2019 and to the extent such Liens terminate by such date;
(d)    Liens described on Schedule 6.02(a), but not the extension of coverage thereof to other property or the increase of the Indebtedness secured thereby;
(e)    (i) Liens on fixed assets in respect of Capitalized Lease Obligations entered into to finance Capital Expenditures in accordance with Section 6.02(f), (ii) purchase money Liens on fixed assets acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such fixed assets or Indebtedness incurred solely for the purpose of financing the acquisition of such fixed assets or (iii) Liens existing on such fixed assets at the time of their acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 80% (or, in the case of railcar purchases, 100%) of the fair market value or the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $35,000,000;
(f)    deposits and pledges of cash securing obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;
(g)    (i) easements, rights‑of‑way, utility easements, building restrictions, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (x) secure obligations for the payment of money or (y) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business, and (ii) easements and rights‑of‑way described on Schedule 1.01(D);
(h)    Liens securing Indebtedness permitted by subsection (c) and (to the extent limited to Accounts Receivable, inventory and proceeds thereof) subsection (k) of the definition of “Permitted Indebtedness,” including Liens on inventory and the proceeds thereof securing obligations arising under the J. Aron Supply and Offtake Agreement;

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(i)    Liens on the property of the Borrower or any Subsidiary incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return‑of‑money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, including banker’s liens and rights of set‑off, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit, the payment of the deferred purchase price of property or incurrence of other Indebtedness and which do not in the aggregate impair in any respect the use of property in the operation of the business of the Borrower and its Subsidiaries taken as a whole, provided that the aggregate amount of performance or return‑of‑money bonds, surety bonds or other obligations of a like nature shall not exceed $20,000,000 at any time outstanding and such bonds or other obligations shall (if required) be secured by cash or cash equivalents;
(j)    Liens arising out of judgments or awards against the Borrower or its Subsidiaries that do not constitute an Event of Default under Section 7.01(k) of this Agreement;
(k)    leases or subleases of real property granted by the Borrower or its Subsidiaries to any other Person in the ordinary course of business, to the extent not otherwise expressly prohibited by this Agreement or the other Loan Documents and not materially interfering with or impairing the use of the real property in the operation of the business of the Borrower or its Subsidiaries;
(l)    Liens securing Indebtedness with respect to the Platinum Consignment Agreement, to the extent such Indebtedness is permitted under clause (q) of the definition of “Permitted Indebtedness”;
(m)    Environmental Liens that do not (i) have a Material Adverse Effect or (ii) otherwise materially impair the operation of the business for which the Borrower has posted or caused to be posted bonds or other financial assurances that the Administrative Agent within its sole discretion determine to be sufficient to satisfy the obligations or liability evidenced by such Environmental Liens; and
(n)    cash or Cash Equivalents maintained in hedge margin accounts in an aggregate amount not to exceed $15,000,000 at any one time outstanding securing Indebtedness permitted by subsections (m), (n) and (o) of the definition of “Permitted Indebtedness.”

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“Permitted Securitization Transaction” means any transaction or series of transactions otherwise permitted pursuant to Section 6.02(c) and designated in writing by the Borrower to the Lenders to be a “Permitted Securitization Transaction” that is entered into by the Borrower or any Subsidiary pursuant to which the Borrower or any Subsidiary, as applicable, may sell, convey or otherwise transfer to a Special Purpose Subsidiary any inventory or Accounts Receivable (whether now existing or arising in the future) of the Borrower or such Subsidiary and any proceeds thereof, including all collateral securing such Accounts Receivable, all contracts and all guarantees or other obligations in respect of such Accounts Receivable, and proceeds of such Accounts Receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving Accounts Receivable.
“Person” means an individual, corporation, limited liability company, partnership, association, joint‑stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.
“Plan” means any Employee Plan or Multiemployer Plan.
“Platinum Consignment Agreement” means an agreement pursuant to which a bank or other financial institution shall consign platinum to the Borrower, together with any related agreements (including, without limitation, any intercreditor agreements), in each case in form and substance satisfactory to the Administrative Agent.
“Pledged Cash” means Cash and Cash Equivalents that are subject to a valid, perfected and enforceable first priority security interest in favor of a Collateral Agent as security for the Secured Obligations; provided that, during the Post-Closing Period, any Cash and Cash Equivalents that do not qualify as Pledged Cash but that the Borrower reasonably expects to become Pledged Cash within such Post-Closing Period, which expectation is subject to the reasonable consent of the Administrative Agent will be deemed Pledged Cash during such Post-Closing Period; provided that, any Cash and Cash Equivalents held in an account maintained with a Lender will be deemed Pledged Cash during such Post-Closing Period without any Administrative Agent consent.
“Post-Closing Period” means that period beginning on the Restatement Effective Date and ending on that date that is thirty (30) days after the Restatement Effective Date (such date, the “End Date”); provided that, the Administrative Agent in its sole discretion may extend the End Date to a later date.
“Post‑Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.00%, or, if a rate of interest

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is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.00%.
“Prior Financing Agreement” has the meaning specified therefor in the recitals hereto.
“Pro Rata Share” means, as of any date of determination, with respect to a Lender’s right to receive payments of interest, fees and principal with respect to the Term Loan, the percentage obtained by dividing (i) such Lender’s portion of the Term Loan on such date after giving effect to the Transactions and, after the Restatement Effective Date, also giving effect to any repayments and prepayment of the Term Loan made pursuant to this Agreement by (ii) the aggregate unpaid principal amount of the Term Loan on such date.
“Purchase Agreement” means the Stock Purchase Agreement dated as of April 14, 2015, by and between Seller and Parent pertaining to the Alon Purchase.
“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Real Property” means any estates or interests in real property now owned or hereafter acquired by the Borrower or its Subsidiaries and the improvements thereto.
“Real Property Collateral” means any Real Property owned by the Borrower or its Subsidiaries and in which the Lead Collateral Agent has a perfected, first priority mortgage lien (subject to Permitted Liens having priority as a matter of applicable law).
“Receivables Purchase Agreement” means that certain Receivables Purchase Agreement, dated as of April 29, 2011, by and between Delek Refining, Ltd. and the Borrower.
“Reference Rate” means for any day, the rate per annum equal to the greatest of: (a) the rate of interest published from time to time in the “Money Rates” section of The Wall Street Journal as the U.S. Prime Rate for such day (or, if such source is not available, such alternate source as determined by the Administrative Agent), (b) the sum of (i) the Federal Funds Rate plus (ii) .50% and (c) the sum of (i) the LIBOR that would be applicable to a LIBOR Rate Loan with a one‑month Interest Period advanced on such day (or if such day is not a Business Day, the immediately preceding

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Business Day) plus (ii) 1.00%. Each change in the Reference Rate shall be effective from and including the date such change is published or publicly announced as being effective,
“Reference Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate.
“Refinery Appraisal” means an appraisal of the Specified Fixed Asset Collateral (including the equipment and any Real Property Collateral) performed by a qualified independent appraiser reasonably acceptable to the Administrative Agent, prepared in a manner consistent with previous appraisals provided under the Original Financing Agreement, in form and substance reasonably satisfactory to the Administrative Agent.
“Refinery Appraised Value” means the net orderly liquidation value (net of liquidation expenses) determined in a manner consistent with previous appraisals provided under the Original Financing Agreement, of any equipment (as defined in the Uniform Commercial Code), real property and other fixed assets, in each case constituting Specified Fixed Asset Collateral, such value to be based on the most recent Refinery Appraisal thereof received by the Administrative Agent.
“Regulation T,” “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.
“Reinvestment Requirement” has the meaning specified therefor in Section 6.02(g)(B).
“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.
“Remedial Action” means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor

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environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre‑remedial studies and investigations and post‑remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. § 9601.
“Reportable Event” means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30‑day notice to the PBGC under the regulations promulgated under such Section).
“Required Lenders” means at least two (2) Lenders whose Pro Rata Shares of the Term Loan aggregate at least 60%. For the purposes of this definition, any Lender and its Affiliates shall constitute a single Lender.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all Federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions and decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restatement Effective Date” means the date, on or before May 14, 2015, on which all of the conditions precedent set forth in Section 4.01 are satisfied or waived and the Additional Term Loans are made.
“Sanctioned Country” means a country or territory that is the subject of a Sanctions Program.
“Sanctioned Person” means (a) a Person named on a Sanctions List, each Person owned or controlled by a Person named on a Sanctions List, and each other Person that is subject to a Sanctions Program, (b) an agency or government of a Sanctioned Country, (c) an organization controlled directly or indirectly by a Sanctioned Country, or (d) a Person resident in a Sanctioned Country, to the extent subject to a Sanctions Program.
“Sanctions Event” means the event specified in Section 6.01(n).
“Sanctions Lists” means, and includes, (a) the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC, (b) the list of Sectoral Sanctions Identifications maintained by the U.S. Department of Treasury, (c) the list of Foreign Sanctions Evaders maintained by the U.S. Department of Treasury, and (d) any similar list maintained by the U.S. State Department,

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the U.S. Department of Commerce, the U.S. Department of Treasury or any other U.S. Governmental Authority, or maintained by a Canadian Governmental Authority, the United Nations Security Counsel or the European Union.
“Sanctions Programs” means (a) all economic, trade and financial sanctions programs administered by OFAC (including all laws, regulations and Executive Orders administered by OFAC), the U.S. State Department, and any other U.S. Governmental Authority, including the Bank Secrecy Act, anti‑money laundering laws (including the Patriot Act), and any and all similar United States Federal laws, regulations or Executive Orders, and any similar laws, regulations or orders adopted by any State within the United States, and (b) to the extent applicable, all similar economic, trade and financial sanctions programs administered, enacted, or enforced by the European Union or the United Kingdom.
“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.
“Secured Obligations” means the Obligations, Hedging Liability and Bank Product Liability, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired (including all interest, costs, fees, and charges after the entry of an order for relief against any Credit Party in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Credit Party in any such proceeding).
“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.
“Seller” means Alon Israel Oil Company, Ltd.
“Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

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“Special Purpose Subsidiary” means any special purpose entity that (a) is a domestic subsidiary of the Borrower and (b) has no operations and whose primary assets (other than cash and cash equivalents) are Accounts Receivable or inventory that has been sold or otherwise transferred by a Loan Party.
“Specified Fixed Asset Collateral” means, as of any date of determination, any real property, equipment and other fixed assets then owned by a Loan Party, including, without limitation, the Real Property Collateral, to the extent such real property, equipment or other fixed assets are not the subject of a Lien (other than Permitted Covenant Liens).
“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw‑Hill Companies, Inc. and any successor thereto.
“Subordinated Borrower Indebtedness” means the Indebtedness evidenced by the Subordinated Borrower Note.
“Subordinated Borrower Note” means the promissory note dated as of the Original Effective Date, made by the Borrower in favor of the Parent and in the original principal amount of $45,000,000. As of the Restatement Effective Date, the outstanding principal amount of the Subordinated Borrower Note after giving effect to the Transactions is $15,000,000.
“Subordinated Indebtedness” means (a) the Subordinated Borrower Indebtedness and (b) other Indebtedness of any Credit Party the terms of which are reasonably satisfactory to the Administrative Agent and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Administrative Agent, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) reasonably satisfactory to the Administrative Agent.
“Subordination Agreement” means the Subordination Agreement (Subordinated Borrower Loan), dated as of the Restatement Effective Date, by and among the Loan Parties, as obligors, the Parent, as subordinated creditor, and the Administrative Agent, as amended from time to time.
“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or

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other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company, or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Borrower unless the context expressly provides otherwise; provided, that references to a Subsidiary shall not include the MLP and its subsidiaries, unless the context provides otherwise; provided further that the MLP and its Subsidiaries shall be deemed to be Subsidiaries of:
(a)    the Parent for the purposes of (I) the financial statements required to be delivered under Section 7(g) of the Parent Guaranty, to the extent the MLP and its Subsidiaries are required to be consolidated with the Parent in accordance with GAAP, (II) the calculation of any financial covenant of the Parent or any quantity calculated based on consolidated financial statements of the Parent in this Agreement or any other Loan Document, in each case, to the extent the MLP and its Subsidiaries are required to be consolidated with the Parent and its Subsidiaries in accordance with GAAP, and (III) Sections 7.01(f), (g), (h) and (k); and
(b)    the Borrower for (1) the purposes of the financial statements required to be delivered under Sections 6.01(a)(i)-(iv) and (2) for purposes of calculating Consolidated EBITDA (to the extent the Borrower has received cash distributions with respect to the MLP Equity Interests owned by it), to the extent the MLP and its Subsidiaries are required to be consolidated with the Borrower in accordance with GAAP.
“Subsidiary Guarantor” means (i) each Subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto, and (ii) each other Subsidiary that guarantees, pursuant to Section 6.01(b) or otherwise, all or any part of the Secured Obligations.
“Subsidiary Guaranty” means (i) the guaranty of each Guarantor party hereto contained in Article IX hereof, and (ii) each guaranty, in form and substance acceptable to the Administrative Agent, made by any other Guarantor in favor of the Agent Parties, the Lenders and the other holders of Secured Obligations pursuant to Section 6.01(b) or otherwise.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Tax Distributions” has the meaning specified therefor in Section 6.02(g)(E).

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“Taxes” has the meaning specified therefor in Section 2.07(a).
“Term Loan” means, collectively, (i) the Outstanding Loan owed by the Borrower to the Existing Lenders on the Restatement Effective Date in the aggregate original principal amount of $99,000,000 and (ii) the Additional Term Loans made by the Lenders to the Borrower on the Restatement Effective Date pursuant to Section 2.01 in the aggregate principal amount of $176,000,000.
“Term Loan Commitment” means, with respect to each Lender committed to make an Additional Term Loan as indicated in Schedule 1.01(A) hereto, the commitment of such Lender to make an Additional Term Loan to the Borrower in the amount set forth in Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.
“Term Loan Obligations” means any Obligations with respect to the Term Loan (including, without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).
“Termination Event” means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.
“Test Period” means each calendar month; provided that, the Administrative Agent, in its sole discretion, may, upon the occurrence of a Trigger Event, deliver a Trigger Event Notice and in such notice deem “Test Period” to mean either each calendar week or each calendar month with respect to either or both the Loan to Value Requirement and the Fixed Charge Coverage Requirement; provided further that, in the event the Test Period is each calendar week due to a Trigger Event, the Test Period shall revert to each calendar month upon a Trigger Cancellation Event, subject to the delivery of any subsequent Trigger Event Notice based on a subsequent Trigger Event.
“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance satisfactory to the Administrative Agent, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to the Administrative Agent, insuring the

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Lien created by a Mortgage in an amount and on terms satisfactory to the Administrative Agent, delivered to the Lead Collateral Agent.
“Total Term Loan Commitment” means the sum of the amounts of the Lenders’ Term Loan Commitments.
“Transactions” means (i) the loan from the Borrower to the Parent that is evidenced by the Parent Acquisition Note, (ii) the payment by the Borrower of Subordinated Borrower Indebtedness and related interest in an amount equal to $45,000,000 (iii) the Alon Purchase, (iv) the appointment of Fifth Third as Lead Collateral Agent, (v) the making of the additional Term Loans on the Restatement Effective Date pursuant to Section 2.01 and (vi) the payment of certain fees and expenses in connection with the foregoing.
“Transferee” has the meaning specified therefor in Section 2.07(a).
“Trigger Cancellation Event” means and includes (a) the occurrence, on the last day of each Test Period occurring during twelve (12) consecutive weekly Test Periods of the Borrower, of the aggregate amount of Net Senior Secured Debt on such date being less than eighty percent of the Adjusted Collateral Value on such date, and (b) the cure or waiver, pursuant to the terms of this Agreement, of any Trigger Event described in subsections (i) - (iii) of such definition giving rise to a Trigger Event Notice.
“Trigger Event” means and includes each of the following: (i) the occurrence and continuation of any Event of Default under Sections 7.01(a), (c) (only to the extent such Event of Default under Section 7.01(c) arises from failure to perform or comply with Section 6.03), or (g), (ii) any acceleration of any Loans pursuant to Section 7.01, (iii) any failure by the Parent to perform or comply with either Section 7(a) or Section 7(b) of the Parent Guaranty, or (iv) the occurrence of a Coverage Trigger Event.
“Trigger Event Notice” means a written notice from the Administrative Agent to the Borrower that it is implementing a Trigger Event protocol, which the Administrative Agent may exercise in its sole discretion upon the occurrence of any Trigger Event.
“Turnaround” means a planned, periodic shut down (total or partial) of a group of refinery process units or plants to perform maintenance, overhaul and repair operations and to inspect, test and replace process materials and equipment.
“Uniform Commercial Code” has the meaning specified therefor in Section 1.03.

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“Unrestricted Cash” means Cash and Cash Equivalents that are freely transferable and are not subject to any Lien (other than inchoate or banker’s Liens) in favor of any Person, other than a Collateral Agent as security for the Secured Obligations.
“WARN” has the meaning specified therefor in Section 5.01(u).
Section 1.02.    Terms Generally    . The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. References in this Agreement to “determination” by any Lender or any Agent Party include good faith estimates by such Lender or such Agent Party (in the case of quantitative determinations) and good faith beliefs by such Lender or such Agent Party (in the case of qualitative determinations).
Section 1.03.    Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the Restatement Effective Date shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Administrative Agent may otherwise determine.

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Section 1.04.    Time References    . Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in Cincinnati, Ohio on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Agent Party or any Lender, such period shall in any event consist of at least one full day.
Section 1.05.    Rounding. Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).
ARTICLE II
THE LOANS
Section 2.01.    Commitments and Loans. The Borrower hereby acknowledges, confirms and agrees that, as of the Restatement Effective Date (but without giving effect to any Additional Term Loans advanced on such date), it owes to the Existing Lenders, severally and not jointly, for term loans made on April 29, 2011, December 18, 2013, and June 23, 2014 an aggregate outstanding principal amount equal to $99,000,000 (collectively, the “Outstanding Loan”), with each Existing Lender’s respective amount of the Outstanding Loan set forth opposite such Existing Lender’s name on Schedule 1.01(A), and all other Obligations, together with interest accrued and accruing thereon, all fees, costs and expenses and other charges now or hereafter payable by the Borrower to the Agent Parties and the Existing Lenders, are unconditionally owing (and are due on the respective dates) by the Borrower to the Agent Parties and the Existing Lenders, without set‑off, counterclaim, deduction, offset or defense of any kind, nature or description whatsoever. Without limiting the generality of the foregoing, on the Restatement Effective Date, the Outstanding Loan made pursuant to the Original Financing Agreement and the Prior Financing Agreement and outstanding on the Restatement Effective Date (immediately prior to giving effect hereto) was continued and remains outstanding in the form of (and automatically is deemed to constitute) a portion of the Term Loan under this Agreement. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties herein set forth, each Lender, except each Lender with no Term Loan Commitment, severally and not jointly agrees to make an additional loan (each individually, an “Additional Term Loan”) in Dollars to the Borrower on the Restatement Effective Date, in the amount of such Lender’s Term Loan Commitment. The Additional Term Loans shall be advanced

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in a single borrowing on the Restatement Effective Date, at which time the Term Loan Commitments shall expire. No amount of the Term Loan may be reborrowed once it is prepaid or repaid. After giving effect to the Transactions that occurred on the Restatement Effective Date, the principal amount of the outstanding Term Loan held by the Lenders on the Restatement Effective Date is equal to $275,000,000.
Section 2.02.    Making the Loans. (a) The Borrower shall give the Administrative Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit A hereto (a “Notice of Borrowing”)), not later than 12:00 noon (Cincinnati time) on the date which is three (3) Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (Cincinnati time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) whether the Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, (iii) the use of the proceeds of such proposed Loan, and (iv) the proposed borrowing date, which must be the Restatement Effective Date. The Administrative Agent may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Administrative Agent).
(b)    The Administrative Agent shall give prompt telephonic, telecopy or email notice to each Lender of any notice from the Borrower received pursuant to Section 2.02(a) above and, if such notice requests the Lenders to make LIBOR Rate Loans, the Administrative Agent shall give notice to the Borrower and each Lender of the interest rate applicable thereto promptly after the Administrative Agent has made such determination. Not later than 1:00 p.m. (Cincinnati time) on the Restatement Effective Date each Lender shall make available its Additional Term Loan in funds immediately available at the principal office of the Administrative Agent in Cincinnati, Ohio. The Administrative Agent shall make the proceeds of each Additional Term Loan available to the Borrower at the Administrative Agent’s principal office in Cincinnati, Ohio. It is understood that the Administrative Agent shall not be responsible for any default by any Lender with a Term Loan Commitment that is also a Lender under the Existing Financing Agreement (other than Fifth Third) for such other Lender’s obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any such other Lender in such other Lender’s obligation to make a Loan requested hereunder; provided that, the Administrative Agent shall make available to the Borrower the amount of each Additional Term Loan of a Lender that is not an Existing Lender with a Term Loan Commitment at the same time it makes available the proceeds of the Additional Term Loan of Fifth Third.

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(c)    Unless the Administrative Agent shall have received notice from a Lender with a Term Loan Commitment that is also a Lender under the Existing Financing Agreement, prior to the Restatement Effective Date (which notice shall be effective upon receipt) that such Lender does not intend to make such Additional Term Loan available, the Administrative Agent may assume that such Lender with a Term Loan Commitment that is also a Lender under the Existing Agreement has made such Additional Term Loan available in accordance with Section 2.5(b) when due and the Administrative Agent, in reliance upon such assumption, may (but shall not be required to) make available to the Borrower a corresponding amount (each such advance, a “Disproportionate Advance”) and, if such Lender has not in fact made its Additional Term Loan available to the Administrative Agent, such Lender shall, on demand, make available to the Administrative Agent the Disproportionate Advance attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such Disproportionate Advance was made available to the Borrower (i.e. the Restatement Effective Date) and ending on (but excluding) the date such Lender makes available such Disproportionate Advance to the Administrative Agent at a rate per annum equal to: (i) from the Restatement Effective Date to the date 2 Business Days after the Restatement Effective Date, the greater of, for each such day, (x) the Federal Funds Rate and (y) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any standard administrative or processing fees charged by the Administrative Agent in connection with such Lender’s non‑payment and (ii) from the date 2 Business Days after the Restatement Effective Date to the date such payment is made by such Lender, the Reference Rate in effect for each such day. If such amount is not received by the Administrative Agent from such Lender, immediately upon demand, the Borrower will, promptly following written demand from the Administrative Agent, repay to the Administrative Agent the proceeds of the Term Loan attributable to such Disproportionate Advance with interest thereon at a rate per annum equal to the applicable interest rate, but without such payment being considered a payment or prepayment of a Libor Rate Loan under Section 2.09, so that the Borrower will have no liability under such Section with respect to such payment. If the Borrower and such Lender shall pay interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Any payment by the Borrower under this Section shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make its Additional Term Loan to the Administrative Agent.
Section 2.03.    Repayment of Loans; Evidence of Debt    . (a) The outstanding principal of the Term Loan shall be repayable in (i) 19 consecutive quarterly installments, on the last Business Day of each March, June, September and December (each a “Scheduled Repayment Date”), commencing on September 30, 2015 and ending on March 31, 2020, each in an amount equal to $6,875,000, and (ii) one (1) payment on the Final Maturity Date in the amount necessary to repay in full the unpaid

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principal amount of the Term Loan. The outstanding principal of the Term Loan shall be repaid in full on the Final Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent shall also maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower in which it will record (i) the amount of each Loan made hereunder, including the Outstanding Loan, the interest rate applicable thereto and, with respect to LIBOR Rate Loans, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(c)    The entries made in the accounts maintained pursuant to Section 2.03(b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with the terms of this Agreement.
(d)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form attached as Exhibit D hereto, or as otherwise requested by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein.
Section 2.04.    Interest    .
(a)    Term Loan. Subject to the terms of this Agreement, at the option of the Borrower, the Term Loan or any portion thereof shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each portion of the Term Loan that is: (i) a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Reference Rate Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin, and (ii) each portion of the Term Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such LIBOR Rate Loan until repaid, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for the Term Loan (or such

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portion thereof) plus the Applicable Margin. Each LIBOR Rate Loan and each Reference Rate Loan shall automatically be allocated to each Lender in accordance with its Pro Rata Share.
(b)    Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Credit Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post‑Default Rate.
(c)    Interest Payment. Interest on each Loan shall be payable on each Interest Payment Date and at maturity (whether upon demand, by acceleration or otherwise); provided that interest at the Post‑Default Rate shall be payable on demand.
(d)    General. All interest shall be computed on the basis of a year of (i) for LIBOR Rate Loans, 360 days for the actual number of days and (ii) for Reference Rate Loans, 365 or 366 days, as the case may be, for the actual number of days, each including the first day but excluding the last day, elapsed.
Section 2.05.    Reduction of Commitment; Prepayment of Loans    .
(a)    Reduction of Commitments. The Total Term Loan Commitment shall terminate at 5:00 p.m. (Cincinnati, Ohio time) on the Restatement Effective Date.
(b)    Optional Prepayment. The Borrower may, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, prepay the principal of the Term Loan, in whole or in part, provided that the Borrower shall have no right to prepay the Term Loan pursuant to this Section 2.05(b) more than twice in any calendar year. Each prepayment made pursuant to this Section 2.05(b) shall be accompanied by the payment of (i) accrued interest to the date of such payment on the amount prepaid and (ii) the Applicable Prepayment Premium, if any, payable in connection with such prepayment of the Term Loan. Each such prepayment shall be applied against the remaining quarterly installments of principal due on the Term Loan on a pro rata basis.
(c)    Mandatory Prepayments. (i) The Borrower shall prepay the outstanding principal amount of the Term Loan within five (5) Business Days of any Disposition by any Loan Party or its Subsidiaries pursuant to Section 6.02(c)(ii) (other than (w) the first $250,000 of Net Cash Proceeds received during each Fiscal Year from Dispositions under Section 6.02(c)(ii)(E), (x) a Disposition of the MLP Existing ROFO Assets, MLP New ROFO Assets and MLP Subject Assets to the MLP as described in subclause (G) of Section 6.02(c)(ii), (y) a Disposition of the MLP Specified Sale Equity Interests as described in subclause (H) of Section 6.02(c)(ii) or (z) a Disposition under

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Section 6.02(c)(ii)(F)), in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Lenders as a prepayment of the Loans) shall exceed, for all such Dispositions since the Restatement Effective Date, $25,000,000 (excluding Net Cash Proceeds received in respect of (A) the MLP Subject Assets, (B) the MLP Existing ROFO Assets, (C) the MLP New ROFO Assets, (D) the MLP Specified Sale Equity Interest and (E) the first $250,000 of Net Cash Proceeds received during each Fiscal Year from Dispositions under Section 6.02(c)(ii)(E)); provided that, notwithstanding the foregoing, the Borrower shall prepay the outstanding principal amount of the Term Loan within one (1) Business Day of any sale by any Loan Party or its Subsidiaries of MLP Common Units which on the Restatement Effective Date were MLP Subordinated Units in an amount equal to 100% of the Net Cash Proceeds received by such Person as a result of such sale. Nothing contained in this subsection (i) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 6.02(c)(ii).
(ii)    Within five (5) Business Days of the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), the Borrower shall prepay the outstanding amount of the Term Loan in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this subsection (ii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.
(iii)    Subject to Section 2.05(c)(iv) below, within five (5) Business Days of the receipt by any Loan Party or any of its Subsidiaries of any Net Cash Proceeds in respect of any Casualty Event, the Borrower shall prepay the outstanding principal of the Term Loan in an amount equal to 100% of such Net Cash Proceeds.
(iv)    Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with a Casualty Event that are required to be used to make prepayments pursuant to Section 2.05(c)(iii), such Net Cash Proceeds shall not be required to be so used to prepay the Term Loan to the extent that such Net Cash Proceeds are used to purchase, acquire, replace, repair, restore, construct or improve properties or assets used or useful in such Person’s business, provided that, (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (B) the Borrower delivers a certificate to the Administrative Agent on or prior to the date such prepayment would otherwise be required to be made, certifying as to clause (A) and the amount of such Net Cash Proceeds and stating that such Net Cash Proceeds shall be used to purchase, acquire, replace, repair, restore, construct or improve properties or assets used in such Person’s business and that such purchase, acquisition, replacement, repair, restoration, construction or improvement shall commence within

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180 days after the date of receipt of such certificate, (C) if such Net Cash Proceeds exceed $1,500,000, such Net Cash Proceeds shall be deposited and held in a deposit account maintained with the Administrative Agent, subject to disbursement in accordance with arrangements mutually agreeable (in their reasonable commercial discretion) to the Borrower and the Administrative Agent, provided that it is understood and agreed that such Net Cash Proceeds may be applied to the Secured Obligations if at any time a Default or Event of Default has occurred and is continuing, and (D) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Administrative Agent pursuant to clause (B) above (as such period may be extended by the Administrative Agent in its reasonable commercial discretion) or (2) the occurrence of a Default or an Event of Default, such Net Cash Proceeds, if commencement of such work has not occurred, shall be used to make mandatory prepayments in accordance with Section 2.05(c)(iii). Notwithstanding the foregoing, it is understood and agreed that proceeds of business interruption insurance shall not be required to be used to prepay the Term Loan pursuant to this Section 2.05(c).
(v)    Within ten (10) Business Days after the occurrence of any Dividend Prepayment Event, the Borrower shall (A) notify the Administrative Agent (who shall thereafter notify each Lender) in writing (the “Dividend Prepayment Notice”) of the occurrence of all such Dividend Prepayment Events during such prior month and the aggregate Dividend Prepayment Amount received or issued in respect thereof and reference this Section, (B) offer in such Dividend Prepayment Notice to prepay the outstanding principal amount of the Term Loan in an amount equal to such Dividend Prepayment Amount (the “Dividend Prepayment Event Offer”), and (C) specify in such Dividend Prepayment Notice that each Lender shall have the option, in its sole discretion, to accept all or a portion of such Dividend Prepayment Event Offer by giving written notice to the Administrative Agent (who shall thereafter notify the Borrower of the total amounts due for payment) of its election to receive its Pro Rata Share of such Dividend Prepayment Amount within ten (10) Business Days after its receipt of such Dividend Prepayment Notice. If a Lender accepts the Dividend Prepayment Event Offer in accordance with this Section 2.05(c)(v), then within three (3) Business Days of the Borrower’s receipt of such acceptance, the Borrower shall prepay such Lender’s portion of the Term Loan in an amount equal to such Lender’s share of such Dividend Prepayment Amount by making such payment to the Administrative Agent for distribution in accordance with Section 2.05(d). If any Lender does not notify the Administrative Agent of its acceptance of any Dividend Prepayment Event Offer within ten (10) Business Days of its receipt of an applicable Dividend Prepayment Notice, then such Lender shall be deemed to have elected, as of such date, not to receive its share of the Dividend Prepayment Amount described in such Dividend Prepayment Notice. To the extent any Lender does not elect to accept a Dividend Prepayment Event Offer in accordance with this Section 2.05(c)(v), the Borrower shall not be required or permitted to offer to pay the amount of such Lender’s share of the applicable Dividend Prepayment Amount to the other Lenders (in their

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capacity as Lenders under this Agreement). All payments made pursuant to this Section 2.05(c)(v) shall be made in accordance with Section 2.05(d)(ii).
(vi)    In the event (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d‑3 and 13d‑5 under the Exchange Act), directly or indirectly, of more than 30% of any class of the Capital Stock of the Parent, or (B) the Board of Directors of the Parent shall cease to consist of a majority of Continuing Directors (each, a “Parent Change of Control Event”), the Borrower shall give the Administrative Agent prompt written notice (and in any event within two (2) Business Days after any Authorized Officer of the Borrower has knowledge of the occurrence of any Parent Change of Control Event) (a “Change of Control Notice”). Within 60 days after any Authorized Officer of the Borrower has knowledge of the occurrence of any Parent Change of Control Event, the Borrower shall prepay to the Administrative Agent in full the Term Loan, accrued and unpaid interest thereon and all other Obligations; provided, that prior to the making of such prepayment in full, each Lender shall have the right, but not the obligation, to notify the Administrative Agent (who shall thereafter notify the Borrower of any amounts not due) in writing of its election to forego all or a portion of such prepayment (it being understood and agreed that if a Lender does not notify the Administrative Agent of a Lender’s election to forego such prepayment, such Lender shall be deemed to have elected to require such prepayment in full).
(d)        Application of Mandatory Payments. (i) Each prepayment pursuant to subsections (c)(i), (c)(ii) and (c)(iii) above shall be distributed ratably to each Lender in accordance with its Pro Rata Share of the Term Loan. Each such prepayment shall be applied against all remaining installments of principal due on the Term Loan on a pro rata basis.
(ii)    Each prepayment pursuant to subsection (c)(v) above with respect to a Dividend Prepayment Event shall be distributed ratably to each Lender electing to receive such payment in accordance with its Pro Rata Share of the Term Loan. Each such prepayment under subsection (c)(v) above shall be applied against all remaining installments of principal of the Term Loan on a pro rata basis and shall be distributed to each Lender (other than, with respect to any Dividend Prepayment Amount, any Lender that does not accept a Dividend Prepayment Event Offer with respect to such Dividend Prepayment Amount in accordance with Section 2.05(c)(v)).
(iii)    Each prepayment pursuant to subsection (c)(vi) above with respect to a Parent Change of Control Event shall be in an amount sufficient to prepay each Lender’s portion of the Term Loan (other than any Lender which elects not to receive such prepayment in full), accrued and unpaid interest thereon and all other Secured Obligations owing to such Lenders; provided, that if any

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Lender elects to forego a portion of such prepayment, then any amount prepaid pursuant to Section 2.05(c)(vi) shall be applied against all remaining installments of principal due on the Term Loan on a pro rata basis.
(e)    Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by accrued interest on the principal amount being prepaid to, but excluding, the date of prepayment and any amounts owing under Section 2.09.
(f)    Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.
(g)    Lender Notification. The Administrative Agent will promptly advise each Lender of any notice of prepayment it receives from the Borrower.
Section 2.06.    Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit, the fees agreed to between the Administrative Agent and the Borrower in that certain fee letter dated April 22, 2015 the (“Fee Letter”) or as otherwise agreed to in writing between the Borrower and the Administrative Agent.
Section 2.07.    Taxes    . (a) Any and all payments by any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Agent Party or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a “Transferee”)) by the jurisdiction in which such Person is organized or has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, “Taxes”). If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Agent Party or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.07) such Agent Party or such Lender (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or

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from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”). Each Loan Party shall deliver to each Agent Party and each Lender official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.
(c)    The Loan Parties hereby jointly and severally indemnify and agree to hold each Agent Party and each Lender harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.07) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefor specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.
(d)    Each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States (a “Non‑U.S. Lender”) agrees that it shall, no later than the Restatement Effective Date (or, in the case of a Lender that becomes a party hereto pursuant to Section 11.07 hereof after the Restatement Effective Date, promptly after the date upon which such Lender becomes a party hereto) deliver to the Administrative Agent one properly completed and duly executed copy of either U.S. Internal Revenue Service Form W‑8BEN‑E, W‑8ECI or W‑8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax and payments of interest hereunder. In addition, in the case of a Non‑U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code, such Non‑U.S. Lender hereby represents to the Borrower that such Non‑U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10‑percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code), and such Non‑U.S. Lender agrees that it shall promptly notify the other Lenders if any such representation is no longer accurate. Such forms shall be delivered by each Non‑U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non‑U.S. Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, such Non‑U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from any Agent Party, the assigning Lender or the Lender granting a participation, as applicable. Notwithstanding any other provision of this Section 2.07, a Non‑U.S. Lender shall not be required to deliver any form pursuant to this Section 2.07(d) that such Non‑U.S. Lender is not legally able to deliver.
(e)    The Loan Parties shall not be required to indemnify any Non‑U.S. Lender, or pay any additional amounts to any Non‑U.S. Lender, in respect of United States Federal withholding tax

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pursuant to this Section 2.07 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non‑U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non‑U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non‑U.S. Lender to comply with the provisions of clause (d) above.
(f)    Any Agent Party or any Lender (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.07 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require such Agent Party or such Lender (or Transferee) to disclose any information such Agent Party or such Lender (or Transferee) deems confidential and would not, in the sole determination of such Agent Party or such Lender (or Transferee), be otherwise disadvantageous to such Agent Party or such Lender (or Transferee).
(g)    The obligations of the Loan Parties under this Section 2.07 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.08.    Continuation and Conversion of Loans    . (a) The Borrower may from time to time request LIBOR Rate Loans or may request that a Loan that is a Reference Rate Loan be converted to a LIBOR Rate Loan or that any existing LIBOR Rate Loan continue for an additional Interest Period. Such request from the Borrower to the Administrative Agent shall be in writing and shall specify the amount of the LIBOR Rate Loans or the amount of the Reference Rate Loans to be converted to LIBOR Rate Loans or the amount of the LIBOR Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Loans, provided that such request shall apply to the Term Loan or a portion of each Lender’s Pro Rata Share of the Term Loan. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by the Administrative Agent of such a request from the Borrower, such LIBOR Rate Loans shall be made or Reference Rate Loans shall be converted to LIBOR Rate Loans

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or such LIBOR Rate Loans shall continue, as the case may be, provided that, (i) no Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement pursuant to the terms hereof, (iii) no more than five (5) Interest Periods may be in effect at any one time, (iv) the aggregate amount of the LIBOR Rate Loans must be in an aggregate amount not less than $10,000,000 or an integral multiple of $500,000 in excess thereof and each Lender shall have a Pro Rata Share thereof, and (v) no Lender shall have notified the Borrower that LIBOR Rate Loans are unavailable pursuant to Section 2.11. Any request by or on behalf of the Borrower for LIBOR Rate Loans or to convert Reference Rate Loans to LIBOR Rate Loans or to continue any existing LIBOR Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, the Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Loans, but the provisions hereof shall be deemed to apply as if the Lenders had purchased such deposits to fund the LIBOR Rate Loans.
(b)    Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or email notice to each Lender of any notice from the Borrower received pursuant to Section 2.08(a) above and, if such notice requests the Lenders to make LIBOR Rate Loans, the Administrative Agent shall give notice to the Borrower and each Lender of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.
(c)    Any LIBOR Rate Loans shall automatically convert to Reference Rate Loans upon the last day of the applicable Interest Period, unless the Administrative Agent has received a request to continue such LIBOR Rate Loans at least three Business Days prior to such last day in accordance with the terms hereof.
(d)    Any LIBOR Rate Loans outstanding under the Existing Financing Agreement on the Restatement Effective Date shall continue as LIBOR Rate Loans under this Agreement with the same remaining Interest Period as was in effect immediately prior to the Restatement Effective Date.
Section 2.09.    Breakage Costs. In connection with each LIBOR Rate Loan, the Borrower shall indemnify, defend and hold the Lenders harmless against any loss, cost, or expense (including any loss, cost or expense incurred by reason of the liquidation or re‑employment of deposits or other funds acquired to fund or maintain any LIBOR Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid or incurred by reason of an assignment required by Section 10.7, but in all instances not including any loss of profit or margin) incurred by any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable

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thereto (including as a result of a Default or an Event of Default), or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto. A certificate of a Lender delivered to the Borrower setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.09 shall be conclusive absent manifest error.
Section 2.10.    Increased Costs and Reduced Return    . (a) If any Lender shall have determined that any Change in Law shall (i) subject such Lender, or any Person controlling such Lender, to any tax, duty or other charge with respect to this Agreement or any Loan made by such Lender, or change the basis of taxation of payments to such Lender or any Person controlling such Lender of any amounts payable hereunder (except for taxes on the overall net income of such Lender or any Person controlling such Lender), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Lender or any Person controlling such Lender, or (iii) impose on such Lender or any Person controlling such Lender any other condition regarding this Agreement or any Loan, and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase the cost to such Lender of making any Loan or agreeing to make any Loan, or to reduce any amount received or receivable by such Lender hereunder, then, upon demand by such Lender, the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased costs or reductions in amount.
(b)    If any Lender shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender, and such Lender determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained or any guaranty or participation with respect thereto, such Lender’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Lender’s or such other controlling Person’s capital to a level below that which such Lender or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any guaranty or participation with respect thereto or any agreement to make Loans, or such Lender’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration such Lender’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Lender, the Borrower shall pay to such Lender from time to time such additional amounts as will compensate such Lender for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender’s or such other controlling Person’s capital.
(c)    All amounts payable under this Section 2.10 shall bear interest from the date that is ten (10) days after the date of demand by any Lender until payment in full to the Administrative

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Agent at the Reference Rate. A certificate of such Lender claiming compensation under this Section 2.10, specifying the event hereinabove described and the nature of such event, shall be submitted by such Lender to the Administrative Agent and the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender’s reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine‑month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.11.    LIBOR Not Determinable, Impracticability or Illegality    . (a)    If on or before the day on which the LIBOR Rate is to be determined in connection with the continuation of a LIBOR Rate Loan as such or a conversion of a Reference Rate Loan into a LIBOR Rate Loan, the Administrative Agent determines in good faith or, with respect to the following clauses (ii) and (iii), the Required Lenders advise the Administrative Agent, that, (i) the LIBOR Rate cannot be determined for any reason, (ii) the LIBOR Rate will not adequately and fairly reflect the cost of maintaining LIBOR Rate Loans or (iii) Dollar deposits in the principal amount of the applicable LIBOR Rate Loans are not available in the London interbank market, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Lenders. Upon any such determination (A) each LIBOR Rate Loan made by the Lenders shall be converted into a Reference Rate Loan at the end of the then current Interest Period and (B) any request by the Borrower for the conversion of a Reference Rate Loan to a LIBOR Rate Loan shall be deemed to be a request to automatically continue a Reference Rate Loan as a Reference Rate Loan, in each case until the Administrative Agent has advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist. Each determination by the Administrative Agent hereunder shall be conclusive and binding absent manifest error.
(b)    If it shall be unlawful or improper for any Lender to make, maintain or fund any LIBOR Rate Loan as contemplated by this Agreement, then such Lender shall forthwith give notice thereof to the Administrative Agent and the Borrower describing such illegality or impropriety in reasonable

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detail. Effective immediately upon the giving of such notice, the obligation of such Lender to make LIBOR Rate Loans shall be suspended for the duration of such illegality or impropriety and, if and when such illegality or impropriety ceases to exist, such suspension shall cease, and such Lender shall notify the Borrower and the Administrative Agent. If any such change shall make it unlawful or improper for any Lender to maintain any outstanding LIBOR Rate Loan as a LIBOR Rate Loan, such Lender shall, upon the happening of such event, notify the Administrative Agent and the Borrower, and the Borrower shall immediately, or if permitted by applicable Requirement of Law, interpretation, request or directive, at the end of the then current Interest Period for such LIBOR Rate Loan, convert each such LIBOR Rate Loan into a Reference Rate Loan.
(c)    The obligations of the Loan Parties under this Section 2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
ARTICLE III

FEES, PAYMENTS AND OTHER COMPENSATION
Section 3.01.    Payments; Computations and Statements. The Borrower will make each payment under this Agreement not later than 12:00 noon (Cincinnati time) on the due date thereof at the office of the Administrative Agent in Cincinnati, Ohio (or such other location as the Administrative Agent may designate to the Borrower in writing) for the benefit of the Agent Parties and Lenders entitled thereto. All payments received by the Administrative Agent after 12:00 noon (Cincinnati time) on any Business Day will be credited against the applicable Obligation on the next succeeding Business Day. All payments shall be made by the Borrower without set‑off, counterclaim, deduction or other defense to the Administrative Agent. All such payments shall be made in Dollars, in immediately available funds at the place of payment, in each case without set‑off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans to the Lenders and like funds relating to the payment of any other amount payable to any Agent Party or any Lender to such Agent Party or such Lender, in each case to be applied in accordance with the terms of this Agreement. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, except in the case of any LIBOR Rate Loan as otherwise provided in the definition of “Interest Period.” All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

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Section 3.02.    Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set‑off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall notify the Administrative Agent of such fact and forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from such Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.02 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set‑off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Notwithstanding the foregoing, to the extent any Credit Party maintains Cash or Cash Equivalents in any deposit account with a Lender and such Credit Party owes any obligations or liabilities to such Lender or its Affiliates other than the Obligations under any Loan Document, such Lender hereby agrees that it shall first exercise any right of set‑off against the Obligations until the Obligations hereunder are paid in full.
Section 3.03.    Apportionment of Payments. Subject to any written agreement among the Lenders:
(a)    all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations shall be made to such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.
(b)    After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agent Parties until paid in full; (ii) second, ratably to pay the Term Loan Obligations in respect of any fees and indemnities then due to the Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Term Loan until paid in full; (iv) fourth, ratably to pay principal of the Term Loan owing to each holder thereof until paid in full; (v) fifth, ratably to pay the principal of the Hedging Liability to, or hold as collateral security

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for, the Lenders and their Affiliates with the allocation thereof to be pro rata in accordance with the unpaid amounts owing to each holder thereof, and (vi) sixth, to the ratable payment of all other Obligations then due and payable (including Bank Product Liability).
(c)    In each instance, so long as no Event of Default has occurred and is continuing, Section 3.03(b) shall not be deemed to apply to any payment by the Borrower specified by the Borrower to the Administrative Agent to be for the payment of Term Loan Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Term Loan in accordance with the terms and conditions of Section 2.05.
(d)    For purposes of Section 3.03(b), “paid in full” with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.
(e)    In the event of a direct conflict between the priority provisions of this Section 3.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 3.03 shall control and govern.
ARTICLE IV

CONDITIONS TO LOANS
Section 4.01.    Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the “Restatement Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner reasonably satisfactory to the Administrative Agent:
(a)    Payment of Fees, Etc. So long as any such fees, costs, expenses and taxes have been invoiced to the Borrower at least one (1) Business Day prior to the Restatement Effective Date, the Borrower shall have paid on or before the Restatement Effective Date all fees, costs, expenses and taxes then payable pursuant to the Fee Letter and Section 11.04.
(b)    Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article V and in each other Loan Document, certificate or other writing delivered to any Agent Party or any Lender pursuant hereto or thereto on or prior to the Restatement Effective

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Date are true and correct on and as of the Restatement Effective Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing on the Restatement Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.
(c)    Delivery of Documents. The Administrative Agent shall have received on or before the Restatement Effective Date the following, each in form and substance reasonably satisfactory to the Lenders and, unless indicated otherwise, dated the Restatement Effective Date: this Agreement, the other Loan Documents, the Perfection Certificate, customary officer’s certificates and authorizing resolutions for each Loan Party, opinions of counsel, certificates of good standing, evidence of the insurance coverage, Notices of Borrowing, LIBOR Notices and such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Administrative Agent in form and substance, in all instances materially consistent with those agreements, instruments, approvals, opinions and other documents delivered in connection with the Prior Financing Agreement and the closing thereof.
(d)    Reserved.
(e)    Reserved.
(f)    Reserved.
(g)    Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans or the conduct of the Loan Parties’ business shall have been obtained and shall be in full force and effect.
(h)    Reserved.
(i)    Alon Purchase. The Alon Purchase shall have occurred in accordance with the terms and provisions of the Purchase Agreement; provided that, the terms and conditions of such Purchase Agreement in effect on April 14, 2015, may not be amended, waived, or otherwise modified, including the granting of any consent pursuant thereto, in a manner that is materially adverse to the Administrative Agent or the Lenders without the prior written consent of the Administrative Agent; and further provided that any increase in the Consideration (as that term is defined in the Purchase Agreement) pursuant to any such amendment, waiver or modification in excess of 15% shall be deemed to be materially adverse to the Lenders and the Administrative Agent, but any increase in the Consideration

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of less than 15% shall be deemed to be not materially adverse to the Lenders and the Administrative Agent.
(j)    Closing Date Certificate. The Administrative Agent shall have received certification from the Authorized Representative on behalf of the Borrower in form and substance reasonably acceptable to the Administrative Agent that (i) the representations and warranties set forth in Article V hereof are true and correct as of Restatement Effective Date; (ii) no Default or Event of Default has occurred and is continuing as of the Restatement Effective Date; (iii) attached thereto are true and correct copies of the balance sheet of the Borrower as of December 31, 2014 showing pro forma effect as of the Restatement Effective Date and after giving effect to the Loans and Transactions on the Restatement Effective Date in form and substance reasonably acceptable to the Administrative Agent; (iv) the Borrower and Parent are Solvent, each on a consolidated basis after giving effect to the Loans and Transactions on the Restatement Effective Date; and (v) attached thereto are detailed calculations of the Closing Date Financial Covenants.
(k)    Financial Covenants. The Borrower shall be in compliance with the Closing Date Financial Covenants.
(l)    Form U‑1. The Administrative Agent and each Lender shall have received a Federal Reserve Form U‑1, satisfactory to the Administrative Agent and each Lender and in form and substance, duly executed and delivered by the Borrower.
(m)    KYC Information. So long as any such information has been requested at least five (5) Business Days prior to the Restatement Effective Date, each Lender shall have received all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti‑money laundering rules and regulations, including the Patriot Act; and the Administrative Agent shall have received a fully executed IRS Form W‑9 (or its equivalent) for each Credit Party.
(n)    Subordinated Borrower Note Modification. The Administrative Agent shall have received evidence reasonably acceptable to the Administrative Agent that the maturity date of the Subordinated Borrower Note is not sooner the date that is one (1) year after the Final Maturity Date.
(o)    Lien Searches. The Administrative Agent shall have received financing statement, tax and judgment lien search results against the Credit Parties, evidencing the absence of Liens against the Loan Parties and their properties, except for Permitted Liens,

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and the absence of Liens against the Collateral owned by the Parent, except for Permitted Liens.
(p)    Flood Determination. The Administrative Agent shall have received a flood determination report for the Real Property Collateral as of the Restatement Effective Date.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
Section 5.01.    Representations and Warranties. Each Loan Party hereby represents and warrants to each Agent Party and each Lender as follows:
(a)    Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents, any material Requirement of Law or any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.
(c)    Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.

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(d)    Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.
(e)    Capitalization; Subsidiaries. (i) On the Restatement Effective Date, after giving effect to the transactions contemplated hereby to occur on the Restatement Effective Date, the authorized Capital Stock of the Borrower and the issued and outstanding Capital Stock of the Borrower are as set forth on Schedule 5.01(e). All of the issued and outstanding shares of Capital Stock of the Borrower have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as described on Schedule 5.01(e), as of the Restatement Effective Date, there are no outstanding debt or equity securities of the Borrower or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower, or other obligations of the Borrower to issue, directly or indirectly, any shares of Capital Stock of the Borrower.
(ii)    Schedule 5.01(e) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of such Subsidiaries of the Borrower in existence on the Restatement Effective Date. Except as indicated on such Schedule, as of the Restatement Effective Date, all such Capital Stock is owned by the Borrower or one or more of its wholly‑owned Subsidiaries, free and clear of all Liens. There are no outstanding debt or equity securities of the Borrower or any of its Subsidiaries and no outstanding obligations of the Borrower or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Borrower.
(f)    Litigation; Commercial Tort Claims. Except as set forth in Schedule 5.01(f), as of the Restatement Effective Date, (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (A) could reasonably be expected to have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby and (ii) as of the Restatement Effective Date, none of the Loan Parties holds any commercial

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tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.
(g)    Financial Condition. (i) The Financial Statements, copies of which have been delivered to the Administrative Agent, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material Indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long‑term leases and other unusual forward or long‑term commitments), direct or contingent, of the Borrower and its Subsidiaries are set forth in the Financial Statements, and since December 31, 2014 no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.
(ii)    The Borrower has heretofore furnished to the Administrative Agent (A) projected quarterly income statements and statements of cash flows of the Borrower and its Subsidiaries for the period from January 1, 2015, through December 31, 2015, and (B) projected income statements and statements of cash flows of the Borrower and its Subsidiaries for the Fiscal Years ending in 2015 through 2017. Such projections are believed by the Borrower at the time furnished to be reasonable and prepared on a reasonable basis and in good faith, and based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and the Borrower is not aware of any facts or information that would lead it to believe that such projections are incorrect or misleading in any material respect.
(h)    Compliance with Law, Etc. No Loan Party is in violation of any of its Governing Documents, any Requirement of Law or any term of any Contractual Obligation binding on or otherwise affecting it or any of its properties, except to the extent such violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and no Default or Event of Default has occurred and is continuing.
(i)    ERISA. No Loan Party nor any of its ERISA Affiliates contributes to, sponsors, maintains or has an obligation to contribute to or maintain any Multiemployer Plan or any Employee Plan and has not at any time prior to the date hereof established, sponsored, maintained or been a party to, and has not at any time prior to the date hereof contributed or been obligated to contribute to or maintain, any Multiemployer Plan or any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the

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purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant’s termination of employment.
(j)    Taxes, Etc. All Federal, state and material local tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non‑payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.
(k)    Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and, other than as disclosed to the Administrative Agent and the Lenders prior to the Restatement Effective Date, no proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates Regulation T, U or X.
(l)    Nature of Business. No Loan Party is engaged in any business other than the operation of a crude oil refinery, purchasing or selling petroleum, petroleum product or related inventory, operation of petroleum, petroleum product or related inventory transportation and gathering systems and receiving and storage stations, and the operation of various product pipelines, terminals railroad and trucking operations and construction services operations, together with activities and operations related or complementary thereto.
(m)    Adverse Agreements, Etc. No Loan Party is a party to any Contractual Obligation or subject to any restriction in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to have, a Material Adverse Effect.
(n)    Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person other than permits, licenses, authorizations, approvals, entitlements and accreditations that the failure to obtain, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment,

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forfeiture or non‑renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.
(o)    Properties. (i) Each Loan Party has good and marketable title to, valid leasehold interests in or valid licenses to use all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets necessary for the Loan Parties to conduct their business are in good working order and condition, ordinary wear and tear excepted.
(ii)    Schedule 5.01(o) sets forth a complete and accurate list, as of the Restatement Effective Date, of the location, by state and street address, of all real property owned or leased by each Loan Party and identifies the interest (fee or leasehold) of such Loan Party therein. As of the Restatement Effective Date, each Loan Party has valid leasehold interests in each material Lease described on Schedule 5.01(o) to which it is a party. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 5.01(o). To the best knowledge of any Loan Party, no other party to any such Lease is in default of its obligations thereunder, and no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Restatement Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.
(iii)    Each of the Borrower and its Subsidiaries owns, or is licensed to use, all intellectual property reasonably necessary for the conduct of its business as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning the use of any intellectual property or the validity or effectiveness of any intellectual property, except for claims that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of intellectual property material to the Borrower or its Subsidiaries for the conduct of its business as currently conducted does not, to their knowledge, infringe on the rights of any Person in any material respect.
(p)    Full Disclosure. Each Loan Party has disclosed to the Administrative Agent and, as of the Restatement Effective Date, the Existing Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on

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behalf of any Loan Party to the Administrative Agent or the Lenders in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared.
(q)    Environmental Matters. Except as set forth on Schedule 5.01(q) or as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of any Loan Party: (i) the operations of each Loan Party are in material compliance with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or its predecessor in interest, or at any disposal or treatment facility that received Hazardous Materials generated by any Loan Party or any of their predecessors in interest; (iii) no Environmental Action has been asserted against any Loan Party or any of their predecessors in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any of their predecessors in interest; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any of their predecessors in interest; (v) no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release that is required to be so reported by any Environmental Laws; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party’s failure to maintain or comply with could not have an Material Adverse Effect; and (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect of or as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not have a Material Adverse Effect.
(r)    Use of Proceeds. The proceeds of the Loans shall be used to (i) finance the loan from the Borrower to the Parent that is evidenced by the Parent Acquisition Note, which loan will, in part, provide financing for the Alon Purchase, (ii) finance the Borrower’s payment of Subordinated Borrower Indebtedness and related interest in an amount equal to $45,000,000, (iii) pay fees and expenses in connection with the transactions contemplated

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hereby and (iv) fund working capital and general corporate purposes of the Borrower; provided that, no greater than $200,000,000 of proceeds of the Loans advanced on the Restatement Effective Date shall be used for the purposes set forth in clauses (i) and (ii) hereof.
(s)    Solvency. As of the Restatement Effective Date, after giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent.
(t)    Investment Company Act. None of the Loan Parties is (i) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.
(u)    Employee and Labor Matters. As of the Restatement Effective Date, there is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party, or (iii) to the best knowledge of each Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(v)    Compliance with Sanctions Program. Each Loan Party is in compliance with the requirements of all Sanctions Programs applicable to it. Each Subsidiary of each Loan Party is in compliance with the requirements of all Sanctions Programs applicable to such

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Subsidiary. Each Loan Party has provided to the Agent Parties all information regarding such Loan Party and its directors, officers, Affiliates and Subsidiaries necessary for the Agent Parties and the Lenders to comply with all applicable Sanctions Programs. To the best of each Loan Party’s knowledge, neither any Loan Party nor any of its officers or directors, Affiliates or Subsidiaries is, as of the date hereof, a Sanctioned Person. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
ARTICLE VI
COVENANTS OF THE LOAN PARTIES
Section 6.01.    Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid, each Loan Party will:
(a)    Reporting Requirements. Furnish to the Administrative Agent (which will distribute to each Lender):
(i)    as soon as available and in any event within 50 days after the end of the first three (3) fiscal quarters of the Borrower and its Subsidiaries and 90 days after the end of the fourth fiscal quarter of the Borrower and its Subsidiaries commencing with the first fiscal quarter of the Borrower and its Subsidiaries ending after the Restatement Effective Date, consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Borrower and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Borrower and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent, subject to normal year‑end adjustments; provided that to the extent GAAP requires the MLP and its subsidiaries to be consolidated with the Borrower and its

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Subsidiaries, the stand‑alone consolidated financial statements of the MLP and its Subsidiaries for the first three (3) fiscal quarters of the MLP shall be delivered within 55 days after the end of such fiscal quarters and within 95 days after the end of the fourth fiscal quarter of the MLP;
(ii)    as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Borrower and its Subsidiaries, consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Borrower and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrower and reasonably satisfactory to the Administrative Agent (which opinion shall be without (A) a going concern or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or (C) any qualification that relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 6.03);
(iii)    (A) simultaneously with the delivery of the financial statements of the Borrower and its Subsidiaries required by clauses (i) and (ii) of this Section 6.01(a), a certificate of an Authorized Officer of the Borrower in the form of Exhibit E (1) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrower and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action that the Borrower and its Subsidiaries propose to take or have taken with respect thereto and (2) attaching a schedule showing all Dispositions subject to Section 6.02(c)(ii)(I) during such period and since the Restatement Effective Date and the calculations specified in Section 6.02(f) (for fiscal year end reporting only) and Section 6.03(b);

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(B)    as soon as available and in any event within ten (10) days after the end of each calendar month at any time that the Test Period is a calendar month, (or within five (5) Business Days after each Friday at any time that the Test Period is a calendar week), a certificate of an authorized officer of the Borrower in the form of Exhibit E (A) stating no Default or Event of Default has occurred during the relevant Test Period, or, if a Default or Event of Default exists, a detailed description of the Default or Event of Default and all actions the Borrower and its Subsidiaries propose to take or have taken with respect thereto, and (B) showing the Borrower’s compliance with the covenants set forth in Sections 6.03(a) and (c), as applicable; and
(iv)    as soon as available and in any event not later than 60 days after the end of each Fiscal Year, financial projections consisting of consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Borrower and its Subsidiaries, prepared on a quarterly basis and otherwise in form and substance satisfactory to the Administrative Agent, for the immediately succeeding Fiscal Year for the Borrower and its Subsidiaries and prepared on an annual basis for the next two (2) Fiscal Years thereafter, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Borrower to be reasonable at the time made and from the best information then available to the Borrower;
(v)    promptly after submission to any Governmental Authority, all material documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party;
(vi)    as soon as possible, and in any event within three (3) Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action that the affected Loan Party proposes to take with respect thereto;
(vii)    (A) as soon as possible and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know (1) that any Reportable Event with respect to any Employee Plan has occurred, (2) that any other Termination Event with respect to any Employee Plan has occurred, or (3) that the failure to meet the minimum funding standards of Section 412 of the Code or that

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an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Borrower setting forth the details of such occurrence and the action, if any, that such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three (3) days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within ten (10) days after the filing thereof with the Internal Revenue Service if requested by the Administrative Agent or any Lender, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within three (3) days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;
(viii)    promptly after the commencement thereof but in any event not later than five (5) days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which could reasonably be expected to have a Material Adverse Effect;
(ix)    promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

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(x)    promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof; and
(xi)    promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.
(b)    Additional Guaranties and Collateral Security. Cause:
(i)    each Subsidiary of any Loan Party (other than (i) a Foreign Subsidiary and (ii) a Special Purpose Subsidiary formed and used in a Permitted Securitization Transaction for the purpose of financing working capital) not in existence on the Restatement Effective Date to execute and deliver to the Administrative Agent promptly and in any event within three (3) days after the formation, acquisition or change in status thereof (1) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Guarantor, (2) a supplement to the Loan Party Security Agreement, pursuant to which such Subsidiary shall be a party to such agreement as a Grantor, together with (a) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, other than Excluded Property, (b) undated stock powers executed in blank with signature guaranteed, and (c) such opinions of counsel as the Administrative Agent may reasonably request, and such approving certificate of such Subsidiary as the Administrative Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to any such certificate, (3) within 90 days thereafter, to the extent any real property of such Subsidiary meets the dollar thresholds set forth in Section 6.01(l), one or more Mortgages creating on such real property a perfected, first priority Lien on such real property, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor’s certificate, each in form and substance satisfactory to the Administrative Agent, together with such other agreements, instruments and documents as the Administrative Agent may require whether comparable to the documents required under Section 6.01(l) or otherwise, and (4) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Administrative Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Loan Party Security Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Secured Obligations; and

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(ii)    each Loan Party that is the owner of the Capital Stock of any such Subsidiary that is subject to clause (i) above to execute and deliver promptly and in any event within three (3) days after the formation or acquisition of such Subsidiary a supplement to the Loan Party Security Agreement, together with (1) certificates evidencing all of the Capital Stock of such Subsidiary, (2) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (3) such opinion of counsel and such approving certificate of such Loan Party as the Administrative Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (4) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Lead Collateral Agent or the Administrative Agent.
(c)    Compliance with Laws, Etc. Except to the extent such failure to comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, comply, and cause each of its Subsidiaries to comply, in all respects with all Requirements of Law (not including Environmental Laws which are addressed in Section 6.01(j)), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims that if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings that stay the imposition of any penalty, fine or Lien resulting from the non‑payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.
(d)    Preservation of Existence, Etc. (i) Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and (ii) become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the failure to do so could reasonably be expected to have a Material Adverse Effect.
(e)    Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.
(f)    Inspection Rights. (i) Permit, and cause each of its Subsidiaries to permit, the agents and representatives of the Administrative Agent at any time and from time to time during normal business hours, and (so long as no Default or Event of Default exists), with reasonable prior notice, at the expense of the Borrower, to examine and make copies of and

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abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives, (ii) permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Lender at any time and from time to time during normal business hours, and (so long as no Default or Event of Default exists), with reasonable prior notice to the Borrower, to discuss its affairs, finances and accounts with the Chief Executive Officer, Chief Financial Officers, Treasurer and any Senior or Executive Vice President of Borrower, and (iii) pay upon demand the reasonable costs and expenses of the Administrative Agent in connection with all visits, audits, inspections, valuations, appraisals and field examinations (including the cost of all visits, audits, inspections, valuations, appraisals and field examinations conducted by a third party on behalf of the Administrative Agent), provided that so long as no Default or Event of Default has occurred and is continuing, the Borrower shall not be required to reimburse the Administrative for more than two (2) field examinations, one (1) Refinery Appraisal and, at any time that no Alon Stock is Alon Marketable Stock, one (1) Alon Stock Appraisal, in each instance, during any calendar year; and, further, provided that, after one or more Casualty Events and Dispositions of Specified Fixed Assets have occurred which, in the aggregate with all other such events, if any, occurring from and after the date of the most recent Refinery Appraisal, results in Net Cash Proceeds in excess of $20,000,000, the Administrative Agent may, in its reasonable discretion, require a new Refinery Appraisal and the Borrower shall reimburse the Administrative Agent for such Refinery Appraisal. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of the Administrative Agent or any Lender in accordance with this Section 6.01(f). In the event of any Alon Stock Appraisal, the Loan Parties shall provide the independent appraiser with all information and data reasonably necessary to make a determination of the Alon Stock Appraised Value.
(g)    Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except in each case to the extent the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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(h)    Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent, flood (to the extent a property covered by a Mortgage is located in a flood zone) and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Lead Collateral Agent and the Administrative Agent; provided, that the Loan Parties and their Subsidiaries may obtain such insurance through a Captive Insurance Subsidiary to the extent (i) such insurance is reinsured by one or more responsible and reputable insurance companies or associations, or the Federal government, (ii) any reinsurance agreements between such Captive Insurance Subsidiary and such reinsurance companies described in clause (i) above shall provide for direct access to such reinsurers through a direct access cut‑through endorsement for all named insureds, loss payees and mortgagees, and (iii) such arrangements are otherwise acceptable to the Lead Collateral Agent and the Administrative Agent in their reasonable discretion. All policies covering the Collateral are to be made payable to the Lead Collateral Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non‑contributory “lender” or “secured party” clause and are to contain such other provisions as the Lead Collateral Agent or the Administrative Agent may require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Lead Collateral Agent and the policies are to be premium prepaid, with the lender’s loss payable and additional insured endorsement in favor of the Lead Collateral Agent and such other Persons as the Lead Collateral Agent may designate from time to time, and shall provide for not less than thirty (30) days’ prior written notice to the Lead Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Administrative Agent, the Lead Collateral Agent or any Lender may arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Administrative Agent’s, the Lead Collateral Agent’s or such Lender’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Lead Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that

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may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
(i)    Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, except to the extent the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(j)    Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens except Permitted Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Administrative Agent any documentation of such compliance which the Administrative Agent may reasonably request, except as any such compliance circumstance could not reasonably be expected to have a Material Adverse Effect; (iii) provide the Administrative Agent written notice within five (5) days of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries but only to the extent that such release could reasonably be expected to result in a Material Adverse Effect, and take any Remedial Actions required to comply with Environmental Laws or by Governmental Authority to abate said Release; and (iv) provide the Administrative Agent with written notice of any of the following to the extent that such could reasonably be expected to have a Material Adverse Effect within ten (10) days of the determination that the following could reasonably be expected to have a Material Adverse Effect: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order.
(k)    Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Administrative Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer

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and confirm unto each Agent Party and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (A) authorizes the Lead Collateral Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (B) authorizes the Lead Collateral Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (C) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.
(l)    After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an “After Acquired Property”) (x) with a Current Value (as defined below) in excess of $1,000,000 in the case of a fee interest, or (y) requiring the payment of annual rent exceeding in the aggregate $200,000 in the case of a leasehold interest, promptly so notify the Administrative Agent in writing, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party’s good‑faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”). The Administrative Agent shall notify such Loan Party whether it intends to require a Mortgage and any of the other documents referred to below or in the case of leasehold, a leasehold Mortgage or landlord’s waiver. Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall, as soon as practicable but in any event within 90 days thereafter, furnish to the Lead Collateral Agent any of the following so required by the Administrative Agent, each in form and substance satisfactory to the Administrative Agent: (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form, (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Administrative Agent, desirable to create and perfect a valid and enforceable first priority lien (subject to Permitted Liens having priority as a matter of applicable law) on the property purported to be covered thereby or to otherwise protect the rights of the Agent Parties and the Lenders thereunder, (iii) a Title Insurance Policy, (iv) a survey of such real property, certified to the Lead Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Administrative Agent, (v) Phase I Environmental Site Assessments with respect to such real property, certified to the Lead Collateral Agent by a company reasonably satisfactory to the Administrative Agent, (vi) in the case of a

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leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, (vii) in the case of a leasehold interest, an attornment and nondisturbance agreement between the landlord (and any fee mortgagee, if requested by the Administrative Agent) with respect to such real property and the Lead Collateral Agent, (viii) if requested by Administrative Agent, a certified appraisal of such real property performed in accordance with (A) The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time, and (B) the Administrative Agent’s appraisal requirements by an appraiser selected and retained by the Administrative Agent, and (ix) such other documents or instruments (including guarantees and opinions of counsel) as the Administrative Agent may reasonably require. The Borrower shall pay all fees and expenses, including reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 6.01(l).
(m)    Fiscal Year. Cause the Fiscal Year of the Borrower and its Subsidiaries to end on December 31 of each calendar year.
(n)    Compliance with Sanctions Programs. (i) Each Loan Party to at all times comply with the requirements of all Sanctions Programs applicable to such Loan Party and to cause each of its Subsidiaries to comply with the requirements of all Sanctions Programs applicable to such Subsidiary.
(ii)    Each Loan Party to provide the Administrative Agent any information regarding such Loan Party, its Affiliates, and its Subsidiaries necessary for the Administrative Agent and the Lenders to comply with all applicable Sanctions Programs; subject, however, in the case of Affiliates, to such Loan Party’s ability to provide information applicable to them.
(iii)    If any Loan Party obtains actual knowledge or receives any written notice that such Loan Party, any of its officers or directors, any Affiliate or any Subsidiary is named on any then current Sanctions List (such occurrence, a “Sanctions Event”), such Loan Party shall promptly (A) give written notice to the Administrative Agent of such Sanctions Event, and (B) comply with all applicable laws with respect to such Sanctions Event (regardless of whether the party included on the Sanctions List is located within the jurisdiction of the United States of America), including the Sanctions Programs, and each Loan Party hereby authorizes and consents to the Administrative Agent and the Lenders taking any and all steps the Administrative Agent or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such Sanctions Event, including the requirements of the Sanctions Programs (including the freezing and/or

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blocking of assets and reporting such action to OFAC and/or the U.S. Department of Treasury’s Office of Foreign Assets Control).
(iv)    No Loan Party will use any proceeds of the Loans to finance or otherwise fund, directly or indirectly, (A) any activity or business with or related to any Sanctioned Person or any Sanctioned Country or (B) in any other manner that will result in a violation of any Sanctions Program by any Person (including any Person participating in the Loans whether as lender, underwriter, advisor, investor, or otherwise).
(o)    2019 Turnaround. Provide to the Administrative Agent monthly reports in form and substance reasonably satisfactory to the Administrative Agent setting forth all material developments with respect to any Turnaround occurring after the Restatement Effective Date and provide the Administrative Agent such other information with respect thereto as the Administrative Agent may reasonably request.
Section 6.02.    Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid, each Loan Party shall not:
(a)    Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens.
(b)    Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.
(c)    Fundamental Changes; Dispositions. Wind‑up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of whether in one transaction or a series of related transactions, all or

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any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that
(i)    any wholly‑owned Subsidiary Guarantor of any Loan Party (other than the Borrower) may be merged into such Loan Party or another wholly‑owned Subsidiary Guarantor of such Loan Party, or may consolidate with another wholly‑owned Subsidiary Guarantor of such Loan Party, including, without limitation, mergers necessary to reorganize the Loan Parties in Delaware, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Administrative Agent at least 30 days’ prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation, and (E) the surviving Subsidiary, if any, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and a supplement to the Loan Party Security Agreement and the Capital Stock of such Subsidiary is the subject of the Loan Party Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation;
(ii)    any Loan Party and its Subsidiaries may:
(A)    sell inventory in the ordinary course of business,
(B)    sell inventory and Accounts Receivable in connection with the financing of its working capital (to the extent such Indebtedness is permitted hereunder), including all crude oil, refined petroleum products and other hydrocarbon inventory from time to time owned by the Borrower or its Subsidiaries that is sold in accordance with the terms of the J. Aron Supply and Offtake Agreement,
(C)    transfer personal property among Loan Parties, provided that, if the aggregate value of all such personal property so transferred since the Restatement Effective Date exceeds, or after giving effect to such transfer would exceed, $1,000,000, the Borrower shall provide to the Administrative Agent at least ten (10) Business Days’ prior written notice of any such transfer

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of non-cash Collateral and shall take all actions reasonably required by the Administrative Agent (including, without limitation, any actions that would otherwise be required by Section 6.01(b) (as though such transferee were a new Subsidiary) and Section 6.01(l) (as though such transferred assets constituted After Acquired Property)) so that such transfer shall not adversely affect in any respect the creation, perfection or priority of the applicable Collateral Agent’s Liens therein,
(D)    enter into a Disposition that constitutes a Restricted Payment permitted by Section 6.02(g) or a Permitted Investment,
(E)    dispose of obsolete or worn‑out personal property or personal property no longer useful in its business, in each case in the ordinary course of business,
(F)    sell platinum to the consignor under the Platinum Consignment Agreement,
(G)    sell or otherwise dispose of the MLP Subject Assets, the MLP Existing ROFO Assets and the MLP New ROFO Assets to the MLP or its Subsidiaries in an aggregate amount not less than the greater of (x) the fair market value of such property or assets and (y) the Borrower’s and its Subsidiaries’ actual cost of acquisition or construction of such assets; provided that (1) at least 70% of the consideration of each such sale or Disposition pursuant to this clause (G) shall be in cash, (2) any non‑cash consideration in respect of any such sale or Disposition pursuant to this clause (G) shall be in the form of either MLP Equity Interests or a senior promissory note, in form and substance reasonably satisfactory to the Administrative Agent, from the MLP or its Subsidiaries (together with an endorsement or allonge, in form and substance reasonably satisfactory to the Administrative Agent), which MLP Equity Interests and promissory notes shall be pledged to the Lead Collateral Agent pursuant to the Loan Party Security Agreement, provided that non‑cash consideration shall be permitted only if the cash portion of the consideration for such sale or Disposition exceeds the actual cost of such assets, and (3) at least five (5) Business Days prior to the date of completion of any sale or Disposition pursuant to this clause (G), the Borrower shall have delivered to the Administrative Agent an officer’s certificate of an Authorized Officer, which certificate shall contain (I) a description of the proposed transaction, the date such transaction

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is scheduled to be consummated and the estimated sale price or other consideration for such transaction, and (II) a certification that no Default or Event of Default has occurred and is continuing, or would result from the consummation of such transaction, and no Material Adverse Effect could reasonably be expected to result from such Disposition,
(H)    sell or otherwise dispose of the MLP Specified Sale Equity Interests so long as, both immediately prior to and after giving effect to such sale or disposition, no Default or Event of Default shall exist; provided, that (1) any and all non-cash consideration received by the Borrower and its Subsidiaries in respect of such sale or Disposition shall be immediately pledged to the Lead Collateral Agent pursuant to the Loan Party Security Agreement, and
(I)    Dispositions not otherwise subject to the provisions set forth in clauses (A) through (H) above (including, without limitation, MLP Equity Interests, but excluding MLP Specified Sale Equity Interests, MLP Subject Assets, MLP Existing ROFO Assets and MLP New ROFO Assets) for cash in an aggregate amount not less than the fair market value of such property or assets, provided that in the case of Dispositions pursuant to this clause (I), (1) the Net Cash Proceeds of such Dispositions (excluding the Disposition of the MLP Subject Assets, MLP Existing ROFO Assets, MLP New ROFO Assets and MLP Specified Sale Equity Interests, which shall be covered by clauses (G) and (H) above) do not exceed $50,000,000 in the aggregate for all such Dispositions since the Restatement Effective Date, (2) such Net Cash Proceeds are paid to the Administrative Agent to the extent required by the terms of Section 2.05(c)(i), (3) in the case of any Disposition involving consideration in excess of $5,000,000 (excluding Dispositions of MLP Equity Interests, which are covered in clause (4) below), at least five (5) Business Days prior to the date of completion of such Disposition, the Borrower shall have delivered to the Administrative Agent an officer’s certificate of an Authorized Officer, which certificate shall contain (I) a description of the proposed transaction, the date such transaction is scheduled to be consummated and the estimated sale price or other consideration for such transaction, and (II) a certification that no Default or Event of Default has occurred and is continuing, or would result from the consummation of such transaction, and no Material Adverse Effect could reasonably be expected to result from such Disposition, or (4) in the case of any Dispositions of MLP Equity Interests (other than the MLP Specified Sale Equity Interests,

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which shall be covered by clause (H) above), at least ten (10) Business Days prior to the date of completion of such Disposition, the Borrower shall have delivered to the Administrative Agent an officer’s certificate of an Authorized Officer, which certificate shall contain (I) a description of the proposed transaction, the date such transaction is scheduled to be consummated and the estimated sale price or other consideration for such transaction, (II) a certification that no Default or Event of Default has occurred and is continuing, or would result from the consummation of such transaction, and no Material Adverse Effect could reasonably be expected to result from such Disposition, and (III) a certification that, after giving effect to such Disposition, the Borrower will be in compliance with the financial covenant set forth in Section 6.03(a) on a pro forma basis using the most recently available financial covenant calculations under Section 6.03(a), including reasonably detailed calculations supporting such certification; provided further that, notwithstanding the foregoing, with respect to any MLP Subordinated Units that after the Restatement Effective Date become MLP Common Units, any Loan Party and its Subsidiaries may sell such converted MLP Equity Interests for cash consideration so long as (a) both immediately prior to and after giving effect to such sale, no Default or Event of Default has occurred and is continuing, or would result from the consummation of such transaction, (b) the purchaser of such MLP Equity Interests shall not be an Affiliate of the Parent or the Borrower, and (c) the Net Cash Proceeds of such sale are paid to the Administrative Agent as required by Section 2.05(c)(i).
In no event shall clause (I) of Section 6.02(c)(ii) be construed to permit the sale or other Disposition of the processing or other units of the crude oil refinery of the Borrower and its Subsidiaries located in El Dorado, Arkansas, including, without limitation, the assets required to operate such refinery and to refine the same types of products being refined prior to the Restatement Effective Date (collectively, the “El Dorado Refinery”); provided, that this sentence shall not restrict the sale of (x) the MLP Subject Assets, the MLP New ROFO Assets or the MLP Existing ROFO Assets, or (y) pipelines or storage terminals comprising a part of the El Dorado Refinery, subject to the other limitations of this Section 6.02(c)(ii); and
(iii)    the Borrower or any Subsidiary may enter into a merger the sole purpose of which is to reincorporate or reorganize such Loan Party in the State of Delaware, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Administrative Agent at least 30 days’ prior

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written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Administrative Agent’s, Collateral Agents’ and Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, (E) if such merger involves the Borrower, the Borrower shall be the surviving entity, (F) if such merger involves the Borrower, the Administrative Agent shall have consented to such merger, and (G) the surviving Subsidiary, if any, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and a supplement to the Loan Party Security Agreement and the Capital Stock of such Subsidiary is the subject of the Loan Party Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger.
(d)    Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 5.01(l).
(e)    Loans, Advances, Investments, Etc. Make or commit or agree to make any loan, advance, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments existing on the Restatement Effective Date, as set forth on Schedule 6.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) loans and advances to any Loan Party, made in the ordinary course of business, (iii) investments in any Loan Party, (iv) trade credit extended on usual and customary terms in the ordinary course of business, (v) (A) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, and (B) loans and advances to employees made in the ordinary course of business in compliance with applicable laws and consistent with past practices of the Borrower or its Subsidiaries, as the case may be, provided that the aggregate amount of such loans and advances does not exceed $500,000 at any one time outstanding, (vi) stock, obligations or other securities received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of any Loan

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Party or any of its Subsidiaries, (vii) investments resulting from Hedging Agreements entered into in the ordinary course of business, other than for speculative purposes, (viii) Permitted Investments, (ix) investments consisting of 612,207 MLP Common Units and 11,999,258 MLP Subordinated Units issued by the MLP to the Borrower made on (I) on November 7, 2012 or (II) in connection with a Disposition permitted under Section 6.02(c)(ii)(G), and dividends and distributions with respect thereto, provided that the Lead Collateral Agent shall at all times have a perfected, first priority security interest in and Lien on any MLP Equity Interests, (x) investments consisting of promissory notes issued by the MLP or its subsidiaries to the Borrower in connection with a Disposition permitted under Section 6.02(c)(ii)(G), provided that the Lead Collateral Agent shall at all times have a perfected, first priority security interest in and Lien on any such promissory notes, and (xi) the Borrower’s loan to the Parent pursuant to the Parent Acquisition Note to enable the Parent to make the Alon Purchase.
(f)    Growth Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Growth Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Growth Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed $30,000,000 in any Fiscal Year (the “Growth Capital Expenditure Limitation”); provided, that, from and after the Original Effective Date, if at the end of any Fiscal Year, the Growth Capital Expenditure Limitation for such Fiscal Year exceeds the aggregate amount of Growth Capital Expenditures made or incurred by the Borrower and its Subsidiaries during such Fiscal Year (the amount of such excess being referred to herein as the “Excess Amount”), then the Excess Amount may be carried forward to the next succeeding Fiscal Year, it being understood that any unused Excess Amounts may be carried forward (to the extent not used) to succeeding Fiscal Years without limitation.
(g)    Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such, or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party

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or any of its Subsidiaries) pursuant to any management, consulting or other similar agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, that:
(A)    any Subsidiary of the Borrower may pay dividends to the Borrower or to another Subsidiary that is a Loan Party;
(B)    subject in each case to the last paragraph of this Section 6.02(g), the Borrower may pay dividends out of ordinary net earnings of the Borrower and its Subsidiaries from time to time in the ordinary course of business, provided that (x) until 50% of the principal of the Term Loan outstanding on the Restatement Effective Date (after giving effect to the Transactions) has been repaid or prepaid, on and after January 1, 2015, in an aggregate amount not to exceed 50% of ordinary net earnings of the Borrower and its Subsidiaries for the immediately preceding fiscal quarter of the Borrower and its Subsidiaries (as shown on the most recently delivered quarterly financial statements provided to the Administrative Agent pursuant to Section 6.01(a)(i)), provided that if, upon delivery of the audited financial statements required to be delivered under Section 6.01(a)(ii), the results set forth in such financial statements demonstrate that the aggregate amount of dividends paid by the Borrower under this clause (B)(x)(ii) in respect of any Fiscal Year exceeded 50% of the ordinary net earnings of the Borrower and its Subsidiaries for such Fiscal Year, then the Borrower shall cause the Parent to make a cash equity contribution to the Borrower in an amount equal to the amount of such excess (the “Reinvestment Requirement”) within 10 Business Days of the delivery of such audited financial statements or (y) after more than 50% of the original principal of the Term Loan outstanding on the Restatement Effective Date (after giving effect to the Transactions) has been repaid or prepaid, in any Fiscal Year the Borrower may pay dividends out of retained earnings of the Borrower and its Subsidiaries (as shown on the most recently delivered quarterly or annual financial statements as may be provided to the Administrative Agent pursuant to Section 6.01(a)(i) or (ii)) from time to time, in the ordinary course of its business;
(C)    the Borrower may pay management fees to the Parent or any of its Affiliates in an aggregate amount not to exceed $3,500,000 in any calendar year, so long as both immediately before and after giving effect to such payment, no Default or Event of Default shall exist;

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(D)    the Borrower may make payments to purchase or redeem its Capital Stock held by current or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Borrower and any of its Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service; provided, that (I) the aggregate amount of such payments made pursuant to this subclause (D) during any Fiscal Year shall not exceed $1,000,000, and (II) both immediately before and after giving effect to such payment, no Default or Event of Default shall exist;
(E)    the Borrower may pay dividends or make distributions to the Parent for the sole purpose of permitting the Parent to pay Federal and state income taxes and franchise taxes solely arising from any Parent Consolidated Tax Return (such payments, “Tax Distributions”); provided that the aggregate amount of such Tax Distributions shall under no circumstances exceed the amount that the Loan Parties would have been obligated to pay if the Borrower were the common parent of a consolidated tax group comprised of the Borrower and each of its Subsidiaries and filed a separate consolidated tax return, taking into account any carryovers and carrybacks of tax attributes (including net operating losses) of such Loan Parties; provided further that no distribution shall be made more than ten (10) Business Days prior to the due date of the amounts to the applicable taxing authorities;
(F)    to the extent such payments are otherwise prohibited under clause (v) of this Section 6.02(g), the Borrower may make payments in accordance with the transactions provided for in the MLP Primary Commercial Agreements; and
(G)    the Borrower may make payments permitted pursuant to clause (a) of Section 6.03.
Notwithstanding anything herein to the contrary, in the case of any payments pursuant to clause (B) above, (1) the Administrative Agent shall have received at least ten (10) Business Days’ prior written notice, which shall include a certification as to the succeeding clause (2), and (2) both immediately before and after giving effect to such payment, no Default or Event of Default shall exist.
(h)    Federal Reserve Regulations. Except as disclosed to the Administrative Agent prior to the Restatement Effective Date, permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

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(i)    Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s‑length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party, (iii) transactions permitted by Section 6.02(e) and Section 6.02(g) (excluding clause (F) of Section 6.02(g)), (iv) the sale of inventory and Accounts Receivable to a Special Purpose Subsidiary of the Borrower formed and used in a Permitted Securitization Transaction for the purpose of financing working capital of the Loan Parties, or (v) the transactions provided for in the MLP Primary Commercial Agreements or in connection with the MLP Released Assets or the MLP Existing ROFO Assets, so long as such transactions are necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable than what would be available to the Borrower or its Subsidiaries from an unaffiliated third party on an arm’s‑length basis.
(j)    Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries, or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 6.02(j) shall prohibit or restrict compliance with: (A) this Agreement and the other Loan Documents; (B) any Requirement of Law; (C) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license (including any intellectual property license), conveyance or contract of similar property or assets; or (D) in the case of clause (iv) any agreement, instrument or other document evidencing a Permitted Lien or restricting on customary terms the transfer of any property or assets subject thereto (it being understood that the MLP and its subsidiaries are not Subsidiaries for the purposes of this clause (j)).

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(k)    Limitation on Issuance of Capital Stock. Issue or sell or enter into any agreement or arrangement for the issuance and sale by the Borrower of any Disqualified Stock or any other shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants, except to the extent such issuance or sale would not result in a Change of Control, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants. Notwithstanding the foregoing, any Capital Stock of the Borrower issued to the Parent or any Affiliate thereof shall be pledged to the Lead Collateral Agent pursuant to the Parent Pledge Agreement.
(l)    Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Subordinated Indebtedness (other than the Subordinated Borrower Indebtedness) or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness; would increase the interest rate applicable to such Indebtedness; would change any subordination provision, if any, of such Indebtedness; or would otherwise be adverse to the Lenders or the issuer of such Subordinated Indebtedness in any respect,
(ii)    (A) except to the extent permitted by the terms of the Subordination Agreement, amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of the Subordinated Borrower Note (as in effect on the Restatement Effective Date); or (B) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness, including any payments or prepayments of principal (including through any redemption, purchase, defeasance, acquisition or retirement thereof), premium, fees or interest in respect thereof in violation of the subordination provisions thereof or any subordination agreement with respect thereto; provided that the Borrower may make such payments or prepayments of principal in respect of the Subordinated Borrower Indebtedness to the extent expressly permitted by the Subordination Agreement to which the Borrower is a party,
(iii)    make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its

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Subsidiaries’ Subordinated Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such indebtedness when due), or refund, refinance, replace or exchange any other Subordinated Indebtedness for any such Subordinated Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of “Permitted Indebtedness”), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing,
(iv)    amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN, except that a Loan Party may (A) change its name, jurisdiction of organization, organizational identification number or FEIN in connection with a transaction permitted by Section 6.02(c) and (B) change its name upon at least 30 days’ prior written notice by the Borrower to the Administrative Agent of such change and so long as, at the time of such written notification, such Person provides any financing statements or fixture filings necessary to perfect and continue perfected the Liens of the applicable Collateral Agent,
(v)    amend, modify or otherwise change its Governing Documents, including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (v) that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect,
(vi)    Reserved,
(vii)    (A) amend, modify or otherwise change any MLP Document, or enter into any new agreement with respect to the MLP, except in the ordinary course of business and on terms no less favorable to the Borrower and its Subsidiaries than would be obtainable in a comparable arm’s‑length transaction with a Person that is not an Affiliate thereof, and any other amendments, modifications or changes or any such new agreements that either individually or in the aggregate could not reasonably be expected to be adverse in any material respect to the Lenders or (B) amend, modify or otherwise change the MLP Partnership Agreement, except any such amendments, modifications or changes that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, or

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(viii)     amend, modify or otherwise change the Platinum Consignment Agreement to increase the Indebtedness thereunder to more than $17,500,000 or in any manner which is adverse to the Lenders in any material respect.
(m)    Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.
(n)    ERISA. (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.
Section 6.03.    Financial Covenants. (a) Loan to Value Requirement. (i) So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid, as of the last day of each Test Period, the Borrower will not permit (A) the aggregate amount of Net Senior Secured Debt on such date to exceed (B) the Adjusted Collateral Value on such date (the “Loan to Value Requirement”);
provided that, any failure to comply with the Loan to Value Requirement shall not constitute an Event of Default so long as, within 15 days after the Borrower delivers to the Administrative Agent the compliance certificate with calculations for the Loan to Value Requirement that is required by Section 6.01(a)(iii)(B), which in no event shall be later than the date required by Section 6.01(a)(iii)(B) for delivery of the applicable compliance certificate, the Borrower (x) issues Permitted Borrower Cure Security for cash or received other Cash Equity and (y) all such cash, including Cash Equity, received by the Borrower constitutes Pledged Cash in an amount that, had such Pledged Cash been available to the Borrower at the time of the calculation for the applicable Test Period

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date, the Borrower would have been in compliance with the Loan to Value Requirement (the “Borrower Equity Cure Right”); provided further that, Borrower shall be entitled to exercise the Borrower Equity Cure Right no more frequently than two (2) times in any consecutive four‑quarter period and seven (7) times during the term of the Term Loan.
So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid, the Borrower will (i) not declare or pay any dividend or other distribution, direct or indirect, on account of any Permitted Borrower Cure Security, now or hereafter outstanding, (ii) not make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Permitted Borrower Cure Security, (iii) not make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Permitted Borrower Cure Security constituting Subordinated Indebtedness, including any payments or prepayments of principal (including through any redemption, purchase, defeasance, acquisition, or retirement thereof), premium, fees or interest in respect thereof in violation of the subordination provisions thereof or any subordination agreement with respect thereto and (iv) not repay or otherwise make a distribution of any Cash Equity, except in each case to the extent (A) the Borrower has been in compliance with the Loan to Value Requirement, during twelve (12) consecutive weekly Test Periods of the Borrower, without giving effect to the Pledged Cash received as a result of the Cash Equity or Permitted Borrower Cure Security, (B) immediately after the payment otherwise restricted by this paragraph, the Borrower would be in compliance with the Loan to Value Requirement, (C) the Administrative Agent receives at least ten Business Days’ prior written notice of such payment, which shall include a certification as to clauses (B) and (D), and (D) both immediately before and after giving effect to such payment, no Default or Event of Default shall exist.
(b)    Liquidity. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid, as of the last day of each March, June, September and December, the Borrower shall have Unrestricted Cash of not less than $25,000,000.
(c)    Springing Fixed Charge Coverage Ratio. After the delivery of any Trigger Event Notice, so long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid, as of the last day of each Test Period, the Fixed Charge Coverage Ratio shall not be less than 1.25 to 1.00 (the “Fixed Charge Coverage Requirement”); provided that, the Fixed Charge Coverage Requirement based on any Trigger Event shall terminate upon the occurrence of a Trigger Cancellation Event with respect to such Trigger Event, subject to the delivery of a subsequent Trigger Event Notice based on a subsequent Trigger Event.

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Section 6.04.    Post‑Closing Matters.     The Borrowers shall execute and deliver the documents and complete the tasks expressed on Schedule 6.04 in each instance within the time limits specified on such Schedule.
ARTICLE VII

EVENTS OF DEFAULT
Section 7.01.    Events of Default. If any of the following Events of Default shall occur and be continuing:
(a)    the Borrower shall fail to pay (i) any principal of any Loan or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or (ii) any interest on any Loan or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and in the case of this clause (ii) such failure continues for three (3) Business Days;
(b)    any representation or warranty made or deemed made by or on behalf of any Credit Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate or other document delivered to any Agent Party or any Lender pursuant to any Loan Document proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;
(c)    (i) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 6.01(a)(vi), Section 6.01(d)(i), Section 6.02 or Section 6.03, (ii) any Loan Party shall fail to perform or comply with any covenant or agreement contained in the Loan Party Security Agreement, the Account Pledge Agreement to which it is a party or any Mortgage to which it is a party, in each case subject to applicable grace or cure periods, if any, or (iii) the Parent shall fail to perform or comply with any covenant or agreement contained in any Loan Document to which it is a party, in each case subject to applicable grace or cure periods, if any;
(d)    any Credit Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 7.01, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date a senior

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officer of any Credit Party becomes aware of such failure and the date written notice of such default shall have been given by the Administrative Agent to such Credit Party;
(e)    the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Contingent Obligation, but excluding the Term Loan) on the scheduled or original due date with respect thereto beyond the period of grace, if any, in the instrument or agreement under which such Indebtedness was created; (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Contingent Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or
(f)    the Parent shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Contingent Obligation, but excluding the Parent Guaranty) on the scheduled or original due date with respect thereto beyond the period of grace, if any, in the instrument or agreement under which such Indebtedness was created; (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become (or result in such Indebtedness becoming) due prior to its stated maturity or subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Contingent Obligation) payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (f) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or

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conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (f) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or
(g)    any Credit Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (g);
(h)    any proceeding shall be instituted against any Credit Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;
(i)    any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Credit Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Credit Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Credit Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;
(j)    the Loan Party Security Agreement, the Account Pledge Agreement, the Parent Pledge Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of a Collateral Agent on any Collateral purported to be covered thereby;

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(k)    one or more judgments, orders or awards (or any settlement of any claim that, if breached, could result in a judgment, order or award) for the payment of money exceeding $5,000,000 (or, in the case of the MLP and its Subsidiaries, $20,000,000) in the aggregate shall be rendered against any Credit Party or against the MLP or any of its Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement, or (ii) there shall be a period of ten (10) consecutive days after entry thereof during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment, order, award or settlement shall not give rise to an Event of Default under this subsection (k) if and for so long as (A) the amount of such judgment, order, award or settlement is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof (subject to deductibles) (and, to the extent the insurance company therefore has provided written confirmation of such coverage, such judgment, order, award or settlement for the payment of money shall be deemed, for purposes of determining whether an Event of Default has occurred pursuant to this clause (k), to be in an amount equal to that portion of such judgments, orders, awards, or settlements for the payment of money not so covered (subject to deductibles)) and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment, order, award or settlement;
(l)    any Credit Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Credit Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $5,000,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, any Credit Party’s or any of its ERISA Affiliates’ annual contribution requirements with respect to such Multiemployer Plan increase in an annual amount exceeding $5,000,000;
(m)    any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Credit Party by the Administrative Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan’s vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $5,000,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, the liability is in excess of such amount);

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(n)    any Credit Party shall be liable for any Environmental Liabilities and Costs the payment of which could reasonably be expected to have a Material Adverse Effect;
(o)     a Change of Control shall have occurred; or
(p)    any “Event of Default” (or any comparable term) shall have occurred under the Ergon Note, the Parent Acquisition Note, or the Subordinated Borrower Note;
then, and in any such event, the Administrative Agent may, with the consent of the Required Lenders, and shall, at the direction of the Required Lenders, by notice to the Borrower, (i) declare all or any portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (ii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (g) or (h) of this Section 7.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent Party or any Lender, all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.
ARTICLE VIII.

THE ADMINISTRATIVE AGENT AND LEAD COLLATERAL AGENT.
Section 8.01.    Appointment and Authorization of Administrative Agent and Lead Collateral Agent    . Each Lender hereby appoints Fifth Third Bank, an Ohio banking corporation, to act on its behalf as the Administrative Agent and the Lead Collateral Agent, respectively, under the Loan Documents and authorizes the Administrative Agent and the Lead Collateral Agent, respectively, to take such action as Administrative Agent and the Lead Collateral Agent, respectively, on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent and the Lead Collateral Agent, respectively, by the terms thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 8 are solely for the benefit of the Administrative Agent, the Lead Collateral Agent, the Designated Collateral Agent, and the Lenders and neither the Borrower nor any other Credit Party shall have rights as a third‑party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent”

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in this Agreement or in any other Loan Document (or any other similar term) with reference to the Administrative Agent, the Lead Collateral Agent, or the Designated Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 8.02.    Administrative Agent and Lead Collateral Agent and Their Affiliates. Each of the Administrative Agent and the Lead Collateral Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise or refrain from exercising such rights and powers as though it were not the Administrative Agent or the Lead Collateral Agent, and each of the Administrative Agent and the Lead Collateral Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of banking, trust, financial advisory, or other business with any Loan Party or any Affiliate of any Loan Party as if it were not the Administrative Agent or the Lead Collateral Agent under the Loan Documents and without any duty to account therefor to the Lenders. The terms “Lender” and “Lenders”, unless otherwise expressly indicated or unless the context otherwise clearly requires, includes each of the Administrative Agent and the Lead Collateral Agent in its individual capacity as a Lender.
Section 8.03.    Exculpatory Provisions. (a) Neither the Administrative Agent and nor the Lead Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and the duties of the Administrative Agent and the Lead Collateral Agent hereunder shall be administrative in nature. Without limiting the generality of the foregoing, each of the Administrative Agent, the Lead Collateral Agent, and their Related Parties:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that either the Administrative Agent or the Lead Collateral Agent, respectively, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that each of the Administrative Agent and the Lead Collateral Agent, respectively, shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Administrative Agent or such Lead Collateral Agent to liability or that is contrary to any Loan Document or any Requirement of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law, and each of the Administrative Agent and the Lead

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Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Lead Collateral Agent, or any of their Affiliates in any capacity.
(b)    Any instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.02) shall be binding upon all the Lenders. Neither the Administrative Agent, the Lead Collateral Agent, nor any of their Related Parties shall be liable for any action taken or not taken by the Administrative Agent or the Lead Collateral Agent, as applicable, (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. In all cases in which the Loan Documents do not require the Administrative Agent and Lead Collateral Agent to take specific action, each of the Administrative Agent and the Lead Collateral Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Each of the Administrative Agent and Lead Collateral Agent shall be entitled to assume that no Default or Event of Default exists, and shall be deemed not to have knowledge of any Default or Event of Default, unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender. If the Administrative Agent receives from any Credit Party a written notice of an Event of Default pursuant to Section 7.01, or other written notice, financial statement or report required to be delivered under this Agreement or any other Loan Document, the Administrative Agent shall promptly give each of the other Agent Parties and the Lenders written notice thereof (which shall include a copy of such notice, statement or report from the Credit Parties).
(c)    Neither the Administrative Agent, the Lead Collateral Agent, nor any of their Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered under this Agreement or any other Loan Documents or in connection herewith or therewith, (iii) the

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performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness, genuineness, value, worth, or collectability of this Agreement, any other Loan Document or any other agreement, instrument, document or writing furnished in connection with any Loan Document or any Collateral, or the creation, perfection, or priority of any Lien purported to be created by this Agreement or any Collateral Documents, or (v) the value or sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Lead Collateral Agent, as applicable, under this Agreement or another Loan Document; and neither the Administrative Agent nor the Lead Collateral Agent make any representation of any kind or character with respect to any such matter mentioned in this sentence.
Section 8.04.    Reliance by Administrative Agent and Lead Collateral Agent. Each of the Administrative Agent and Lead Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and Lead Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each of the Administrative Agent and Lead Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may treat the payee of any Note or any Loan as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent.
Section 8.05.    Delegation of Duties. Each of the Administrative Agent and Lead Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by such Administrative Agent or such Lead Collateral Agent, respectively. Each of the Administrative Agent and Lead Collateral Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties, including the appointment of the Designated Account Collateral Agent pursuant to Article IX. The exculpatory provisions of this Article 8 shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent or Lead Collateral Agent, as applicable, including the Designated Account Collateral Agent, and

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shall apply to their respective activities in connection with the syndication of the Term Loan as well as activities of the Administrative Agent and the Lead Collateral Agent. Neither the Administrative Agent nor the Lead Collateral Agent shall be responsible for the negligence or misconduct of any sub‑agents, except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Administrative Agent or such Lead Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub‑agents; provided that, in no event shall the Administrative Agent or the Lead Collateral Agent be responsible for the negligence or misconduct of the Designated Account Collateral Agent, and in no event shall the Designated Account Collateral Agent be responsible for the negligence or misconduct of the Administrative Agent or the Lead Collateral Agent. Without limiting the foregoing terms of this Section 8.05, the Administrative Agent, the Lead Collateral Agent, and each Lender hereby appoints each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral as secured party for the benefit of the Agent Parties and the Lenders. Should any Lender obtain possession or control of any such Collateral, other than the Designated Account Collateral Agent in its capacity as such Designated Account Collateral Agent, such Lender shall notify the Administrative Agent and Lead Collateral Agent thereof, and, promptly upon the Lead Collateral Agent’s request (upon direction by the Administrative Agent) therefor shall deliver such Collateral to the Lead Collateral Agent or in accordance with the Lead Collateral Agent’s instructions. Each Loan Party by its execution and delivery of this Agreement hereby consents to the terms of this Section 8.05.
Section 8.06.    Non‑Reliance on Administrative Agent, Lead Collateral Agent and Other Lenders. Each Lender acknowledges that it has independently, based on such documents and information as it has deemed appropriate and without reliance upon the Administrative Agent, the Lead Collateral Agent, or any other Lender or any of their Related Parties, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will independently, based on such documents and information as it shall from time to time deem appropriate, and without reliance upon the Administrative Agent, the Lead Collateral Agent, or any other Lender or any of their Related Parties, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 8.07.    Resignation of Administrative Agent or Lead Collateral Agent and Successor Administrative Agent or Lead Collateral Agent     . (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. The Lead Collateral Agent may

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resign at any time upon giving not less than sixty (60) days prior written notice to the Administrative Agent, the Lenders and the Borrower. Upon receipt of any such notice of resignation, from either the Administrative Agent or the Lead Collateral Agent, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which may be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000 and, so long as no Event of Default shall have occurred and be continuing, such appointment shall be with the Borrower’s consent (which shall not be unreasonably withheld). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Lead Collateral Agent, as applicable, gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent or Lead Collateral Agent, as applicable, may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent or Lead Collateral Agent, as applicable, meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent or the Lead Collateral Agent has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent or Lead Collateral Agent, as applicable, and, in consultation with the Borrower, appoint a successor thereto. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Person shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by such Person on behalf of the Agent Parties and the Lenders under any of the Loan Documents, the retiring or removed Person shall continue to hold such collateral security until such time as a successor is appointed) and (2) except for any indemnity payments owed to the retiring or removed Person, all payments, communications and determinations provided to be made by, to or through such Person shall instead be made by or to each Agent Party and each Lender directly, until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance

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of a successor’s appointment hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent or Lead Collateral Agent, as applicable (other than any rights to indemnity payments owed to the retiring or removed Person), and the retiring or removed Person shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent or Lead Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Person’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XIII and Section 11.15 shall continue in effect for the benefit of such retiring or removed Person, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Person was acting as an Agent Party hereunder.
Section 8.08.    Reserved .
Section 8.09    Hedging Liability and Bank Product Liability Arrangements    . By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 11.07, as the case may be, any Affiliate of such Lender with whom any Credit Party has entered into an agreement creating Hedging Liability or Bank Product Liability shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent or the Lead Collateral Agent, as applicable, is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranty Agreements as more fully set forth in Section 3.01 and Article X. In connection with any such distribution of payments and collections, each of the Administrative Agent and the Lead Collateral Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Bank Product Liability, unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution.
Section 8.10.    No Other Duties; Designation of Additional Agents    . Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or other designated agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Lead Collateral Agent, the Designated Account Collateral Agent, or a Lender hereunder. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “arrangers” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

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Section 8.11.    Authorization to Enter into, and Enforcement of, Subordination Agreement, Collateral Documents and Guaranties . Each of the Lenders and such Affiliates of the Lenders who may enter into an agreement creating Hedging Liabilities or Bank Product Liabilities pursuant to Section 8.09, irrevocably authorize the Administrative Agent and the Lead Collateral Agent, each individually, to execute and deliver the Loan Documents to which it is a party, subject to the terms and conditions hereof with respect to this Agreement, on such Lender’s and such Affiliates’ behalf and to take such action and exercise such powers under the Loan Documents as the Administrative Agent and or the Lead Collateral Agent considers appropriate, provided, subject to Section 11.02, neither the Administrative Agent nor the Lead Collateral Agent shall amend any of the Loan Documents unless such amendment is agreed to in writing by the Required Lenders. Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Loan Documents upon the execution and delivery thereof by either of the Administrative Agent or the Lead Collateral Agent, subject to the terms and conditions hereof with respect to this Agreement. Except as otherwise specifically provided for herein, no Lender (or its Affiliates) other than the Administrative Agent and Lead Collateral Agent shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or any or for the execution of any trust or power in respect of the Collateral or any of the Guaranties or for the appointment of a receiver or for the enforcement of any other remedy under the Loan Documents or any of the Guaranties; it being understood and intended that no one or more of the Lenders (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent or the Lead Collateral Agent (or any security trustee therefore, including the Designated Account Collateral Agent) under the Loan Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent or the Lead Collateral Agent, or any security trustee therefore, including the Designated Account Collateral Agent (acting at the direction of the Lead Collateral Agent) in the manner provided for in the relevant Loan Documents for the benefit of the Lenders and their Affiliates.
Section 8.12.    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lender and the Agent Parties (including any claim for the reasonable

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compensation, expenses, disbursements and advances of the Lenders and the Agent Parties and their respective agents and counsel and all other amounts due the Lenders and the Agent Parties under Sections 2.06 and 11.15) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the other Agent Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.06 and 11.15. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 8.13.    Collateral and Guaranty Matters. (a) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,
(i)    to release, or direct a Collateral Agent to release, any Lien on any property granted to or held by an Agent Party under any Loan Document (A) upon the Final Maturity Date, (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or disposition permitted under the Loan Documents, or (C) subject to Section 11.02, if approved, authorized or ratified in writing by the Required Lenders;
(ii)    to subordinate, or direct a Collateral Agent to subordinate, any Lien on any Property granted to or held by an Agent Party under any Loan Document to the holder of any Lien on such property that is included in clause (e) of the definition of Permitted Liens;
(iii)    to release any Subsidiary Guarantor from its obligations under its Subsidiary Guaranty if such Person ceases to be a Loan Party as a result of a transaction permitted under the Loan Documents; and
(iv)    to reduce or limit, or direct a Collateral Agent to reduce or limit, the amount of the Indebtedness secured by any particular item of Collateral to an amount not less than

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the estimated value thereof, to the extent necessary to reduce mortgage registry, filing and similar tax.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent or the Lead Collateral Agent’s authority to release or subordinate its respective interest in particular types or items of Property, or to release any Subsidiary Guarantor from its obligations under its Subsidiary Guaranty, in each instance pursuant to this Section 8.13.
(b)    Neither the Administrative Agent nor the Lead Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of any Agent Party’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent or the Lead Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Section 8.14.    Credit Bidding. (a) The Administrative Agent, on behalf of itself and the Lenders, shall have the right, at the request of the Required Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent or the Lead Collateral Agent under the provisions of the UCC, including pursuant to Sections 9‑610 or 9‑620 of the UCC, at any sale thereof conducted under the provisions of the Debtor Relief Laws, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent or the Lead Collateral Agent (whether by judicial action or otherwise) in accordance with applicable Requirements of Law.
(b)    Each Lender hereby agrees that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent, the Lead Collateral Agent, and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Document, or exercise any right that it might otherwise have under applicable Requirements of Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.
ARTICLE IX

DESIGNATED ACCOUNT COLLATERAL AGENT
Section 9.01.    Appointment of Designated Account Collateral Agent. The Lead Collateral Agent hereby appoints Hapoalim to act as its sub-agent as specified in this Agreement, to execute and deliver on behalf of the other Agent Parties and the Lenders the Account Pledge Agreement and to take such action on the Lead Collateral Agent’s behalf under or in connection with the Account

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Pledge Agreement. Hapoalim agrees to act in such capacity. All Collateral held from time to time by Hapoalim, including all accounts maintained with Hapoalim pursuant to the Account Pledge Agreement, shall be in all instances subject to the terms and conditions of this Agreement.
Section 9.02.    Terms Concerning Designated Account Collateral Agent. The Designated Account Collateral Agent and each of its Related Parties shall have all of the rights, powers, privileges, protections and benefits provided to the Lead Collateral Agent under the Credit Agreement, including Article VIII, and the other Loan Documents. The Designated Account Collateral Agent shall not take any action in such capacity unless and until directed to do so in writing by the Lead Collateral Agent or the Required Lenders and, upon receiving such direction, shall take the action directed by the Lead Collateral Agent or the Required Lenders. The Designated Account Collateral Agent may, at any time, request instructions from the Lead Collateral Agent or the Required Lenders, and the Designated Account Collateral Agent shall be absolutely entitled to refrain from taking any action as such until it has received such written instructions. The Designated Account Collateral Agent may resign at any time upon giving not less than sixty (60) days prior written notice to the Lead Collateral Agent or may be removed at any time, with or without cause, by the Lead Collateral Agent by written notice given to the Designated Account Collateral Agent. In such case, the Lead Collateral Agent shall automatically, and without further action of any kind, become fully vested with all monies, estates, properties, rights, powers, duties and obligations of the Designated Account Collateral Agent, with like effect as if originally named as Designated Account Collateral Agent, and such Designated Account Collateral Agent shall execute and deliver, and take such further action, as is required to effect the same. After the retiring or removed Designated Account Collateral Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 11.15 shall continue in effect for the benefit of such retiring or removed Designated Account Collateral Agent and its Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Designated Account Collateral Agent was acting as Designated Account Collateral Agent.
ARTICLE X

GUARANTY
Section 10.01.    Guaranty. Each Subsidiary Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Borrower, whether or not a claim for post‑filing interest is allowed in such Insolvency Proceeding), Hedging Liability, Bank Product Liability, fees, commissions, expense reimbursements, indemnifications or otherwise

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(such obligations, to the extent not paid by the Borrower, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent Parties and the Lenders in enforcing any rights under the guaranty set forth in this Article X, provided that the Guaranteed Obligations shall exclude any Excluded Swap Obligations. Without limiting the generality of the foregoing, each Subsidiary Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Agent Parties and the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower.
Section 10.02.    Guaranty Absolute. Each Subsidiary Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent Parties and the Lenders with respect thereto. Each Subsidiary Guarantor agrees that this Article X constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent Party or any Lender to any Collateral. The obligations of each Subsidiary Guarantor under this Article X are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Subsidiary Guarantor under this Article X shall be irrevocable, absolute and unconditional irrespective of, and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:
(a)     any lack of validity or enforceability of any Loan Document or any agreement relating to Hedging Liability or Bank Product Liability or any agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document or any agreement relating to Hedging Liability or Bank Product Liability, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;
(c)    any taking, exchange, release or non‑perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

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(d)    the existence of any claim, set‑off, defense or other right that any Subsidiary Guarantor may have at any time against any Person, including, without limitation, any Agent Party or any Lender;
(e)    any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or
(f)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent Parties or the Lenders that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.
This Article X shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent Parties, the Lenders or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.
Section 10.03.    Waiver. Each Subsidiary Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article X and any requirement that any Agent Party or any Lender exhaust any right or take any action against any Loan Party, any other Person or any Collateral, (iii) any right to compel or direct any Agent Party or any Lender to seek payment or recovery of any amounts owed under this Article X from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Agent Party or any Lender protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Subsidiary Guarantor. Each Subsidiary Guarantor agrees that the Agent Parties and the Lenders shall have no obligation to marshal any assets in favor of any Subsidiary Guarantor or against, or in payment of, any or all of the Obligations. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 10.03 is knowingly made in contemplation of such benefits. Each Subsidiary Guarantor hereby waives any right to revoke this Article X, and acknowledges that this Article X is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
Section 10.04.    Continuing Guaranty; Assignments. This Article X is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Article X and the Final Maturity Date, (b) be binding upon each

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Subsidiary Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent Parties and the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments and its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 11.07.
Section 10.05.    Subrogation. No Subsidiary Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s obligations under this Article X, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent Parties and the Lenders against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set‑off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Article X shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Subsidiary Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article X and the Final Maturity Date, such amount shall be held in trust for the benefit of the Agent Parties and the Lenders and shall forthwith be paid to the Agent Parties and the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article X, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article X thereafter arising. If (i) any Subsidiary Guarantor shall make payment to the Agent Parties and the Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article X shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Agent Parties and the Lenders will, at such Subsidiary Guarantor’s request and expense, execute and deliver to such Subsidiary Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Subsidiary Guarantor.
ARTICLE XI

MISCELLANEOUS

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Section 11.01.    Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Loan Party, at the following address:
Lion Oil Company
7102 Commerce Way
Brentwood, Tennessee 37027
Attention: Chief Financial Officer
Telephone: 615‑771‑6071
Telecopier: 615‑771‑8089
with a copy to:
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
Attention: Susan W. Foxman
Telephone: 615‑742‑6282
Telecopier: 615‑742‑2785
if to a Lender, to it at its address (or facsimile number) set forth on Schedule 1.01(A) or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto;
if to the Administrative Agent or to the Lead Collateral Agent, to it at the following addresses:
Fifth Third Bank
Fifth Third Center
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attention: Loan Syndications/Judy Huls
Telephone: (513) 534‑4224
Facsimile: (513) 534‑0875
Email: judy.huls@53.com

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if to the Designated Account Collateral Agent, to it at the following addresses:
1177 Avenue of the Americas
New York, New York 10036
Attn: Yael Weinstock
Telephone: 646‑591‑0700
Telecopier: 212‑782‑2054
with a copy to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Lawrence S. Goldberg
Telephone: 212‑756‑2000
Telecopier: 212‑593‑5955
or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 11.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to any Agent Party or any Lender pursuant to Article II shall not be effective until received by such Agent Party or such Lender.
Section 11.02.    Amendments, Etc. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders (or the Administrative Agent with the consent of the Required Lenders), (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent and (d) if the rights and duties of either Collateral Agent are effected thereby, such Collateral Agent; provided that:
(i)    no amendment or waiver pursuant to this Section 11.02 shall (A) increase or extend any Term Loan Commitment of any Lender without the consent of such Lender, (B) reduce or waive the amount of or postpone the date for any scheduled payment (but not including any mandatory prepayment) of any principal of or interest on any Loan (except in connection with the waiver of acceptability of any post‑default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan (or participate therein) hereunder or (C) change

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the application of payments set forth in Section 3.03 without the consent of any Lender adversely affected thereby;
(ii)    no amendment or waiver pursuant to this Section 11.02 shall, unless signed by each Lender, increase the aggregate Commitments of the Lenders, change the definitions of “Final Maturity Date”, “Pro Rata Share”, or “Required Lenders”, change the provisions of this Section 11.02, subordinate any Lien granted in favor of a Collateral Agent, release the Borrower or any Guarantor, or release all or a substantial portion of the Collateral (except as otherwise provided for in the Loan Documents), affect the number of Lenders required to take any action hereunder or under any other Loan Document, or change or waive any provision of any Loan Document that provides for the pro rata nature of disbursements or payments to Lenders; and
(iii)    without limitation to the other terms of this Section 11.02, no amendment to Section 10 shall be made without the consent of the Guarantor(s) affected thereby.
Notwithstanding anything to the contrary herein, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent if at the time such amendment becomes effective, each Lender not consenting thereto receives payment (including pursuant to an assignment to a replacement Lender in accordance with the terms herein) in full of the principal of and interest accrued on each Loan made by it and all other Obligations owing to it or accrued for its account under this Agreement.
Section 11.03.    No Waiver; Remedies, Etc    . No failure on the part of any Agent Party or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent Parties and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent Parties and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agent Parties and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.
Section 11.04.    Expenses; Taxes; Attorneys’ Fees. The Borrower will pay on demand, all costs and expenses incurred by or on behalf of each Agent Party and each Lender, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent Party and each Lender, accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings,

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monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 6.01(b) or the review of any of the agreements, instruments and documents referred to in Section 6.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Agent Parties’ and Lenders’ rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent Party or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Administrative Agent’s, either Collateral Agent’s or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent Party or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, or (m) the receipt by any Agent Party or any Lender of any advice from professionals with respect to any of the foregoing; provided, however, that the Borrower will not be liable for the fees and expenses of more than one separate firm of attorneys at any time for the Lenders (except (i) to the extent that one or more local, foreign or special counsel, in addition to its regular counsel, is reasonably required and (ii) that the fees and expenses of additional counsel of Lenders shall be permitted in the event that counsel to the Lenders advises that there are actual or potential conflicts of interest, including situations in which there are one or more legal defenses available to a Lender that are different from or additional to those available to other Lenders). Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent Party or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save each Agent Party

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and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, any Agent Party or any Lender may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent Party or such Lender incurred in connection therewith shall be reimbursed on demand by the Borrower.
Section 11.05.    Right of Set‑off. Upon the occurrence and during the continuance of any Event of Default, any Agent Party or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent Party or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent Party or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Agent Party and each Lender agrees to notify such Loan Party promptly after any such set‑off and application made by such Agent Party or such Lender provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of the Agent Parties and the Lenders under this Section 11.05 are in addition to the other rights and remedies (including other rights of set‑off) which the Agent Parties and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.
Section 11.06.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 11.07.    Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party each Agent Party and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.
(b)    Each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Term Loan

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Commitment and any Term Loan subject to, during that period beginning on the Restatement Effective Date and ending on the 120th day after such date, the consent of the Administrative Agent, and so long as no Default or Event of Default exists, the consent of the Borrower (such consent not to be unreasonably withheld or delayed and not to be required for any assignment by a Lender to (i) a Lender, an Affiliate of a Lender or a Related Fund of a Lender or (ii) a group of new Lenders, each of whom is an Affiliate or Related Fund of a Lender) ; provided, however, that (A) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Commitment or Loan) (except such minimum amount shall not apply to an assignment by a Lender to (x) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof), and (B) the parties to each such assignment shall execute and deliver to the other Lenders and the Borrower an Assignment and Acceptance, together with any promissory note subject to such assignment. Upon such execution and delivery, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 3 Business Days after the delivery thereof to the other Lenders and the Borrower, (Y) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (Z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or any of its Subsidiaries or the performance or observance by any Credit Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent Party or any Lender

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and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Administrative Agent and each Collateral Agent to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent and each Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.
(d)    Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agent Parties and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder, except (A) to the extent such participant is an Affiliate of such Lender, or (B) (1) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (2) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (3) actions directly effecting a release of all or a substantial portion of the Collateral or any Credit Party (except as set forth in Section 8.13 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.07 and Section 2.10 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.
(e)    Nothing in this Agreement shall prevent or prohibit (i) any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, and (ii) any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (e) shall release the transferor Lender from any of its obligations hereunder.
Section 11.08.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an

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original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
Section 11.09.    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5‑1401 AND 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
Section 11.10.    CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 11.01 AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT PARTIES AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT

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IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
Section 11.11.    WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT PARTY AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT PARTY OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT PARTY OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT PARTIES AND THE LENDERS ENTERING INTO THIS AGREEMENT.
Section 11.12.    Consent by the Agent Parties and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of any Agent Party or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent Party or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent Party or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.
Section 11.13.    No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

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Section 11.14.    Reinstatement; Certain Payments. If any claim is ever made upon any Agent Party or any Lender for repayment or recovery of any amount or amounts received by such Agent Party or such Lender in payment or on account of any of the Obligations, such Agent Party or such Lender shall give prompt notice of such claim to each Agent Party and each Lender and the Borrower, and if such Agent Party or such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent Party or such Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent Party or such Lender with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent Party or such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Collateral Agent or such Lender.
Section 11.15.    Indemnification; Limitation of Liability for Certain Damages. (a) In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent Party and each Lender and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Restatement Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Administrative Agent’s, Collateral Agent’s or any Lender’s furnishing of funds to the Borrower under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.
(b)    Without limiting Section 11.15(a) hereof, each Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental

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Liabilities and Costs arising out of or in connection with (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any of their predecessors in interest, or (y) of any Hazardous Materials generated and disposed of by any Loan Party or any Subsidiary of any Loan Party, or any of their predecessors in interest; (ii) any violations of or requirements to come into compliance with Environmental Laws; (iii) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, or any of their predecessors in interest; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Loan Party or any Subsidiary of any Loan Party, or any of their predecessors in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in Section 5.01(q) or the breach of any covenant made by the Loan Parties in Section 6.01(j); provided that the Loan Parties shall not be liable for any portion of any Environmental Liabilities and Costs with respect to an Indemnitee (A) if the same is determined by a court of competent jurisdiction in a final non‑appealable judgment to have resulted from such Indemnitee’s gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate (subject to privilege) in the defense thereof (but not to control such defense or the selection of counsel), at its expense (except that the Loan Parties shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower).
(c)    No Loan Party shall assert, and each Loan Party hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(d)    To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section 11.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

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Section 11.16.    Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof shall at all times be ascertained from the records of the Lenders and the Administrative Agent, which shall be conclusive and binding absent manifest error.
Section 11.17.    Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent Party and each Lender and when the conditions precedent set forth in Section 4.01 hereof have been satisfied or waived in writing by each Agent Party and each Lender, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent Party and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 11.07 hereof.
Section 11.18.    Interest. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.
Section 11.19.    Confidentiality. The Administrative Agent, each Collateral Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non‑public information supplied to it by the Credit Parties pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent Party or any Lender of any such information (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, counsel, advisors and representatives (it being

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understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 11.19); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance and effect to this Section 11.19; (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to examiners, auditors or accountants; (vi) in connection with any litigation to which any Agent Party or any Lender is a party; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; or (viii) with the consent of the Borrower.
Section 11.20.    Integration. This Agreement, together with the other Loan Documents, any separate letter agreement with respect to fees payable to the Administrative Agent and related matters, and any separate letter agreements with Existing Lenders with respect to conditions to their joining this Agreement (which conditions will terminate on the Restatement Effective Date), reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.
Section 11.21.    No Novation. This Agreement constitutes an amendment and restatement of and supersedes the Prior Financing Agreement and does not extinguish the obligations for the payment of money outstanding under the Prior Financing Agreement or discharge or release the Obligations under, and as defined in, the Prior Financing Agreement or the Lien or priority of any mortgage, pledge, security agreement or any other security therefor except as provided herein. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under, and as defined in, the Prior Financing Agreement or any of the instruments securing the same, which shall remain in full force and effect, except as expressly modified hereby or by instruments or documents executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any Loan Party under the Prior Financing Agreement from any of its obligations and liabilities as a “Borrower” or “Guarantor” thereunder except as provided herein. Each Loan Party hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect, as modified by this Agreement and instruments or documents executed concurrently herewith, and is hereby ratified and confirmed in all respects except that on and after the Restatement Effective Date all references in any such Loan Document to “the Financing Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Prior Financing Agreement shall mean the Prior Financing Agreement as amended and restated and superseded by this Agreement and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to any Agent Party or any Lender a security interest in, or Lien on, any collateral as security for the

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obligations of the Loan Parties from time to time existing in respect of the Prior Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects, as amended hereby or thereby.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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BORROWER:
LION OIL COMPANY, an Arkansas corporation, as the Borrower

By:    /s/ Assaf Ginzburg
Name:    Assaf Ginzburg
Title:    Executive Vice President and Chief
Executive Officer

By:    /s/ Danny C. Norris
Name:    Danny C. Norris
Title:    Vice President and Chief Accounting
Officer

GUARANTORS:
J. CHRISTY CONSTRUCTION CO., INC., an Arkansas corporation, as a Guarantor

By:    /s/ Assaf Ginzburg
Name:    Assaf Ginzburg
Title:    Executive Vice President and Chief
Executive Officer

By:    /s/ Danny C. Norris
Name:    Danny C. Norris
Title:    Vice President and Chief Accounting
Officer

LION OIL TRADING & TRANSPORTATION, LLC, a Texas limited liability company, as a Guarantor
By:    /s/ Assaf Ginzburg
Name:    Assaf Ginzburg
Title:    Executive Vice President and Chief
Executive Officer

By:    /s/ Danny C. Norris
Name:    Danny C. Norris
Title:    Vice President and Chief Accounting
Officer

[Signature Page to Second Amended and Restated Financing Agreement]

ADMINISTRATIVE AGENT:
FIFTH THIRD BANK, as a Lender, as Administrative Agent, and as Lead Collateral Agent

By:    /s/ Kirk Johnson
Name:    Kirk Johnson
Title:    Senior Vice President

[Signature Page to Second Amended and Restated Financing Agreement]

BANK HAPOALIM B.M., as a Lender and as Designated Account Collateral Agent

By:    /s/ David Fishler
Name:    David Fishler
Title:    Senior Vice President
Commercial Real Estate

By:    /s/ Shimi Barazany
Name:    Shimi Barazany
Title:    Vice President
Israeli Business Group

[Signature Page to Second Amended and Restated Financing Agreement]

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By:    /s/ Mali Golan
Name:    Mali Golan
Title:    First Vice President

By:    /s/ Zahl Levy
Name:    Zahl Levy
Title:    Senior Vice President

[Signature Page to Second Amended and Restated Financing Agreement]

BEAR STATE BANK, NATIONAL ASSOCIATION, as a Lender

By:    /s/ John Suskie, Jr.
Name:    John Suskie, Jr.
Title:    Executive Vice President

[Signature Page to Second Amended and Restated Financing Agreement]

SCHEDULE 1.01(A)
LENDERS AND LENDERS’ TERM LOAN COMMITMENTS AND PORTION OF OUTSTANDING LOAN

Lender	Portion of Outstanding Loan on the Restatement Effective Date	Term Loan Commitment
Fifth Third Bank	$18,000,000.00	$101,000,000.00
Bank Hapoalim B.M.	$45,000,000.00	$55,000,000.00
Israel Discount Bank of New York	$36,000,000.00	--
Bear State Bank, National Association	--	$20,000,000.00
Total	$99,000,000.00	$176,000,000.00

SCHEDULE 1.01(B)
MLP EXISTING ROFO ASSETS

None.

MLP RELEASED ASSETS

Memphis Terminal. The real and personal property of the terminal located in Memphis, Tennessee owned by the Borrower.
Nashville Terminal. The terminal real and personal property of the terminal located in Nashville, Tennessee owned by the Borrower.
El Dorado Pipeline Company. The equity interests owned by the Borrower in El Dorado Pipeline Company, an Arkansas corporation (to be known as El Dorado Pipeline, LLC, a Delaware limited liability company) together with all assets owned by El Dorado Pipeline Company.

Magnolia Pipeline Company. The equity interests owned by the Borrower in Magnolia Pipeline Company, an Arkansas corporation (to be known as Magnolia Pipeline LLC, a Delaware limited liability company) together with all assets owned by Magnolia Pipeline Company.

Lion Oil Trading & Transportation, Inc. The equity interests owned by the Borrower in SALA Gathering Systems, LLC, a Texas limited liability company together with all assets owned by SALA Gathering Systems, LLC, including without limitation the fixed assets listed on Exhibit A hereto

Exhibit A

Asset Type	Asset description
Airplane	REPLACEMENT PATROL PLANE ENGINE
Airplane	ENGINE FOR PATROL PLANE
Airplane	REPLACEMENT AERIAL PATROL PLANE
Airplane	CESSNA ENGINE REPLACEMENT

Buildings	AIRPLANE - HANGAR
Buildings	LOTT MAINTENANCE SHOP
Buildings	PIPELINE OFFICE
Buildings	TRAINING BUILDING

Computer Equip	Latitude E5420 - DEWAYNE CARMICHAEL
Computer Equip	Latitude E5420 - STEVE PHELPS
Computer Equip	Latitude E5420 - STEVE BLACK

Heavy Equipment	CATERPILLER BACKHOE
Heavy Equipment	CASE CX75 TRACKHOE
Heavy Equipment	REPAIR KOMATSU TRACKHOE
Heavy Equipment	UTILITY DUMP TRUCK
Heavy Equipment	NEW 4WD BACKHOE
Heavy Equipment	90 HP TRACTOR
Heavy Equipment	KUBOTA M108 DTW RIGHT OF WAY TRACTOR
Heavy Equipment	KOMATSU PC200 TRACKHOE
Heavy Equipment	310 E BACKHOE
Heavy Equipment	310 E BACKHOEE BACKHOE
Heavy Equipment	V-1578-2003 MACK CH613 TRCTR
Heavy Equipment	JARRAFF R/W TRIMMER

Land	LAND CONSTANTINE PUMP STATION
Land	LAND MIDWAY PUMP STATION
Land	LAND SIMS PUMP STATION
Land	LAND CHAMPAGNOLLE LANDING
Land	LAND AMOCO TANK FARM
Land	LAND MAGNOLIA PUMP STATION
Land	LAND LOUANN
Land	LAND BIG HEART PIPELINE

Mower	PIPELINE YARD MOWER

Pipeline & Tank Equip	FOUKE/BUCKNER PIPELINE
Pipeline & Tank Equip	6" PIPE IN LOTT 8" DRY CREEK

Asset Type	Asset description
Pipeline & Tank Equip	BORE BODCAW CREEK & TRIBUTARY
Pipeline & Tank Equip	CP ANODE BEDS
Pipeline & Tank Equip	GREENE STREET CROSSING
Pipeline & Tank Equip	REDRILL ARKANSAS HWY 7
Pipeline & Tank Equip	8" MARSH CROSSING B/W MAGNOLIA & EL DORA
Pipeline & Tank Equip	DIRECTIONAL BORING & REPLACING PPLS-SMACKOVER
Pipeline & Tank Equip	DOT MAPS AND RECORDS
Pipeline & Tank Equip	GRAYSON EAST LINE
Pipeline & Tank Equip	EXPOSURES ON 8" PIPE TO MAGNOLIA
Pipeline & Tank Equip	PISTON PUMP @ GRAYSON #3 WELL
Pipeline & Tank Equip	8" BUCKNER LINE CROSSING OF COLUMBIA
Pipeline & Tank Equip	TRIMBLE SURVEY EQUIPMENT
Pipeline & Tank Equip	SMACKOVER STATION CONTROL ROOM
Pipeline & Tank Equip	CHAD WHITE STURGIS M1
Pipeline & Tank Equip	SECURITY GATES
Pipeline & Tank Equip	VIDEO MONITORING AT SMACKOVER TRUCK TERMINALS
Pipeline & Tank Equip	VIDEO MONITORING AT AMERICAN TRUCK TERMINALS
Pipeline & Tank Equip	SATELLITE CONTROL
Pipeline & Tank Equip	PIPELINE LOCATORS
Pipeline & Tank Equip	NORE BODCAW CREEK & TRIBUTARY
Pipeline & Tank Equip	CP DATA LOGGER
Pipeline & Tank Equip	GANG WELDING MACHINE
Pipeline & Tank Equip	2000 FT PIPE-SMART ST
Pipeline & Tank Equip	BIG HEART LEASE-PIPELINE
Pipeline & Tank Equip	BIGHEART PIPELINE
Pipeline & Tank Equip	BIGHEART PIPELINE
Pipeline & Tank Equip	2 LINE LOCATORS
Pipeline & Tank Equip	TANK 435 37000 BBL
Pipeline & Tank Equip	TANK 436 37000 BBL
Pipeline & Tank Equip	TANK 427 55000 BBL
Pipeline & Tank Equip	TANK 433 55000 BBL
Pipeline & Tank Equip	2000 GAL TANK
Pipeline & Tank Equip	PRESSURE CNTRL SMKOVR PUMP
Pipeline & Tank Equip	TANK 1500 BBL
Pipeline & Tank Equip	TANK 55000 BBL 124 A
Pipeline & Tank Equip	TANK 55000 BBL 130 A
Pipeline & Tank Equip	TANK 55000 BBL 125 A
Pipeline & Tank Equip	STORAGE TANK LACK UNIT
Pipeline & Tank Equip	FOUKE UNLOADING FACILITY
Pipeline & Tank Equip	TANK 80 000 BBL 120 A
Pipeline & Tank Equip	TANK 121A 80000 BBL
Pipeline & Tank Equip	TRUCK UNLOADING FACILITY-AMOCO
Pipeline & Tank Equip	TANK REPAIRS BUCKNER STORAGE
Pipeline & Tank Equip	TANK 12900 BBL 170 A
Pipeline & Tank Equip	ASPHALT STORAGE/HANDLING FAC

Asset Type	Asset description
Pipeline & Tank Equip	STORAGE & HANDLING AMOCO
Pipeline & Tank Equip	TANK 437 55000 BBL
Pipeline & Tank Equip	ARKANSAS GATHERING SYSTEM
Pipeline & Tank Equip	HILLSBORO GATHERING SYSTEM
Pipeline & Tank Equip	STORAGE & HANDLING AMOCO
Pipeline & Tank Equip	GROUND BEDS FOR CATHODIC PROTECTION OF PIPELINE
Pipeline & Tank Equip	6 FT CHAIN LINKED FENCE WITH 3 BARBED WIRE STRANDS
Pipeline & Tank Equip	LUBE CRUDE TO 410 TANK - PIPING
Pipeline & Tank Equip	LUBE CRUDE TO 410 TANK - API SKID METER
Pipeline & Tank Equip	LUBE CRUDE TO 410 TANK - PUMP AT 435 TK
Pipeline & Tank Equip	LUBE CRUDE TO 410 TANK - METER ON FOUKE LINE
Pipeline & Tank Equip	LUBE CRUDE TO 410 TANK - ELECTRICAL EQUIP
Pipeline & Tank Equip	LUBE CRUDE TO 410 TANK - SCADA CTRL SYST

Site Improvements	SECURITY FENCES
Site Improvements	DEPARTMENT OF TRANSPORTATION VALVE FENCES

Trailer	DUMP TRAILER
Trailer	BACKHOE TRAILERS
Trailer	TRAILER MNTD CRANE
Trailer	BACKHOE TRAILER

Truck	V-1589-2003 FORD F-350 SUPER DUTY REG CAB 4WD
Truck	V-1594-2004 F- 150 FORD PICKUP
Truck	V-1596-2004 F-150 REG CAB 126" WB XL
Truck	V-1599-2004 F-350 SUPER DUTY REG CAB SRW4
Truck	V-1598-2004 SIERRA 2500 HD REG CAB
Truck	V-1600-2004 FORD F-150 EXT CAB 4 WD
Truck	V-1606-2004 CHEVY SILVERADO 1500 REG CAB
Truck	V-1607-2004 FORD EXPLORER XLS
Truck	V-1613-2005 CHEVY SILERADO
Truck	V-1615-2005 FORD F-150 REG CAB 4WD
Truck	V-1616-2005 F350 REG CHASSIS CAB
Truck	V-1628-2006 F150 SUPERCAB
Truck	V-1635-2006 CHEVY SILVERADO 1500 REG CAB
Truck	V-1636-2006 GMC SIERRA 2500 HD REG CAB 133" WB S
Truck	V-1632-2006 GMC 2500HD REG CAB
Truck	V-1633-2006 FORD F250 REG CAB XL
Truck	V-1640-F-150 REG CAB 145"WB XL
Truck	V-1650-2007 GMC 1500 EXT CAB 4WD
Truck	V-1647-'07 Ford F-250 Crew Cab 4WD XL
Truck	V 1649 - '07 Ford F-350 SRW 4WD Reg Cab
Truck	V 1654 - '07 Ford F-150 Supercab 4WD XL
Truck	V-1656-'07 Ford F-150 Reg Cab XL

Asset Type	Asset description
Truck	V-1644-2007 CHEVY 1500 REG CAB
Truck	V 1643 2007 FORD F150 REG CAB 145" XL
Truck	V-1642-2007 FORD F150 SUPERCAB XLT
Truck	V-1646 2007 FORD F350 DRW REG CAB 4WD
Truck	V-1661 2007 FORD F150 REG CAB XL
Truck	V-1659 2007 FORD F150 REG CAB XL
Truck	V-1660-2007 FORD F150 REG CAB XL
Truck	V-1662-2007 CHEVY 2500HD EXT CAB WORK
Truck	REPLACE TANDUM VACUUM TRUCK CHASSIS
Truck	V-1663- FORD F-150 REG CAB 145" WB XL
Truck	V1665 - 2008 F-350 SUPER DUTY REG CAB DRW
Truck	V1667 - 2007 F-150 SUPERCAB 145" WB XL
Truck	V-668-2007 FORD F150 REG CAB XL
Truck	V-1676-2008 FORD F350 SRW REG CAB
Truck	V-1677-2008 FORD F150 SUPERCAB 133 XLT
Truck	V-1678-2008 FORD F150 SUPERCAB 133 XLT
Truck	V1691-F150 REG CAB 145" WB XL
Truck	V1682 - 2008 FOR F-750 REG CAB XL 158"
Truck	V1683 - 2008 FORD F-750 REG CAB XL 194"
Truck	V-1686-2008 CHEVY 1500 REG CAB 133" WB
Truck	V-1687-2008 CHEVY SILVERADO 2500 HD-157.5" WB
Truck	V-1690-2008 F-250 Superduty Reg Cab
Truck	V-1689-08 Ford F-150 4WD SuperCab XLT
Truck	V-1688-08 Ford F-150 4WD SuperCab XL
Truck	V-1692-2008 SIERRA 1500 EXTCAB- 146" WB
Truck	V-1693-'08 GMC 1500 2WD Reg Cab Work
Truck	V-1697-08 Chevy 1500 2WD Reg 133 WB
Truck	V-1696-08 Chevy 1500 2WD Reg 133
Truck	V-1699-2009 F150 SUPERCAB XLT
Truck	V-1705-'08 FORD F 250 SUPERCAB 2WD XL
Truck	V-1706-2009 F-350 4WD
Truck	V-1707-09 FORD F-250 SUPERCAB 2WD 158
Truck	V-1708-09 FORD F-150 REG CAB XL
Truck	V-1709-'09 Chevy 1500 4WD Ext Cab
Truck	V-1711-'10 Ford F-150 Reg Cab XL
Truck	V-1712-2009 CHEVY SILVERADO 1500 133" WB
Truck	V-1713-2010 FORD F-250 CAB 145" WB XLT
Truck	V-1716-'10 CHEVY 1500 EXT CAB 4WD WORK
Truck	V-1722-2010 FORD F-150 2WD REG CAB XL
Truck	V1719 - 2012 MACK GU712
Truck	V-1724-2010 F-150 SUPERCAB 145" WB XL 4WD
Truck	V-1569-2002 FORD F150
Truck	V-1576-2002 FORD F250
Truck	V-1572-2002 FORD F750 GOOSENECK
Truck	V-1580-2003 FORD F750

Asset Type	Asset description
Truck	V-1581-2002 FORD F150
Truck	V1725 FORD F-150 REG XL

SCHEDULE 1.01(C)
MLP SUBJECT ASSETS

None.

SCHEDULE 1.01(D)
MLP PERMITTED EASEMENTS

Right-of-Way and License Agreement dated November 7, 2012, by and between Lion Oil Company, as grantor, and El Dorado Pipeline Company, LLC, as grantee, for purposes of operating, inspecting, maintaining, protection, repairing, replacing, altering and removing pipelines and certain other facilities on, below, above and/or within certain real property located in Union County, Arkansas, recorded as Document 2012R010784 in the property records of Union County, Arkansas.
Right-of-Way and License Agreement dated November 7, 2012, by and between Lion Oil Company, as grantor, and SALA Gathering Systems, LLC, as grantee, for purposes of operating, inspecting, maintaining, protection, repairing, replacing, altering and removing pipelines and certain other facilities on, below, above and/or within certain real property located in Union County, Arkansas, recorded as Document 2012R010783 in the property records of Union County, Arkansas.
Ground Lease Agreement dated November 7, 2012, by and between Lion Oil Company, as lessor, and SALA Gathering Systems, LLC, as lessee, for approximately 7 acres of land located in Union County, Arkansas to maintain tanks and other facilities, as evidenced by a Memorandum of Lease of even date therewith recorded as Document 2012R010785 in the property records of Union County, Arkansas.
Lease Agreement and Access Agreement dated February 10, 2014, by and between Lion Oil Company, as lessor, and Delek Logistics Operating, LLC, as lessee, for terminal and tankage property located in Union County, Arkansas to maintain terminals, tanks and other facilities, as evidenced by an Amended and Restated Memorandum of Lease recorded as Document 2015R000091 in the property records of Union County, Arkansas.
Right-of-Way and License Agreement dated February 10, 2014, by and among Lion Oil Company, J. Christy Construction Co., Inc., as grantors, and Delek Logistics Operating, LLC, as grantee, for purposes of operating, inspecting, maintaining, protection, repairing, replacing, altering and removing pipelines and certain other facilities on, below, above and/or within certain real property located in Union County, Arkansas, recorded as Document 2014R002189 in the property records of Union County, Arkansas.
Lease Agreement and Access Agreement dated March 31, 2015, by and between Lion Oil Company, as lessor, and Delek Logistics Operating, LLC, as lessee, for rail terminal property located in Union County, Arkansas, to maintain terminals and other facilities, as evidenced by a Memorandum of Lease recorded as Document 2015R02853 in the property records of Union County, Arkansas.
Right-of-Way and License Agreement dated March 31, 2015, by and among Lion Oil Company,  J. Christy Construction Co., Inc., as grantors, and Delek Logistics Operating, as grantee, for purposes of operating, inspecting, maintaining, protection, repairing, replacing, altering and removing pipelines and certain other facilities on, below, above and/or within certain real property located in Union County, Arkansas, recorded as Document 2015R002854 in the property records of Union County, Arkansas.
Other such easements, rights-of-way, licenses, leases and similar encumbrances as may be granted in connection with MLP Existing ROFO Assets, MLP Subject Assets, and MLP New ROFO Assets.

SCHEDULE 5.01(e)
CAPITALIZATION; SUBSIDIARIES

Borrower

Stockholders	Ownership	% of Ownership
Delek US Holdings, Inc.	8,291,442	100%

Subsidiaries

Loan Party	Jurisdiction of Incorporation	Owner	Number of Shares	Percentage of Outstanding Shares	Class	Certificate Number
Lion Oil Trading & Transportation, LLC	Texas	Lion Oil Company	N/A	100%	Membership Interest	N/A
J. Christy Construction Co., Inc.	Arkansas	Lion Oil Company	100	100%	Common	3

SCHEDULE 5.01(f)
LITIGATION; COMMERCIAL TORT CLAIMS

Lion Oil Company v. National Union Fire Insurance Company of Pittsburgh, PA, et al., Civil Action No. 1:13-CV-01071-SOW, pending in the Western District of Arkansas, El Dorado Division.

SCHEDULE 5.01(o)
REAL PROPERTY

	Company	Owned Location
1.	Lion Oil Company	El Dorado Refinery 1000 McHenry El Dorado, AR
2.	Lion Oil Company	Truck Loading Rack Hinson Road El Dorado, AR
3.	Lion Oil Company	Record Storage Building Hillsboro and South West Avenue El Dorado, AR
4.	Lion Oil Company	Repair and Maintenance Shop 828 Robert E. Lee, El Dorado, AR
5.	Lion Oil Company	Picnic Grounds Calion Road El Dorado, AR
6.	Lion Oil Company	Part of NW SW 32-17-15 El Dorado, AR
7.	Lion Oil Company	Lot 10, Bl. 3, Craig’s El Dorado, AR
8.	Lion Oil Company	Lot 7, Bl. 4, Craig’s El Dorado, AR
9.	Lion Oil Company	Lots 8 & 9, Bl. 8, Craig’s El Dorado, AR
10.	Lion Oil Company	Lots 1 & 2, Bl. 12, Craig’s El Dorado, AR
11.	Lion Oil Company	Lot 12, Bl. 8 Craig’s, El Dorado, AR
12.	Lion Oil Company	Lot 2, Bl. 7, Craig’s El Dorado, AR
13.	Lion Oil Company	Lot 3, Bl. 5, Craig’s El Dorado, AR
14.	Lion Oil Company	Lot 17, Bl 4, Craig’s El Dorado, AR
15.	Lion Oil Company	Lot 4, Bl. 4, Craig’s El Dorado, AR

	Company	Owned Location
16.	Lion Oil Company	Lot 12 & N/2 Lot 11, Bl. 3, Craig’s El Dorado, AR
17.	Lion Oil Company	14 acres on Hinson Road El Dorado, AR
18.	Lion Oil Company	Lots 1 & 2, Bl. 6, Craig’s El Dorado, AR
19.	Lion Oil Company	Lots 1, 2, 3, 4 & 5, Bl. 3, Craig’s West End Add. El Dorado, AR
20.	Lion Oil Company	Lot 2, Bl. 2, Craig’s West End El Dorado, AR
21.	Lion Oil Company	Lot 8, Bl. 3, Craig’s West End El Dorado, AR
22.	Lion Oil Company	Lots 9 & 10, Bl. 5, Craig’s El Dorado, AR
23.	Lion Oil Company	Lot 14, Bl. 6, Cornish SD El Dorado, AR
24.	Lion Oil Company	Lots 3 & 4, Bl. 2, Craig’s El Dorado, AR
25.	Lion Oil Company	Lot 11, Bl. 2, Craig’s El Dorado, AR
26.	Lion Oil Company	Lots 11, 12, 13, 17 & 18, Block F College Subdivision El Dorado, AR
27.	Lion Oil Company	Lot 13, Bl. 6, Cornish El Dorado, AR
28.	Lion Oil Company	Lot 13, Bl. 2, Craig’s West End Addition El Dorado, AR
29.	Lion Oil Company	Lot 10, Bl. 6, Craig’s West End Addition El Dorado, AR

	Company	Owned Location
30.	Lion Oil Company	Lot 5, Bl. 4, Craig’s El Dorado, AR
31.	Lion Oil Company	Lots 13 & 14, Bl. 8, Craig’s El Dorado, AR
32.	Lion Oil Company	Lot 6, Bl. 9, Craig’s El Dorado, AR
33.	Lion Oil Company	W/2 Lots 13 & 14, Bl. 5, Craig’s El Dorado, AR
34.	Lion Oil Company	Lot 7, Bl. 7 Cornish, El Dorado, AR
35.	Lion Oil Company	Lot 8, Bl. 6, Craig’s El Dorado, AR
36.	Lion Oil Company	Lot 19, Bl. F, College SD El Dorado, AR
37.	Lion Oil Company	Lots 6 & 7, Bl. 5, Craig’s West End Addition El Dorado, AR
38.	Lion Oil Company	Lot 13 & S. 40 ft. of Lot 14, Bl. 3, Craig’s West End Addition El Dorado, AR
39.	Lion Oil Company	Lot 16, Bl. 4, Craig’s West End Addition El Dorado, AR
40.	Lion Oil Company	Lots 9, 10, 11, 12, 13 & 14, Bl. 7, Cornish El Dorado, AR
41.	Lion Oil Company
Beginning at the SW corner of Lot 14, Bl. 7, Cornish, and run thence N. 50 ft. to the NW corner of Lot 14; thence W. to the E. line of the Old El Dorado – Three Creek Road; thence in a southwesterly direction along the East line of said road to a point due W. of the SW corner of Lot 14; thence E. to the point of beginning

42.	Lion Oil Company	Lots 3 & 4, Bl. 6, Cornish El Dorado, AR

	Company	Owned Location
43.	Lion Oil Company	Lot 7, Bl. 3, Craig’s West End Addition El Dorado, AR
44.	Lion Oil Company	Lots 13 & 14, Bl. 7, Craig’s West End Addition El Dorado, AR
45.	Lion Oil Company	Lots 3, 4, 5, 6 & 7, Bl. 12, Craig’s West End Addition El Dorado, AR
46.	Lion Oil Company	Lots 11 & 12, Bl. 6, Cornish El Dorado, AR
47.	Lion Oil Company
Commencing at the SE corner of the NE quarter of the Northwest quarter of Sec. 32, Township 17 S., Range 15 W., run N. 235 ft. to the point of beginning; thence N. 175 ft. to the S. line of El Dorado – Three Creeks Road, now known as W. Second St.; thence S. 61 degs. W. along said line 130.0 ft.; thence S. 29 degs. E. 151.0 ft.; thence north 63 degs. 36 mins. E. 45.2 ft. to the point of beginning

48.	Lion Oil Company
Commencing at the NW corner of the SW quarter of the NW quarter of Sec. 32, Township 17 S., Range 15 W. and thence S. 88 degs. 48 mins. E. 495.90 ft. along the N. line of said forty; thence S. 0 degree, 19 mins. W. 330.60 ft. for a point of beginning; thence S. 44 degs. 09 mins. E. 235.83 ft.; then S. 0 degree 15 mins. W. 165.60 ft.; thence S. 57 degs. 46 mins. E. 389.06 ft.; thence S. 25 degs. 50 mins. W. 215.65 ft. to the N. right-of-way line of Highway 15; thence S. 73 degs. 57 mins. 19 secs. W. 233.86 ft. along said right-of-way line; thence N. 8 degs. 27 mins. 50 secs. W. 84.81 ft.; thence W. 150 ft.; thence N. 0 deg. 54 mins. 40 secs. W. 717.30 ft. to the point of beginning

49.	Lion Oil Company	Lot 16 & N. 10 ft. of Lot 15, Bl. 3, Craig’s West End Addition El Dorado, AR
50.	Lion Oil Company	Lot 1, Bl. 5, Craig’s West End Addition El Dorado, AR
51.	Lion Oil Company	Lots 9 & 10, Bl. 6, Cornish El Dorado, AR
52.	Lion Oil Company
Commencing at NW corner of SE quarter of NW quarter of Sec. 32, Township 17 S., Range 15 W. and run S. 00 deg. 58 mins. E. 230.0 ft.; thence S. 89 deg. 40 mins. E. 450.0 to the W. side of W. Second St.; thence N. 25 degs. 59 mins. E. along said side 198.3 ft. to the point of beginning; thence N. 35 degs. 31 mins. E. along the W. side of said street 21.2 ft.; thence N. 28 degs. 17 mins. W. 141.2 ft.; thence S. 77 degs. 05 mins. W. 38.5 ft.; thence S. 00 degs. 58 mins. E. 133.04 ft.; thence E. 89.9 ft. to the point of beginning

53.	Lion Oil Company
Commencing at NW corner of SE quarter of NW quarter of Sec. 32, Township 17 S., Range 15 W. and run S. 00 degs. 58 mins. E. 230.0 ft.; thence S. 89 degs. 40 mins. E. 450.0 ft. to the point of beginning; thence N. 25 degs. 59 mins. E. along the W. side of W. Second St. 198.3 ft.; thence W. 89.9 ft.; thence S. 00 degs. 58 mins. E. 178.26 ft. to the point of beginning

	Company	Owned Location
54.	Lion Oil Company	The W. 100 ft. of Lot 18, Bl. 3, Craig’s West End Addition El Dorado, AR
55.	Lion Oil Company	Lot 6, Bl. 8, Craig’s West End Addition El Dorado, AR
56.	Lion Oil Company	The E. 72 ft. of Lot 18, Bl. 3, Craig’s West End Addition El Dorado, AR
57.	Lion Oil Company	Lot 6, Bl. 3, Craig’s West End Addition El Dorado, AR
58.	Lion Oil Company	Lot 1, Bl. 7, Craig’s West End Addition El Dorado, AR
59.	Lion Oil Company	The W. 46 2/3 ft. of Lots 8 & 9, Bl. 6, Craig’s West End Addition El Dorado, AR
60.	Lion Oil Company	Lots 1 & 2, Bl. 6, Cornish El Dorado, AR
61.	Lion Oil Company	Lot 6, Bl. 4, Craig’s West End Addition El Dorado, AR
62.	Lion Oil Company	Lots 4 & 5, Bl. 5, Craig’s West End Addition El Dorado, AR
63.	Lion Oil Company	East Half of Lots 13 and 14, Bl. 5 Craig’s West End Addition El Dorado, AR
64.	Lion Oil Company
Commencing at the Northwest corner of Lot 11, Bl. 7 of Cornish Subdivision in El Dorado, AR and running N 89O03’31” W 450.00 feet to a 6” Pipe as the POINT OF BEGINNING of the tract herein described; thence N00024’54” W 698.00 feet to a Set 1/2” Capped Rebar at Fence Corner; Thence, N89003’31” W 450.00 feet to a Set ½” Capped Rebar; Thence, S 00026’15” E 698.000 feet to a 6” Pipe at Fence Corner; thence, S 89003’28” E 449.73 feet to the point of beginning, containing 7.21 Acres, more or less. This land is part of the Northeast quarter of the Northwest quarter of Section 32, Township 17 South, Range 15 West

65.	Lion Oil Company	Lots 15 and 16, Bl. F College Hill Subdivision El Dorado, AR

	Company	Owned Location
66.	Lion Oil Company	Lot 6, Bl. 2 Craig’s West End Addition El Dorado, AR
67.	Lion Oil Company	Lot 11, Bl. 5 Craig’s West End Addition El Dorado, AR
68.	J. Christy Construction Co.	J. Christy Construction Co., Inc. Offices 1333 Robert E. Lee El Dorado, AR

Leased Real Property

	Company	Leased Locations
1.	Lion Oil Trading and Transportation, LLC	Offices and Parking 1001 School Street El Dorado, AR
2.	Lion Oil Company	Office Space in Regions Bank Building 100 East Peach Street El Dorado, AR
3.	Lion Oil Company	0.413 acres adjacent to Trinity Asphalt’s property in Rusk County, TX
4.	Lion Oil Company	0.3 acres related to three leased storage tanks , related truck scales and hot oil heater in Rusk County, TX
5.	Lion Oil Company	2501 Port Place Muskogee, OK
6.	Lion Oil Company	0.32 acres known as Tract 3 in El Dorado, AR
7.	Lion Oil Company	Reactor Storage (FCC Reactor) at the storage facility near Heater Specialists, Inc.
8.	Lion Oil Company	License for overhead truss from Burlington North & Santa Fe Railway Company to Lion Oil Company, made Apr. 1, 2001, effective Mar. 27, 2002
9.	Lion Oil Company
Easement from Lion Oil Company to Entergy Arkansas, Inc. and Easement from Entergy Arkansas, Inc. to Lion Oil Company, both unexecuted, for a property “swap” adjacent to the El Dorado Refinery and to the Entergy substation. Substation upgrade was completed in 2004 even though documents remain unsigned.

10.	Lion Oil Company	0.08 acres at El Dorado Airport
11.	Lion Oil Company	Offices 100 E. Peach El Dorado, AR 71730
12.	Lion Oil Trading & Transportation, LLC	Land at the Downtown Airport, Union County, Arkansas

SCHEDULE 5.01(q)
ENVIRONMENTAL MATTERS

The following facilities are the subject of existing or anticipated remediation obligations under state and/or federal law: Memphis, TN Terminal (solvent, hydrocarbon and MTBE contamination∗; Nashville, TN Terminal (hydrocarbon, MTBE, and lead contamination)*; El Dorado Refinery (RCRA corrective action under Part B Post Closure Permit, groundwater contamination at adjacent Koch Facility, potential soil and groundwater contamination at Refinery Wastewater Treatment Plant, ongoing corrective action to address free product found in the vicinity of the 410 Perry Tank Area). In addition, information and findings from the following documents related to environmental conditions at the El Dorado Refinery are incorporated herein by reference:

a.	Espey, Huston & Associates, Inc., Petroleum Plume and Non-Plume Investigations Findings Report: El Dorado, Arkansas (Mar. 1997);

b.	Espey, Huston & Associates, Inc., Baseline Hydrogeology Investigation Findings Report for the El Dorado Refinery RCRA Facility Investigation (Mar. 1993);

c.	Part B File, Refinery Facility Investigation;

d.	Baseline Risk Assessment;

e.	SWMG Investigation Findings Report;

f.	Pollution Management Inc., Scope and Budget Estimate for Preliminary Remedial Work Plan for Diesel Fuel Release (Apr. 22, 2002);

g.	Pollution Management Inc., Soil Analytical Summary, TEPPCO P-5 Terminal, Lion Oil Company, El Dorado, Arkansas;

h.	Lion Oil Company, RCRA Corrective Action Project, Semi-Annual Progress Report No. 8 (Jul., 2011);

i.	Lion Oil Company, RCRA Corrective Action Project, Semi-Annual Progress Report No. 9 (Jan., 2012);

j.	Lion Oil Company, RCRA Corrective Action Project, Semi-Annual Progress Report No. 12 (Jul., 2012);

k.	Lion Oil Company, RCRA Corrective Action Project, Semi-Annual Progress Report No. 13 (Jan., 2013);

l.	Lion Oil Company, RCRA Corrective Action Project, Semi-Annual Progress Report No. 14 (Jul., 2013);

m.	Lion Oil Company, RCRA Corrective Action Project, Semi-Annual Progress Report No. 15

(Jan., 2014);

n.	Lion Oil Company, RCRA Corrective Action Project, Semi-Annual Progress Report No. 14 (Jul., 2014); and

o.	Lion Oil Company, RCRA Corrective Action Project, Semi-Annual Progress Report No. 14 (Jan., 2015).

2.
The following facilities may require physical upgrades or further permitting actions to achieve compliance with the Spill Prevention Control and Countermeasures (SPCC) program of the Clean Water Act: Memphis, TN Terminal*; Nashville, TN Terminal*; El Dorado Refinery, AR; Muskogee, OK Terminal*; The Amoco (American) Station Tank Farm (Union County, AR)*; Battery 3 (Union County, AR)*; Berry Station*; Buckner Station Tank 343 (Columbia County, AR)*; Constantine Tank Farm (Union County, AR)*; Caddo Station (Union County, AR)*; Fouke Station*; Lick Creek Station (Northeast Union County, AR)*; Louann Station (Quachita County, AR)*; Magnolia Station Tank Farm (Columbia County, AR)*; Modisete Station; Pace City Station (Quachita County, AR)*; Rook Station; Smackover Station*; Trk. Colquitt Station*; Urbana Station*; and Shuler Station (Union County, AR)*.

3.	The Memphis, Tennessee Terminal experienced an excess emissions event on May 17, 2010, due to the sinking of a floating roof on a gasoline storage vessel.*

4.	Changes in Department of Transportation (DOT) pipeline regulations could subject certain un-regulated facilities in the Lion Oil Trading & Transportation system to DOT regulation in the future.*

5.	Certain tank breakout stations on the Lion Oil Trading & Transportation system may require stormwater permits.*

6.
Tank 370 in Section 22, T15S, R9W, Ouachita County, Arkansas, bordering the former Barry Asphalt Company site near Stephens, Arkansas and Tank 437 at Lion Oil Trading & Transportation's Magnolia Station may require new or modified air permits. Tanks at Amoco/Sohio, Smackover, Fouke, and Colquitt sites may also require new air permits.*

7.
The El Dorado Refinery has experienced numerous air upsets over the past three (3) years and reported as required to the Arkansas Department of Environmental Quality and to the Environmental Protection Agency. The items described in the following certifications and reports are incorporated herein by reference:

a.	Annual Title V Certifications and Semi-Annual Deviation Reports for the El Dorado refinery for years 2010, 2011, 2012, 2013 and 2014;

b.	Reports of air upsets at the El Dorado refinery submitted under CERCLA and EPCRA reporting requirements; and

c.	Upset and excess emission reports submitted to the ADEQ for events at the El Dorado refinery.

8.
The El Dorado Refinery has submitted numerous root cause corrective action reports for flaring events under the terms of a 2003 Consent Decree with the EPA and DOJ. Some of the corrective actions may not have been completed in a timely manner. The items described in the semiannual progress reports regarding the Global Consent Decree for the El Dorado Refinery, for the following periods, are incorporated herein by reference:

a.	January through June 2010;

b.	July through December 2010;

c.	January through June 2011;

d.	July through December 2011;

e.	January through June 2012;

f.	July through December 2012;

g.	January through June, 2013;

h.	July through December, 2013;

i.	January through June, 2014; and

j.	July through December, 2014.

9.
For the past three (3) years or longer, the El Dorado Refinery has experienced numerous excursions above the limits prescribed in its Clean Water Act National Pollution Discharge Elimination System permit, including exceedances for oil and grease, pH, zinc, lead, total suspended solids, selenium, sulfates and ammonia, primarily arising from stormwater discharges from the main holding pond. On January 23, 2015 the ADEQ issued the refinery a notice of violation for NPDES permit effluent violations with a request for a Corrective Action Plan, which was submitted in March 2015. The refinery has been engaged in a dialog with ADEQ to resolve the matter, which may include a Consent Agreed Order. In addition, the findings and information in the following documents are incorporated herein by reference:

a.	Memorandum from Paulette Johnsey to Samuel Tates (EPA Region 6), regarding Transmittal Memo - Compliance Monitoring Reports (received Sept. 3, 2010);

b.	Monthly Discharge Monitoring Reports pursuant to NPDES Permit Number AR0000647, for January 2012 through March 2015;

c.	ADEQ letter to Lion Oil, NPDES Permit Violations and Requesting a CAP, January 27, 2015; and

d.	ADEQ Consent Administrative Order, In the Matter of Lion Oil Company, Union County, Arkansas (approved by Lion Oil Company as to form and content on Aug. 19, 2009 and since terminated).

10.
On September 13, 2013, Lion Oil Company entered into a Consent Decree with the EPA and DOJ to resolve historical violations of the refinery’s National Pollution Discharge Elimination System permit. Upon paying a penalty of $403,000 and meeting all other terms of the Consent Decree, the parties agreed to terminate the Consent Decree and it was terminated by the Court on December 9, 2013.

11.
Items described in report(s) of E-vironment, the consultant engaged by Buyer for purposes of conducting environmental or other due diligence on the Businesses, and reports of EnSafe Inc. (dated June 21, 2007, June 27, 2007, August 8, 2007, August 27, 2007 and September 12, 2007), which reports are incorporated herein by reference.

12.	Global Settlement Consent Decree signed by Lion Oil Company on 01/22/2003.

13.	Notice of Violation of NPDES Permit #TN0067288 dated 01/25/10, issued to Lion's Memphis Terminal for failure to file Discharge Monitoring Reports.*

14.	Environmental Protection Agency Stipulated Penalties.

15.
The El Dorado Refinery reported to the Environmental Protection Agency in October 2010 that the refinery projected that it would exceed its current Total Annual Benzene (TAB) quantity of 10 megagrams. In compliance with the provisions of Lion's Global Settlement Consent Decree, Lion contracted for a third-party study to develop a compliance plan for the 6BQ standard of the Benzene Waste Organic NESHAP (BWON) and has implemented that plan. Items described in the quarterly End of Line Sampling Plan Results for years 2010, 2011, 2012, 2013 and 2014 are incorporated herein by reference. The contents of, and enclosures with, Lion Oil Company's January 28, 2011 letter to various recipients, regarding United States, et al. v. Lion Oil Company (Civ. No. 03-1028): Pursuant to Paragraph 22.J, Proposal for Third-Party TAB Study and Compliance Review, are incorporated herein by reference.

16.
Letter of Deficiency dated May 12, 2010, related to SPCC plan at Lion's Memphis Terminal. Plan was updated to address deficiencies but there has been no further communication from EPA as to the acceptableness of the revised plan.*

17.	February 2011 - Lion's Nashville Terminal - EPA FRP/SPCC inspection identified certain deficiencies. Revisions were made and submitted to EPA. Awaiting any follow-up comments from EPA.*

18.	Releases from El Dorado refinery:

a.	On April 5, 2010, a deisobutanizer tower overpressured during startup, emitting approximately 30,771.5 pounds of VOCs over approximately 8 minutes.

b.
March 16, 2009 - Truck Rack Oil Water Separator overflowed approximately 22 barrels of diesel/gasoline mix into Loutre Creek due to lack of a check valve in pump discharge piping. Situation remedied by installation of a check valve.

c.	January 11, 2010 - Desalter released oil mist into community.

d.	May 4, 2010 - approximately 15 barrels of gasoline spilled into Loutre Creek due to partially open stormwater drain valve.

e.	June 8, 2010 - Sump overflowed, but all product discharged to the SPCC pond.

f.	December 16, 2012 - 94 barrels of naptha was spilled

g.	January 30, 2013 - 15 barrels of CBO spilled when third party driver fell asleep while loading and overfilled the truck

h.	May 24, 2013 – 50,400 barrels of asphalt released into containment area due to fire tube failure on 548 tank

i.	December 4, 2013 – 400 bbl leak of spent caustic from hole in tank floor

j.	February 26, 2014 – 5 bbl leak of naphtha from suction line.

k.	February 17, 2014 to June 18, 2014 – on five occasions the #7 FCC fractionator PSV 180 opened to the atmosphere releasing a CERCLA reportable quantity of benzene.

19.	Releases of Lion Oil Trading & Transportation, Inc.*

a.	April 27, 2009 - Lion Oil Trading & Transportation had a six-barrel spill at Louann Station.

b.	October 1, 2009 - LOTT had a 100-barrel crude oil spill on Highway 275 in Strong, Arkansas. An ADEQ report dated November 19, 2009 considered the spill closed.

c.	September 23, 2010 - LOTT spilled two barrels of crude oil onto a concrete parking lot near El Dorado

d.
April 28, 2010 letter from Arkansas Department of Environmental Quality to Lion Oil Trading & Transportation regarding a complaint of a crude oil spill in waters of an unnamed creek adjacent to Miller CR 22. LOTT responded and cleaned up the spill and received a letter from the ADEQ on July 15, 2010, advising that the complaint had been closed.*

e.	August 11, 2010 - Lion Oil Trading & Transportation spilled "a few gallons" at Fouke Station.

f.	January 13, 2011 - Lion Oil Trading & Transportation had a small spill on Highway 36.

g.
April 28, 2010 - Lion Oil Trading & Transportation received a letter from the Arkansas Department of Environmental Quality, advising of a complaint of a crude oil spill in waters of an unnamed creek adjacent to Miller CR 22. LOTT responded and cleaned up the spill and received a letter from the ADEQ on July 15, 2010, advising that the complaint had been closed.

h.	November 25, 2010 - Lion Oil Trading & Transportation, Inc., gauger discovered a spill of less than 5 gallons of crude oil on the side of Highway 36 in Columbia County, near Village, Arkansas.

i.
January 17, 2013 - a spill of approximately 30-35 bbl of crude oil occurred from a section of underground line at the Perry Tank farm. The spill was reported to the NRC and the ADEQ. The spill was contained on-site and free oil recovered. Follow-up reports were made to the ADEQ and EPA

j.
March 9, 2013 - a release of approximately 5,900 barrels of crude oil occurred at the Magnolia Station from an underground strainer. All but approximately 2,650 barrels were contained at the Magnolia Station. Much of the remaining released crude oil reached a nearby small creek. ADEQ and NRC were notified. Cleanup operations were coordinated with the EPA and state authorities to restore the impacted area. Cleanup operations were concluded on April 2, 2013 and we believe over 99% of released crude oil was recovered. It is possible ADEQ could require additional remediation and that fines could be levied by ADEQ and/or EPA.

k.
May 31, 2013 – a release of approximately 3-5 barrels of crude oil occurred from a gathering line near Colquitt in Claiborne Parish, LA, impacting a creek. Notifications were made to the NRC and Louisiana State Police. Cleanup was concluded on about June 7, 2013.

l.
August 26, 2013 – a release of approximately 5 barrels of crude oil occurred from a gathering line near Old Union, AR, impacting a creek. Notifications were made to the NRC and ADEQ. Cleanup was concluded in November, 2013, although there has been no confirming communication from ADEQ. It is possible ADEQ could require additional remediation and that fines could be levied by ADEQ and/or EPA.

m.
August 26, 2013 – a release of crude oil estimated at 15-30 barrels from an old leak on a gathering line near Old Union, AR, was identified on August 20 and reported to the NRC and ADEQ on August 26. The spill impacted a nearby creek. Cleanup was concluded in November 2013, although there has been no confirming communication from ADEQ. It is possible ADEQ could require additional remediation and that fines could be levied by ADEQ and/or EPA.

n.
October 7, 2013 – a release of crude oil from a gathering line near Macedonia, AR, was discovered impacting a nearby creek and reported to the NRC and ADEQ. Initially estimated at 3-5 barrels, the volume was likely closer to 100 barrels. Initial cleanup of the creek concluded in early December, 2013. However, crude leaching from nearby impacted soil continues to impact the creek where booms and weirs remain in place to capture the leaching oil. A plan for remediation of the soil is being developed but has not been completed or implemented. It is possible that fines could be levied by ADEQ and/or EPA.

o.
On January 28, 2014, a release of crude oil was identified coming from the 4” Village mainline south of the Hwy 82 pipeline crossing in Columbia County, AR, near Magnolia. A wooded area approximately 200 feet long was impacted, and the oil flowed about 200 yards down the Hwy 82 bar-ditch. Spill volume was estimated at about 5 barrels. Following the recovery of free oil, impacted soil was remediated by water injection to flush oil to the surface and to a down-gradient trench where it was recovered.  The site was treated with microbes and nutrients, and natural biological degradation is being used to complete the remediation. Other than some possible future sampling, no further remediation is expected.

p.
On April 25, 2014, a release of about 400 barrels of crude oil occurred from a Delek Logistics gathering line near Haynesville, Louisiana. Some of the oil impacted less than one-half mile of a nearby ravine/intermittent stream but no significant environmental or public impacts occurred.  Cleanup operations were coordinated with Louisiana and Federal officials and completed within two to three weeks.  Periodic inspections of the area and maintenance of booms continued until early October after no further oil was identified in the creek for several months. Regulatory agencies have not yet given a complete release and it is possible they will require additional remediation as well as imposing a Natural Resource Damage Claim.

q.
On May 28, 2015, a release of 100 to 150 barrels of crude oil occurred from a Delek Logistics gathering line 16 miles east of Texarkana (the “Fouke” line). Oil directly impacted six to eight acres of heavily timbered area. Cleanup operations were initiated immediately and are continuing under the direction of state and federal authorities.

20.
In July 2014, EPA issued a Request for Information on five spills that occurred from Delek Logistics pipelines that had been reported to the National Response Center as impacting a Water of the US: Perry, Magnolia, Colquitt, Old Union and Haynesville. A response was submitted in September, 2014.*

21.	November 2010 - Memphis Terminal had a leak from water draw on diesel tank. Volume unknown (de minimis). Did not leave site.*

22.	October 31, 2010 - Nashville Terminal - Diesel lubricity additive spill inside tank farm from T¬21. Estimated less than 200 gallons. Did not leave site.*

23.	Reports of air upsets at the El Dorado refinery submitted under CERCLA and EPCRA reporting requirements are hereby incorporated by reference.

24.	The contents of, and attachments to, the following letters from Lion Oil Company are incorporated herein by reference*:

a.	To Nelson Smith (EPA Region 6), May 6, 2009, regarding NRC Report No. 900117;

b.	To Bryant Smalley (EPA Region 6), July 15, 2010, regarding NRC Report No. 939032;

c.	To Bryant Smalley (EPA Region 6), July 28, 2010, regarding NRC Report No. 943293; and

d.	To Jamie Bradsher (EPA Region 6), September 15, 2014, regarding NRC Report No.s: 1035960, 1040525, 1048890, 1058276, and 1080818.

25.
Between 2000 and 2009 there were 18 other documented crude oil spills along the LOTT gathering system ranging from 10 bbl to 600 bbl and averaging about 70 bbl. Many of these were the result of third-party damage. Several releases reached streams, tributaries or other water ways and resulted in enforcement action by ADEQ or EPA. None resulted in serious or lasting impacts that required on-going remediation beyond they initial clean-up response.*

26.	July 2013 – Nashville Terminal. Diesel seeping from the ground following rain events. In September 2014, an underground diesel line leak was found to be the source and was repaired.*

27.
McMurrian vs. Lion Oil Company, et al. Cause No. CIV-2001-213, Circuit Court, Union County, Arkansas. This litigation has been pending for almost ten years. It involves a claim for environmental damage to real property from the crude oil operations that were conducted on the property. Lion’s sole involvement with the litigation is as the first purchaser of the crude oil production. The judge has denied Lion’s Motion for Summary Judgment.

28.
Brett A. Walker and Devon R. Walker vs. Lion Oil Trading and Transportation Inc., Case No. CV-2013-146, Circuit Court, Columbia County, Arkansas. On September 25, 2013, a land owner filed suit regarding damages allegedly incurred as a result of the March 9, 2013, release of crude oil at the Magnolia terminal.*

29.
In April 2015, the EPA updated emission factors (AP-42 factors) for emissions from refining process units and flares. For the first time, there was an emission factor for hydrogen cyanide (HCN) emitted from fluidized catalytic cracking units (FCCU). The refinery does not have any stack test results for HCN that can be used in lieu of the EPA’s emission factor. The El Dorado refinery’s air permit does not address emissions of HCN. Using this factor results in estimated emissions of HCN greater than the CERCLA reportable quantity (RQ) although the refinery has not chosen to submit a continuing release report to the National Response Center at this time. The refinery is determining what actions to take including obtaining a stack test for HCN and requesting that HCN be added to the refinery’s air permit.

30.
February 12, 2015 notice of alleged violation and proposed Consent Administrative Order from the ADEQ to the El Dorado refinery regarding a hazardous waste violation. The alleged violation was for an erosional area on the cap over the closed Sludge Storage Impoundment. The eroded area has been repaired. Final resolution of the CAO is pending.

31.
Lion Oil is a minor (but not de-minimus) PRP for the Marine Shale Superfund site in Louisiana. Lion Oil has paid approximately $25,000 to the PRP group to satisfy its current obligation. Additional financial obligations, if any, are not expected to exceed $250,000.

32.
Various work, repairs, construction or Capital Expenditure (“Work”) is likely to be required to remedy stormwater permit exceedances at the El Dorado refinery. Such Work is also necessary for compliance with recent regulations affecting refinery flare operation and will be necessary to comply with a proposed EPA rule (Risk and Technology Review MACT) expected to become final in September 2015.  Such work will necessary to comply with Tier 3 gasoline sulfur standards no later than 1/1/20 or within 30 months of any calendar year where the average crude processing rate exceeds 75,000 bpd.

SCHEDULE 6.02(a)
EXISTING LIENS

None.

SCHEDULE 6.02(b)
EXISTING INDEBTEDNESS

None.

SCHEDULE 6.02(e)
EXISTING INVESTMENTS

None.

SCHEDULE 6.04
POST-CLOSING MATTERS

1.    Each Loan Party shall use commercially reasonable efforts to make subject to a Control Agreement each deposit account maintained by such Loan Party at Regions Bank (other than Excluded Deposit Accounts, as defined in the Loan Party Security Agreement), which accounts are disclosed on Schedule IV of the Loan Party Security Agreement; provided that, this post-closing condition shall terminate on the nine month anniversary of the Restatement Effective Date.
2.    Within the Post-Closing Period, each Loan Party shall have either closed or made subject to a Control Agreement each deposit account maintained by such Loan Party at Israel Discount Bank of New York, which accounts are disclosed on Schedule IV of the Loan Party Security Agreement.
3.    On or before the date that is ninety (90) days after the Restatement Effective Date (or such longer period as may be agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall have received a Refinery Appraisal; provided that such Refinery Appraisal shall not be a Refinery Appraisal delivered under the Original Financing Agreement or the Prior Financing Agreement.
4.    Within the date that is sixty (60) days after the Restatement Effective Date (or such longer period as may be agreed to by the Administrative Agent in its sole discretion), the Loan Parties shall have delivered to the Administrative Agent (i) a date down endorsement to that mortgagee’s title insurance policy No. 5011300‑172532, in form and substance reasonably acceptable to the Administrative Agent, including having an insured amount equal to $275,000,000 (or such lower amount acceptable to the Administrative Agent in its sole discretion) and insuring the Lien of the Deed of Trust for the Real Property Collateral as of the Restatement Effective Date to be a valid first priority Lien subject to no defects or objections other than those reasonably acceptable to the Administrative Agent, together with such endorsements as the Administrative Agent may reasonably require (provided that, if the title insurance company for such existing title policy declines to increase the insured amount of such policy to $275,000,000, the Loan Parties shall, upon request of the Administrative Agent, exercised within 10 Business Days following notification of such decline to the Administrative Agent, at the Administrative Agent’s sole discretion, use commercially reasonable efforts to cause another title insurance company reasonably acceptable to the Administrative Agent to issue a title insurance policy having an insured amount equal to $275,000,000 (or such lower amount acceptable to the Administrative Agent in its sole discretion) and insuring the Lien of the Deed of Trust for the Real Property Collateral to be a valid first priority Lien subject to no defects or objections other than those reasonably acceptable to the Administrative Agent, together with such endorsements as the Administrative Agent may reasonably require) and (ii) if required by the title company issuing the foregoing date down endorsement (or insurance policy), a survey in form and substance reasonably acceptable to the Administrative Agent and such issuing title company, prepared by a licensed surveyor on each parcel of the real estate that is insured under such title insurance policy No. 5011300-172532.
5.    Within the Post-Closing Period, the Borrower shall either (a) cause the Loan Parties’ primary accounts maintained with Regions Bank (other than Excluded Accounts, as defined in the Loan Party Security Agreement) to be made subject to Control Agreement or (b) establish and maintain an internal system to sweep on a regular basis, but in no event longer than weekly, to the Administrative Agent (or any account or accounts subject to a Control Agreement) cash from the Loan Parties’ primary accounts maintained with Regions Bank (other than Excluded Accounts, as defined in the Loan Party Security Agreement); provided that, such sweep shall be permitted to exclude any cash in such accounts that the Borrower reasonably determines in its business judgment to be needed in such accounts in the Loan Parties’ ordinary course of business.
6.    Within the Post-Closing Period, the Borrower shall deliver executed counter-parts from the MLP and its Subsidiaries of a consent and agreement in form and substance substantially similar to that Third Consent and Agreement dated as of March 31, 2015, by and among the MLP and its Subsidiaries and Hapoalim, as agent for the Lenders, and otherwise reasonably acceptable to the Administrative Agent.

2

EXHIBIT A
FORM OF NOTICE OF BORROWING
May 14, 2015
Fifth Third Bank,
as Administrative Agent under the below‑
    referenced Financing Agreement
Fifth Third Center
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attn: Loan Syndications/July Huls

Re:
Notice of Borrowing under the Second Amended and Restated Financing Agreement, dated as of May 14, 2015 (such agreement as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefore, being hereinafter referred to as the “Financing Agreement”), by and among LION OIL COMPANY, an Arkansas corporation (the “Borrower”), each subsidiary of the Borrower listed as a Guarantor on the signature pages thereto (each a “Guarantor” and collectively, the “Guarantors”), the Lenders (as defined therein), FIFTH THIRD BANK, as Administrative Agent (“Administrative Agent”) and Lead Collateral Agent and BANK HAPOALIM B.M., as Designated Account Collateral Agent.

Ladies and Gentlemen:
Reference hereby is made to the Financing Agreement. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Financing Agreement.
The Borrower hereby gives irrevocable notice to the Administrative Agent that the Borrower hereby requests Loans under the Financing Agreement, and sets forth below the information relating to such proposed Loans (collectively, the “Proposed Borrowing”) pursuant to and as required by Section 2.02(a) of the Financing Agreement.
(a)    The Business Day of the Proposed Borrowing is May 14, 2015.

(b)    The aggregate amount of the Proposed Borrowing is: $__________
(c)    The Proposed Borrowing shall be a [Reference Rate Loan] [LIBOR Rate Loan].
[(i)    The duration of the Interest Period for the LIBOR Rate Loan shall be [___] months.]
(d)    The proceeds of the Proposed Borrowing shall be used for the purposes expressed in Section 5.01(r) the Financing Agreement.
(e)    The Proposed Borrowing is to be made pursuant to the instructions set forth in a separate disbursement agreement to be entered into on or prior to the date of the Proposed Borrowing.
[SIGNATURE PAGE FOLLOWS]

2

Very truly yours,
LION OIL COMPANY, AN ARKANSAS CORPORATION
By:
Name:
Title:
By:
Name:
Title:

[Signature Page to Notice of Borrowing]

EXHIBIT B
FORM OF LIBOR NOTICE
[LETTERHEAD OF BORROWER]
Fifth Third Bank,
as Administrative Agent under the below‑
    referenced Financing Agreement
Fifth Third Center
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attn: Loan Syndications/July Huls
Ladies and Gentlemen:
Reference is made to the Second Amended and Restated Financing Agreement, dated as of May 14, 2015 (such agreement as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Financing Agreement”), by and among LION OIL COMPANY, an Arkansas corporation (“Borrower”), each subsidiary of the Borrower listed as a Guarantor on the signature pages thereto (each a “Guarantor” and collectively, the “Guarantors”), the Lenders (as defined therein) from time to time party thereto, FIFTH THIRD BANK, as Administrative Agent (“Administrative Agent”) and Lead Collateral Agent and BANK HAPOALIM B.M., as Designated Account Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Financing Agreement.
This LIBOR Notice represents the Borrower’s request to [convert into] [continue as] [LIBOR Rate Loans] [Reference Rate Loans] $____________ 1of the outstanding principal amount of the Term Loan (the “Requested Loan”)[, and is a written confirmation of the telephonic notice of such election previously given to the Administrative Agent].
[Such Requested LIBOR Rate Loan will have an Interest Period of [one] [two] [three] [six] [twelve] month(s), commencing on ____________.]
[This LIBOR Notice further confirms the Borrower’s acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Financing Agreement, of the LIBOR Rate as determined pursuant to the Financing Agreement.]

1
Borrower (i) shall not have more than 5 LIBOR Rate Loans in effect at any given time, and (ii) may only exercise the LIBOR Option for LIBOR Rate Loans of at least $10,000,000 and integral multiples of $500,000 in excess thereof.

The undersigned certifies that no Event of Default has occurred and is continuing or will result from the [conversion] [continuation] of the Requested Loan or will occur or be continuing on the date of the Requested Loan.
Dated: ____________
LION OIL COMPANY
By:
Name:
Title:
By:
Name:
Title:

2

EXHIBIT C
FORM OF ASSIGNMENT AND ACCEPTANCE
This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of __________ __, 20_ between ________________________ (“Assignor”) and ___________________________ (“Assignee”). Reference is made to the agreement described in Item 2 of Annex I annexed hereto (such agreement as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, the “Financing Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Financing Agreement.
1.    In accordance with the terms and conditions of Section 11.07 of the Financing Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Financing Agreement and the other Loan Documents as of the Effective Date (as defined below) with respect to the Obligations owing to the Assignor, and the Assignor’s portion of the Term Loan as specified on Annex I.
2.    The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, encumbrance, or other adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Financing Agreement and the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreement and the other Loan Documents or any other instrument or document furnished pursuant thereto or any collateral thereunder; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Financing Agreement and the other Loan Documents or any other instrument or document furnished pursuant thereto.
3.    The Assignee (a) confirms that it has received copies of the Financing Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Lead Collateral Agent, the Assignor, or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreement and the other Loan Documents; (c) confirms that it complies with the criteria set forth in Section 11.07 of the Financing Agreement necessary to acquire the interests being assigned and to become a Lender; (d) appoints and authorizes the Administrative Agent and the Lead Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Financing Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Lead Collateral Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; (e) confirms that it is sophisticated with respect to decisions to acquire assets of the type represented by the interests being assigned and either it, or the Person exercising discretion in making its decision to acquire the interests being assigned, is experienced in acquiring assets of such type; (f) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Financing Agreement and the other Loan Documents are required to be performed by it as a Lender; and (g) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.
4.    The effective date of this Assignment Agreement (the “Effective Date”) shall be the latest of (a) the date of the execution hereof by the Assignor and the Assignee[, and, if required, the Borrower]1, (b) the settlement date specified on Annex I, and (c) the receipt by Assignor of the Purchase Price specified in Annex I.
5.    As of the Effective Date (a) the Assignee shall be a party to the Financing Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Financing Agreement and the other Loan Documents.
6.    From and after the Effective Date, the Credit Parties and the Administrative Agent shall make all payments under the Financing Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees (if applicable) with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Financing Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves on the Effective Date.
7.    THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5‑1401 AND 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
8.    EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS ASSIGNMENT AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

1	Borrower’s consent is not required if a Default or an Event of Default has occurred and is continuing on the date of the assignment.

2

9.    This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.
[Remainder of page left intentionally blank.]

3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.
[ASSIGNOR]
By:
Name:
Title:
Date:
[ASSIGNEE]
By:
Name:
Title:
Date:

[Required Consents (if any):2
LION OIL COMPANY
By:
Name:
Title:

2	Not required if a Default or an Event of Default has occurred and is continuing at the time of the assignment.

4

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I
1.    Borrower: Lion Oil Company, an Arkansas corporation (the “Borrower”)
2.    Name and Date of Financing Agreement: Second Amended and Restated Financing Agreement dated as of May 14, 2015 (such agreement as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, the “Financing Agreement”), by and among the Borrower, each subsidiary of the Borrower listed as a Guarantor on the signature pages thereto (each a “Guarantor” and collectively, the “Guarantors”), the Lenders (as defined therein) from time to time party thereto, FIFTH THIRD BANK, as Administrative Agent (“Administrative Agent”) and Lead Collateral Agent and BANK HAPOALIM B.M., as Designated Account Collateral Agent.
3.    Amount of Loan:    ____________
4.    Purchase Price:    ____________
5.    Settlement Date:    ____________
6.    Notice and Payment Instructions, Etc.

Assignee:	Assignor:

________________________________	__________________________________

________________________________	__________________________________

________________________________	__________________________________

Attn: ___________________________	Attn: _____________________________

Fax No.:_________________________	Fax No. ___________________________

Bank Name:	Bank Name:

ABA Number:	ABA Number:

Account Name:	Account Name:

Account Number:	Account Number:

Sub‑Account Name:	Sub‑Account Name:

Sub‑Account Number:	Sub‑Account Number:

Reference:	Reference:

Attn:	Attn:

5

EXHIBIT D

FORM OF [AMENDED AND RESTATED] TERM NOTE
THIS TERM NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE FINANCING AGREEMENT REFERRED TO BELOW.

$___________    New York, New York
May 14, 2015
FOR VALUE RECEIVED, the undersigned, LION OIL COMPANY, an Arkansas corporation (the “Borrower”), hereby promises to pay [NAME OF LENDER], or its successors or assigns (the “Payee”), the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Payee’s Term Loans as defined in that certain Second Amended and Restated Financing Agreement dated as of May 14, 2015 (such agreement as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, the “Financing Agreement”), by and among the Borrower, each subsidiary of the Borrower listed as a Guarantor on the signature pages thereto (each a “Guarantor” and collectively, the “Guarantors”), the Lenders (as defined therein) from time to time party thereto, FIFTH THIRD BANK, as Administrative Agent (“Administrative Agent”) and Lead Collateral Agent and BANK HAPOALIM B.M., as Designated Account Collateral Agent. Capitalized terms used herein without definition are used as defined in the Financing Agreement.
The principal amount of this Term Note shall be paid in the amounts and on the dates specified in Section 2.03 of the Financing Agreement.
The Borrower promises to pay interest on the unpaid principal amount of the Payee’s Term Loan from the date of such Term Loan until such principal amount is paid in full in cash, at the interest rates and at the times provided in the Financing Agreement. All payments of principal and interest shall be made directly to the Payee in Dollars in immediately available funds at its Payment Office.
This Term Note is entitled to the benefits of the Financing Agreement and is subject to optional and mandatory prepayments in whole or in part as provided in the Financing Agreement. This Term Note is secured by the Collateral and is entitled to the benefits of the Security Agreement. Upon the occurrence and continuation of any Event of Default under the Financing Agreement, all principal and all accrued interest then remaining unpaid on this Term Note may be declared to be immediately due and payable as provided in the Financing Agreement.

Term Loans made by the Payee shall be evidenced by one or more records or accounts maintained by the Payee in the ordinary course of business. The Payee may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and all payments made on the Term Loans; provided that any failure of the Payee to make any such recordation or endorsement, or any error in any such recordation or endorsement, shall not affect the Obligations of the Borrower under this Term Note.
The Borrower hereby waives diligence, presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure on the part of the holder hereof to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
[This Term Note is issued in replacement and substitution for, and supersedes, that certain Term Note dated ________ made by the Borrower party thereto in favor of the Lender.]
THIS TERM NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5‑1401 AND 5‑1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.
LION OIL COMPANY, AN ARKANSAS CORPORATION
By:
Name:
Title:
By:
Name:
Title:

[Signature Page to Term Note]

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE
COMPLIANCE CERTIFICATE
Date: __________

To:	Fifth Third Bank, as Administrative Agent under, and the Lenders from time to time party thereto, the Second Amended and Restated Financing Agreement described below
This Compliance Certificate is furnished to the Administrative Agent pursuant to that certain Second Amended and Restated Financing Agreement (the “Financing Agreement”) dated as of May 14, 2015, by and among LION OIL COMPANY, an Arkansas corporation (the “Borrower”), each subsidiary of the Borrower that is a Guarantor party thereto, the Lenders party thereto, FIFTH THIRD BANK, as Administrative Agent (“Administrative Agent”) and Lead Collateral Agent, and BANK HAPOALIM B.M., as Designated Account Collateral Agent. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Financing Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected/appointed ____________ of the Borrower and in such capacity, I am providing this Compliance Certificate on behalf of the Borrower.
2.    I have reviewed the terms of the Financing Agreement and the other Loan Documents and I have made, or have caused to be made under my supervision, a detailed review of the conditions and operations of the Loan Parties during the accounting period covered by the attached financial statements with a view to determining whether the Loan Parties were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required thereby;
3.    The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;
4.    The financial statements required by Section 6.01 of the Financing Agreement and being furnished to you concurrently with this Compliance Certificate fairly represent in all material respects, the financial position of the Loan Parties as of the dates indicated and the results of their operations and cash flows for the periods indicated, in accordance with GAAP applied in a manner consistent with that of the

1

most recent audited financial statements of the Loan Parties furnished to the Administrative Agent, subject to normal year-end adjustments; and
5.    The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with the applicable clauses of Section 6.03 [and 6.02(f)]1 of the Financing Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Financing Agreement.
6.    The Schedule II hereto sets forth all Dispositions subject to Section 6.02(c)(ii)(I) that have occurred during or at the end of the accounting period from the date of the most recently-delivered Compliance Certificate until the date of this Compliance Certificate and from the Restatement Effective Date until the date of this Compliance Certificate.
Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Loan Parties have taken, are taking, or propose to take with respect to each such condition or event:

In the event of a conflict between the attached Schedule I and any certifications relating thereto and the Financing Agreement and related definitions used in calculating such covenants, the Financing Agreement and such related definitions shall govern and control. The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered as of the date first above written.
LION OIL COMPANY
By: ___________________________________
Name: ______________________________
Title: _______________________________
By: ___________________________________
Name: ______________________________
Title: _______________________________

1	Only to be included with Fiscal Year end Compliance Certificate.

2

SCHEDULE I
TO COMPLIANCE CERTIFICATE
LION OIL COMPANY
COMPLIANCE CALCULATIONS
FOR SECOND AMENDED AND RESTATED FINANCING AGREEMENT DATED AS OF MAY 14, 2015
CALCULATIONS AS OF _____________, _______

A. Loan to Collateral Requirement (Section 6.03(a))
1. Aggregate outstanding principal amount of Term Loan	$___________
2. Aggregate outstanding principal amount of Capitalized Lease Obligations (to the extent proceeds of such Capitalized Lease Obligations financed Specified Fixed Asset Collateral included in most recent Refinery Appraised Value)
$___________
3. Aggregate outstanding principal amount of purchase money indebtedness of Loan Parties (to the extent proceeds of such indebtedness financed Specified Fixed Asset Collateral included in most recent Refinery Appraised Value)
$___________
4. Aggregate outstanding principal amount of indebtedness incurred pursuant to the Platinum Consignment Agreement (to the extent proceeds of such indebtedness financed Specified Fixed Asset Collateral included in most recent Refinery Appraised Value)
$___________
5. Sum of Line A1 to Line A4	$___________
6. Aggregate amount of Pledged Cash of Borrower and its Subsidiaries	$___________
7. Line A5 minus Line A6 (“Net Senior Secured Debt”)	$___________
8. Adjusted Collateral Value as calculated on Exhibit A hereto	$___________
9. Line A7 shall not exceed Line A8
10. The Borrower is in compliance (circle yes or no)	yes/no

1

B. Liquidity (Section 6.03(b))[1]
1. Unrestricted Cash	$___________
2. Line B1 must exceed $25,000,000
3. The Borrower is in compliance (circle yes or no)	yes/no

C. Coverage Trigger Event (Section 6.03(c))
1. Net Senior Secured Debt as calculated on Line A7 hereof	$___________
2. Adjusted Collateral Value as calculated on Exhibit A hereto	$___________
3. 80% of Line C2	$___________
4. Line C1 shall not be equal to or exceed Line C3
5. The Borrower is in compliance (circle yes or no)	yes/no

D. Springing Fixed Charge Coverage Ratio (Section 6.03(c)) 2 3
1. Consolidated Net Income for past 12 months	$___________
2. Gains or losses from sale, exchange or other Disposition of property or assets not in the ordinary course of business and related tax effects for past 12 months	$___________
3. Gains or losses from the sale or exchange or other Disposition of property or assets included in Growth Capital Expenditure not necessary for the business of the Loan Parties and related tax effects for past 12 months
$___________
4. Extraordinary gains or losses and unusual or non-recurring gains or income (or losses and expenses) and related tax effects for past 12 months	$___________
5. With respect to Borrower, Consolidated Net Income from the MLP, to the extent cash distributions have not been made for past 12 months	$___________
6. Sum of Lines D2, D3, D4, and D5	$___________

[1] Only to be tested quarterly
[2] Only to be calculated after delivery of any Trigger Event Notice until the occurence of a Trigger Cancellation Event with respect to such notice.
[3] Calculations determined on the basis of such 12 consecutive fiscal months of the Borrower for which financial statements have been furnished to the Administrative Agent pursuant to Sections 6.01(a)(i) and (ii).

2

7. Line D1 minus Line D6	$___________
8. Income taxes for past 12 months	$___________
9. Interest Expense for past 12 months (less interest income)	$___________
10. Depreciation and amortization expense for past 12 months	$___________
11. Amortization of intangibles and organization costs for past 12 months	$___________
12. Non cash losses/expenses included or deducted in calculating Consolidated Net Income (except (i) accrual of a reserve of cash for future expenditure or (ii) relating to a write-down, write-off or reserve with respect to accounts and inventory) for past 12 months
$___________
13. Sum of Lines D7, D8, D9, D10, D11, and D12	$___________
14. Capital Expenditures not financed with Indebtedness for past 12 months	$___________
15. Income taxes paid in cash for past 12 months	$___________
16. Sum of Lines D14 and D15	$___________
17. Line D13 minus Line D16	$___________
18. Scheduled Principal Payments for past 12 months	$___________
19. Cash portion of Interest Expense (less the cash portion of interest income) for past 12 months	$___________
20. Sum of Lines D18 and D19	$___________
21. Ratio of Line D17 to Line D20
22. Line D21 ratio must not exceed	1.25:1.0
23. The Borrower is in compliance (circle yes or no)	yes/no

E. Growth Capital Expenditure Limitation (Section 6.02(f)) [4]
1. Growth Capital Expenditure for prior Fiscal Year	$___________
2. Line E1 must not exceed $30,000,000 plus any carried forward amounts from prior Fiscal Years
3. The Borrower is in compliance (circle yes or no)	yes/no

[4] Only to be included with Fiscal Year end Compliance Certificate

3

EXHIBIT A TO SCHEDULE I
TO COMPLIANCE CERTIFICATE

ADJUSTED COLLATERAL VALUE

(a) Refinery Appraised Value
1. Refinery Appraised Value	$___________
2. 80% of Line (a)(1)	$___________

(b) Alon Stock Collateral that is not Alon Marketable Stock [1]
1. Average Market Value of one share of Alon Marketable Stock for past 30 days	$___________
2. Number of shares of Alon Stock Collateral that is not Alon Marketable Stock	___________
3. Line (b)(1) multiplied by Line (b)(2)	$___________
4. 35% of Line (b)(3)	$___________

(c) Alon Marketable Stock [2]
1. Number of shares of Alon Stock Collateral that is all or a portion of the Alon Marketable Stock	___________
2. Line (b)(1) multiplied by Line (c)(1)	$___________
3. 50% of Line (c)(2)	$___________

(d) MLP Subordinated Units
1. Average Market Value of one MLP Listed Unit for past 30 days	$___________
2. Number of MLP Subordinated Units that are included in MLP Equity Collateral	___________
3. Line (d)(1) multiplied by Line (d)(2)	$___________
4. 35% of Line (d)(3)	$___________

1 If no Alon Stock is Alon Marketable Stock, this clause is not included in Adjusted Collateral Value
2 If no Alon Stock is Alon Marketable Stock, this clause is not included in Adjusted Collateral Value

1

(e) MLP Common Units
1. Number of MLP Common Units that are included in MLP Equity Collateral	___________
2. Line (d)(1) multiplied by Line (e)(1)	$___________
3. 50% of Line (e)(2)	$___________
(f) Alon Stock Appraised Value	$___________
1. Alon Stock Appraised Value	$___________
2. 35% of Line (f)(1)	$___________
(g) Adjusted Collateral Value
1. Sum of Lines (a)(2), (b)(4), (c)(3), (d)(4), (e)(3), and, if applicable, (f)(2) (“Adjusted Collateral Value”)	$___________

[3] Only to be included if no Alon Stock is Alon Marketable Stock.

2

SCHEDULE II
TO COMPLIANCE CERTIFICATE
LION OIL COMPANY
DISPOSITIONS PURSUANT TO SECTION 6.02(C)(II) OF
THE SECOND AMENDED AND RESTATED FINANCING AGREEMENT DATED AS OF MAY [__], 2015

EXHIBIT F
FORM OF JOINDER AGREEMENT
______________, ___
FIFTH THIRD BANK, as Administrative Agent and Lead Collateral Agent to the Second Amended and Restated Financing Agreement, dated as of May 14, 2015, by and among LION OIL COMPANY, as Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent, and BANK HAPOALIM B.M., as Designated Account Collateral Agent (as extended, renewed, amended or restated, modified, amended or supplemented from time to time, the “Financing Agreement”)
Ladies and Gentlemen:
Reference is made to the Financing Agreement described above. Terms not defined herein which are defined in the Financing Agreement shall have the meaning provided therein.
The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a Guarantor for all purposes of the Financing Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Article 5 of the Financing Agreement are true and correct (or in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as to the undersigned to the extent applicable to it as of the date hereof and the undersigned shall comply with each of the covenants set forth in Article 6 of the Financing Agreement applicable to it.
Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Financing Agreement, including without limitation Article X thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.
The undersigned acknowledges that this Joinder Agreement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent and countersigned by the Administrative Agent, and it shall not be necessary for any other Agent Party, any Lender, or any of their Affiliates entitled to the benefits hereof, to execute this Joinder Agreement or any other acceptance hereof. This Joinder Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of law provisions (other than Sections 5‑1401 and 5‑1402 of the New York General Obligations law).

Very truly yours,
[NAME OF GUARANTOR]
By:
Name:
Title:
By:
Name:
Title:

Acknowledged and Agreed

FIFTH THIRD BANK, as Administrative Agent

By: ____________________________________
Name: _______________________________
Title: ________________________________

[Signature Page to Joinder Agreement]